                                                                    Exhibit 10.3

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                      LEASE DATED AS OF NOVEMBER 22, 1999

                                 BY AND BETWEEN

                    THE RECTOR, CHURCH-WARDENS AND VESTRYMEN

             OF TRINITY CHURCH IN THE CITY OF NEW YORK, AS LANDLORD

                                       AND

                       STARMEDIA NETWORK, INC., AS TENANT

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                         Entire Eighth and Ninth Floors
                                One Hudson Square
                               New York, New York

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                Parish of Trinity Church in the City of New York
                             Real Estate Department
                                74 Trinity Place
                          New York, New York 10006-2088

                                TABLE OF CONTENTS

ARTICLE ONE
           TERM; RENT; FREE RENT.............................................(1)

ARTICLE TWO
           USE...............................................................(3)

ARTICLE THREE
           REPAIRS; NOISE AND VIBRATION......................................(4)

ARTICLE FOUR
           ALTERATIONS AND FIXTURES..........................................(6)

ARTICLE FIVE
           COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS................(9)

ARTICLE SIX
           RULES AND REGULATIONS ...........................................(10)

ARTICLE SEVEN
           PLATE GLASS......................................................(10)

ARTICLE EIGHT
           CARE OF SIDEWALKS................................................(10)

ARTICLE NINE
           LANDLORD'S ACCESS TO THE PREMISES................................(10)

ARTICLE TEN
           ELECTRIC CURRENT.................................................(11)

ARTICLE ELEVEN
           CONDEMNATION.....................................................(13)

ARTICLE TWELVE
           MECHANIC'S LIENS.................................................(14)

ARTICLE THIRTEEN
           SUBORDINATION....................................................(14)

ARTICLE FOURTEEN
           CERTIFICATE OF OCCUPANCY.........................................(16)

ARTICLE FIFTEEN
           VAULTS...........................................................(19)

ARTICLE SIXTEEN
           FIRE AND OTHER CASUALTY .........................................(19)

ARTICLE SEVENTEEN
           CHANGE IN USE OF PREMISES, SUBLETTING AND ASSIGNMENT.............(21)

ARTICLE EIGHTEEN
           WAIVER AND SURRENDER; REMEDIES CUMULATIVE........................(28)

ARTICLE NINETEEN
           NO REPRESENTATIONS AS TO PREMISES, CERTIFICATE OF
           OCCUPANCY AND USE................................................(28)

ARTICLE TWENTY
           LIMITATION OF LANDLORD'S LIABILITY...............................(29)

ARTICLE TWENTY-ONE
           INDEMNITY BY TENANT..............................................(30)

ARTICLE TWENTY-TWO
           NOTICES..........................................................(31)

ARTICLE TWENTY-THREE
           INSOLVENCY.......................................................(31)

ARTICLE TWENTY-FOUR
           REMEDIES OF THE LANDLORD ON DEFAULT IN PERFORMANCE
           BY THE TENANT....................................................(32)

ARTICLE TWENTY-FIVE
           DEFAULT..........................................................(33)

ARTICLE TWENTY-SIX
           REMEDIES AND DAMAGES.............................................(34)

ARTICLE TWENTY-SEVEN
          SURRENDER AT EXPIRATION...........................................(36)

ARTICLE TWENTY-EIGHT
          QUIET ENJOYMENT...................................................(37)

ARTICLE TWENTY-NINE
           SECURITY DEPOSIT.................................................(37)

ARTICLE THIRTY
           REAL ESTATE TAX AND EXPENSE ESCALATION...........................(39)

ARTICLE THIRTY-ONE
           SERVICES; AIR-CONDITIONING.......................................(41)

ARTICLE THIRTY-TWO
           INSURANCE........................................................(44)

ARTICLE THIRTY-THREE
           DEFAULT UNDER OTHER LEASES.......................................(45)

ARTICLE THIRTY-FOUR
           WORK TO BE DONE BY LANDLORD......................................(45)

ARTICLE THIRTY-FIVE
           CONSENT TO JURISDICTION..........................................(46)

ARTICLE THIRTY-SIX
           TENANT LIABILITY.................................................(46)

ARTICLE THIRTY-SEVEN
           ADJACENT EXCAVATION-SHORING......................................(47)

ARTICLE THIRTY-EIGHT
           FAILURE TO GIVE POSSESSION.......................................(47)

ARTICLE THIRTY-NINE
           BROKER...........................................................(47)

ARTICLE FORTY
           RENT RESTRICTIONS................................................(47)

ARTICLE FORTY-ONE
           CERTIFICATES BY TENANT...........................................(47)

ARTICLE FORTY-TWO
           RESTRICTIONS ON TENANT'S USE.....................................(48)

ARTICLE FORTY-THREE
           HAZARDOUS MATERIALS..............................................(48)

ARTICLE FORTY-FOUR
           MISCELLANEOUS....................................................(49)

ARTICLE FORTY-FIVE
           CONSTRUCTION OF OFFICE IMPROVEMENTS..............................(49)

ARTICLE FORTY-SIX
           RENEWAL OPTION...................................................(51)

ARTICLE FORTY-SEVEN
           TENANT'S OPTION TO EXPAND........................................(53)

ARTICLE FORTY-EIGHT
           ANTENNA INSTALLATION  ...........................................(54)

ARTICLE FORTY-NINE
           USE OF SETBACK...................................................(56)

ARTICLE FIFTY
           SIGNAGE..........................................................(57)

ARTICLE FIFTY-ONE
           DATA CENTER AND UNINTERRUPTED POWER SUPPLY SYSTEM................(58)

ARTICLE FIFTY-TWO
           ADDITION OF SEVENTH FLOOR SPACE..................................(59)


                             SCHEDULES AND EXHIBITS

SCHEDULE ARULES AND REGULATIONS..............................................(i)

SCHEDULE BCLEANING SPECIFICATIONS ...........................................(v)


EXHIBIT A - FLOOR PLANS

           A-1       Eighth Floor

                     A-1a - Eighth Floor Existing Conditions

                     A-1b - Eighth Floor Proposed Conditions
                     (as will exist following building renovations)

           A-2       Ninth Floor

                     A-2a - Ninth Floor Existing Conditions

                     A-2b - Ninth Floor Proposed Conditions
                     (as will exist following building renovations)

           A-3       Eighth Floor Setback

EXHIBIT B - EXPENSE ESCALATION

EXHIBIT C - WORK LETTER

           C-1       Elevator Bank Floor Plan

EXHIBIT D - EXPANSION LEASES

EXHIBIT E - SEVENTH FLOOR PREMISES

           E-1       Schedule of Seventh Floor Spaces

           E-2       Floor Plan of Seventh Floor Spaces

                     E-2a - Seventh Floor Existing Conditions

                     E-2b - Seventh Floor Proposed Conditions
                     (as will exist when Tenant leases entire Seventh Floor)

EXHIBIT F - APPROVED SUBCONTRACTORS

EXHIBIT G - ROOF AREA

EXHIBIT H - PROHIBITED NAMES

EXHIBIT I - TELECOMMUNICATIONS PROVIDERS

THIS LEASE made this 22nd day of November, 1999 between THE RECTOR, CHURCH-WARDENS AND VESTRYMEN OF TRINITY CHURCH IN THE CITY OF NEW YORK, a religious corporation (hereafter referred to as "the Landlord"), having its offices at 74 Trinity Place, Borough of Manhattan, City, County and State of New York, and STARMEDIA NETWORK, INC., (hereafter referred to as "the Tenant"), a Delaware corporation, having an address at 200 Hudson Street, New York, NY 10013-1807.

                              W I T N E S S E T H :

      That the Landlord hereby lets and leases to the Tenant, and the Tenant hereby takes and hires from the Landlord, the following described space: the entire eighth and ninth floors and the setback area outside the eighth floor (such space is hereafter referred to as "the premises" and shown, both prior to and after the building renovations, as the cross-hatched area, on Exhibits A-1a, A-1b, A-2a, A-2b and A-3 annexed hereto) in the building known by street number as One Hudson Square (a/k/a 75 Varick Street) in the Borough of Manhattan, City, County and State of New York (hereafter referred to as "the building"), with the privilege to the Tenant of using (subject to such reasonable rules and regulations as the Landlord shall from time to time prescribe) the necessary entrances and appurtenances to the premises, reserving to the Landlord all other portions of the building not herein specifically demised. This letting is upon the following covenants and conditions, each and every one of which the Tenant covenants and agrees with the Landlord to keep and perform, and the Tenant agrees that the covenants herein contained on the part of the Tenant to be performed, shall be deemed conditional limitations, as well as covenants and conditions.

                                   ARTICLE ONE
                              TERM; RENT; FREE RENT

      (a) The term shall commence as of the date hereof, at noon Standard Time (the "Commencement Date"), and shall expire as of midnight on the last day of the month in which occurs the twelfth (12th) anniversary of the Commencement Date, (or until such term shall sooner cease and expire or be terminated as hereinafter provided) (the "Expiration Date"; the Expiration Date being subject to adjustments as set forth in paragraph (i) hereof), at an annual rent ( the "fixed rent") of:

      (i) During the period commencing on the Commencement Date and ending on the day immediately preceding the third anniversary of the Rent Commencement Date (as such term is hereinafter defined in paragraph (g)), the fixed rent shall be Three Million, Four Hundred Twenty-seven Thousand, Three Hundred Twenty-five and 00/100 Dollars ($3,427,325.00), payable in equal monthly installments of Two Hundred Eighty-five Thousand, Six Hundred Ten and 42/100 Dollars ($285,610.42); and

      (ii) During the period commencing on the third anniversary of the Rent Commencement Date and ending on the day immediately preceding the sixth anniversary of the Rent Commencement Date, the fixed rent shall be Four Million, One Hundred Twelve Thousand, Seven Hundred Ninety and 00/100 Dollars ($4,112,790.00), payable in equal monthly installments of Three Hundred Forty-two Thousand, Seven Hundred Thirty-two and 50/100 Dollars ($342,732.50); and

      (iii) During the period commencing on the sixth anniversary of the Rent Commencement Date and ending on the Expiration Date, the fixed rent shall be Four Million, Five Hundred Twenty-four Thousand, sixty-nine and 00/100 Dollars ($4,524,069.00) Dollars, payable in equal monthly installments of Three Hundred Seventy-seven Thousand, Five and 75/100 Dollars ($377,005.75).

      (b) Fixed rent shall be payable in advance on the first day of each month during the term of this lease at the offices of the Landlord or at such other place as the Landlord may designate in writing. The Tenant shall pay the fixed rent without demand therefor and without any set-off, deduction, abatement or offset whatsoever, except as may otherwise be expressly provided under this lease, and except that the Tenant shall pay the first monthly installment of fixed rent upon the execution of this lease. If the Commencement Date or Expiration Date occurs on a day other than the first day of a calendar month, the fixed rent for such calendar month shall be pro-rated based on the number of days in the month. All rent payments shall be paid in lawful money of the United States of America, which shall be legal tender in payment of any debts and dues, public and private, at the time of payment by good and sufficient check subject to collection and drawn on a New York City bank or trust company which is a member of the New York Clearinghouse Association.

      (c) All sums and charges other than fixed rent due and payable by the Tenant pursuant to this lease, including, without limitation, charges for electricity (as defined in Article TEN), escalation charges (as defined in Article THIRTY) and late charges assessed pursuant to this lease are called "additional rent". All regularly recurring items of additional rent, including, without limitation, escalation charges which are payable on a monthly basis pursuant to the provisions of Article THIRTY, shall be due and payable together with the fixed rent on the first day of each month during the term of this lease. All other items of additional rent shall be paid to the Landlord within ten days after delivery of a notice or demand therefor, unless otherwise set forth herein. Fixed rent and additional rent are collectively referred to herein as "rent". The failure of the Tenant to make any payment of additional rent shall entitle the Landlord to exercise all of the rights and remedies provided herein for the non-payment of fixed rent.

      (d) If at the Commencement Date, the Tenant is in default in the payment of rent to the Landlord beyond the expiration of any applicable notice and cure period pursuant to the terms of any other or any prior lease with the Landlord, or with a predecessor in interest of the Landlord, the Landlord may, at its option and without notice thereof to the Tenant, add the amount of such arrears to any monthly installments of rent due under this lease and the same shall be payable to the Landlord as additional rent.

      (e) If any installment of rent shall not be paid within ten (10) days following the date on which the same shall be due and payable pursuant to this lease then, in addition to, and without waiving or releasing any other rights and remedies of the Landlord, the Tenant shall pay to the Landlord a late charge of one and one-half (1 1/2%) percent per month computed (on the basis of a 30-day month) from the date on which each such installment became due and payable to the date of payment of the installment on the amount of each such installment or installments, as liquidated damages for the Tenant's failure to make prompt payment, and the same may be collected on demand.

      (f) In the event any check issued by the Tenant is dishonored for any reason, the Tenant shall submit a replacement check within five (5 ) days following notice from the Landlord that the check was dishonored. Tenant's failure to submit a replacement check within such time period shall constitute an Event of Default under this lease.

      (g) Notwithstanding the foregoing, provided no Event of Default shall have occurred prior to December 31, 2003, which Event of Default results in the commencement of a non-payment or holdover summary proceeding in which the Landlord prevails, the Tenant shall not be required to pay fixed rent for the premises with respect to the premises during the following periods:

      (i) during the period of the term of this lease commencing on the Commencement Date and ending on April 30, 2000 (May 1, 2000 being defined as the "Rent Commencement Date"); and

      (ii) during the period of the term of this lease commencing on May 1, 2001 and ending on August 31, 2001.

      During such abatement period the Tenant shall pay all other amounts due under this lease for the premises including, but not limited to, any additional rent which may be payable pursuant to Article THIRTY of this lease and any service charges for electric current, and overtime elevator, air-conditioning or heat services. Upon the occurrence of an Event of Default, which, as aforesaid results in the commencement of a non-payment or holdover summary proceeding in which the Landlord prevails, the fixed rent at the monthly rate set forth in this lease shall be payable during the


                                      (2)
period in which the Tenant would otherwise be entitled to the use of the premises free of fixed rent. Any such rent payment shall be paid within five days after demand therefore and shall constitute additional rent under this lease.

      (h) In the event that (a) (i) Landlord fails to complete the work described in paragraph A of Exhibit C attached hereto by the date(s) set forth therein, except with respect to item 11 with respect to the conversion of the elevator banks, for which the applicable date for purposes of determining delay in the Rent Commencement Date shall be July 1, 2001 (subject to the provisions of Article THIRTY-FOUR with respect to such elevator conversion work only), or
(ii) the Tenant is unable to obtain requisite permits to commence the Tenant's Initial Improvements or thereafter is unable to proceed with the construction or completion of Tenant's Initial Improvements, in either case due to the Landlord's failure to remedy violations for which Landlord is responsible pursuant to Article FOUR (f), or (iii) if the Tenant's contractors are unable to obtain requisite work permits for the reasons set forth in Article FOURTEEN (b), or (iv) if no freight elevator (or passenger elevator in substitution thereof) is in service at the building when needed for delivery of supplies and materials in connection with the construction of Tenant's Initial Improvements (freight elevator service being available on a first-come, first-serve basis), or no elevator service is available to permit the Tenant's contractors access to any floor of the premises, and (b) the conditions set forth in the preceding clauses
(i)-(iv) result in an actual delay in both (y) Tenant's completion of its Initial Improvements and (z) Tenant's actual occupancy of the demised premises, then the Rent Commencement Date shall be delayed by one day for each day of delay in the completion of Landlord's work pursuant to clause (i), or the number of days that the Tenant was unable to obtain the requisite permits pursuant to clauses (ii) or (iii), or the number of days elevators were not in service pursuant to clause (iv), but in no event longer than the actual number of days that Tenant's occupancy is postponed by reason of such delay. If the Rent Commencement Date is delayed beyond the date specified in paragraph (g)(i) above, the parties shall enter into a written agreement confirming the Rent Commencement Date.

      Additionally, if the conversion of the elevator banks as set forth in paragraph (A)(11)of Exhibit C is delayed beyond September 30, 2000, the Tenant shall be entitled to an abatement in the payment of fixed rent for the period from October 1, 2000 through December 31, 2000 due hereunder in the sum of $25,000 for each month that the conversion is delayed. If such conversion is delayed beyond January 1, 2001, the Tenant shall be entitled to an abatement in the payment of fixed rent for the period from January 1, 2001 through June 30, 2001, in the sum of $50,000 for each month that the conversion is delayed. If the conversion occurs during a month, the abatement shall be pro-rated for such month. If such conversion is delayed beyond July 1, 2001, the provisions of the immediately preceding paragraph shall thereafter apply.

      (i) The Tenant acknowledges that a portion of the 9th Floor Space is located beneath a printing company located on the 10th floor of the building ("Aldine") and shall be subject to noise and vibration as a result of such printing operations until such time as Aldine vacates such premises (such portion of the 9th Floor Space being hereinafter referred to as the "Aldine Space"). The Landlord represents that the stated expiration date in its lease with Aldine is February 28, 2003, and that it shall not renew the Aldine lease beyond the stated expiration date thereof. Tenant accept the 9th Floor Space subject to the noise and vibrations and shall not be entitled to any abatement or reduction in the rent set forth in this Article as a result thereof, except that, for the period ending on the sooner of the date Aldine vacates its premises on the 10th floor of the building or ceases its printing operations and uses is premises for office use or similar purposes which do not produce the noise and vibration currently being produced, the fixed rent set forth in paragraph (a)(i) above shall be reduced by $11,666.67 per month.

      (j) If the Rent Commencement Date is delayed beyond May 1, 2000 in accordance with the provisions of paragraph (h) above, the Expiration Date shall be extended by the same number of days as the Rent Commencement Date is delayed beyond May 1, 2000.

                                   ARTICLE TWO
                                       USE


                                      (3)

      (a) The Tenant shall use the premises only for executive and general offices, and, subject to compliance by the Tenant with all applicable laws, rules and regulations, the following uses, provided they are incidental and ancillary to the use of the premises by the Tenant as offices: (i) an audio visual production studio and (ii) a data center. Such ancillary uses shall be exclusively for the use of the Tenant's employees and their guests and business invitees, and not for the general public. The use of the audio visual production studio shall not be of such nature as to require the issuance of a public assembly permit or permit of a similar type.

      (b) If any portion of the premises consists of basement space, such portion shall be used only for storage purposes or installations of the Tank in accordance with Article FIFTY-ONE.

      (c) No auction sale and no other sale of all or substantially all of the Tenant's property, stock, fixtures and machinery, except a sale made in connection with an assignment of this lease to another tenant for which the Landlord's consent shall have been obtained shall be held at the premises unless the provisions of Article THIRTY-ONE (g) of this lease shall have been complied with.

                                  ARTICLE THREE
                          REPAIRS; NOISE AND VIBRATION

      (a) The Tenant shall take good care of the premises and the fixtures, appurtenances, equipment and facilities therein and shall make, as and when needed, all repairs in the premises required to keep them in good order and condition; such repairs to be equal in quality to the original work. Except as set forth herein, the Tenant shall not be obligated for structural or exterior repairs to the building or for repairs to the systems and facilities of the building for the use or service of tenants generally, except where structural or exterior repairs or repairs to such systems and facilities are made necessary by reason of one or more of the occurrences described below in clauses (i) through
(iv) of this Article THREE (a), and further provided that the Tenant shall be obligated to maintain in good order and condition such portions of the fixtures, appurtenances, equipment and facilities located in and serving any portion of the premises up to the point of such systems are connected to the main risers, conduit or disconnect switch, as the case may be. All repairs for which the Tenant is responsible pursuant to this Article shall be made by a contractor reasonably approved by the Landlord, which approval shall not be unreasonably withheld or delayed. Should the Tenant fail to repair any condition in or about the premises or the fixtures, appurtenances, equipment and facilities therein which is of such a nature that its neglect would result in damage or danger to the building, its fixtures, appurtenances, facilities and equipment, or to its occupants (of which Landlord's reasonable judgment shall be conclusive) or, in the case of repairs of any other nature, should the Tenant have failed to make the required repairs within ten days after notice from the Landlord of the condition requiring repair, or, if the repairs are of such nature that they cannot be completed with such ten-day period, if the Tenant shall have failed to have begun in good faith, the work necessary to make them within such ten-day period after notice from the Landlord of the condition requiring repair, the Landlord may, in any such instance, immediately enter the premises and make the required repairs at the expense of the Tenant. The Landlord may make, at the expense of the Tenant, any repairs to the building or to its fixtures, appurtenances, facilities or equipment, whether of a structural or any other nature, which are required by reason of damage or injury due (i) to the negligence or breach of any term of this lease beyond applicable cure periods by the Tenant or its employees, agents, licensees or visitors; (ii) to the moving into or out of the building, of property being delivered to the Tenant or taken from the premises by or on behalf of the Tenant; (iii) to the installation, repair or removal, use or operation of the property of the Tenant in the premises; or (iv) to the faulty operation of any machinery, equipment, or facility installed in the premises by or for the Tenant. The Tenant will pay the cost of any repairs made by the Landlord pursuant to this paragraph within ten days after presentation of bills therefor, or the Landlord may, at its option, add such amounts to any installment or installments of rent due under this lease and collect the same as additional rent. The liability of the Tenant under this Article THREE shall survive the expiration or other termination of this lease.

           (b) Except to the extent hereinabove set forth, and subject to the provisions of Article SIXTEEN, the Landlord shall maintain in working order and repair the exterior and the structural portions of the building, including the structural


                                      (4)
portions of the premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems, (excluding all ductwork, diffusers, thermostat controls and any other part of the ventilating system located outside of the machine room, if any, on the floor) serving the premises, it being agreed that the Landlord shall not be obligated to install such systems to the extent they do not presently exist in the building, except as may be otherwise specified in the Work Letter annexed hereto as Exhibit C or as otherwise expressly provided in this lease. The Landlord shall maintain the radiators and piping currently located in the premises, except that the Tenant shall be responsible for any repairs required to be made to the system by reason of any alterations performed by the Tenant or any of the occurrences described in clauses (i) through (iv) in paragraph (a) above. Upon becoming aware of the need for any such repair or maintenance, the Landlord will commence promptly to make such repair or maintenance and use reasonable commercial efforts (i) to complete such repair or maintenance as quickly as practicable and (ii) in a manner which minimizes interference with the Tenant's business operations. Notwithstanding the foregoing, if there is an interruption in the provision of electricity (provided Landlord is supplying electricity pursuant to the provisions of Article TEN), heat or elevator service to the premises, the Landlord shall utilize overtime or premium labor to restore the provision of electricity and heat, as well as the operation of at least three passenger elevators and one freight elevator serving the premises. The Tenant shall give prompt notice of any defective condition in the premises for which the Landlord may be responsible hereunder. There shall be no allowance to the Tenant for diminution in rental value and no liability on the part of the Landlord by reason of inconvenience, annoyance or injury to business arising from the Landlord or others making repairs, alterations, additions or improvements in or to any portion of the building or the premises or in and to the fixtures, appurtenances or equipment thereof. Subject to the provisions of Articles THREE and FOURTEEN, it is specifically agreed that the Tenant shall not be entitled to any set off or reduction of rent by reason of any failure of the Landlord to comply with the provisions of this or any other Article of the lease. Subject to the provisions of Articles ELEVEN and SIXTEEN hereof, in the event of any interruption in the services required to be provided hereunder by the Landlord to the Tenant, including, without limitation, electricity, water, elevator service, heat or air-conditioning, or the Landlord's failure to make repairs to the premises as required herein, in each case other than as a result of the delays of the sort described in Article THIRTY-FOUR, which shall continue for a period of ten (10) consecutive business days, and such interruption or failure, as the case may be, materially interferes with the intended use of the premises, the Tenant shall be entitled to an equitable abatement of the fixed rent and additional rent payable hereunder from and after the eleventh day of such interruption, and if such interruption or failure renders the premises totally untenantable for the conduct of the Tenant's business, the Tenant shall be entitled to an abatement of all fixed and additional rent payable hereunder from and after the eleventh day of such interruption and continuing for the period that the premises remain untenantable and the Tenant does not, in fact, occupy the premises for the regular conduct of its business. The abatement provisions of this Article THREE shall not apply with respect to any interruption unless and until the Tenant has given notice thereof to the Landlord, and, as aforesaid, shall be subject to the provisions of Articles ELEVEN and SIXTEEN hereof.

      (c) During the term of the lease, the Tenant may advise the Landlord that it wants to switch from the heating system currently located in the premises to the new heating system being installed by the Landlord as part of the building upgrade. The Landlord shall switch such service to the new system as promptly as reasonably possible, at the Landlord's expense. The Tenant shall provide the Landlord with access to the premises during Business Hours on Business Days to perform such work and shall provide unobstructed access to all portions of the premises as may be necessary to perform the work required to be performed pursuant to this paragraph (c). Once the new heating system becomes operational in the premises, the Landlord shall remove the existing radiators and pipes which had been previously supplying steam to the premises by cutting such pipes flush to the floor, wall and ceiling, as appropriate, and patching the holes caused by such removal, as necessary. After the new heating system becomes operational, the Landlord shall maintain the new heating system, except that the Tenant shall be responsible for any repairs required to be made to the system by reason of any alterations performed by the Tenant or any of the occurrences described in clauses (i) through (iv) in paragraph (a) above.


                                      (5)

      (d) Tenant shall not install or maintain equipment, machinery or manufacturing equipment of any description in the premises, the operation of which produces noise or vibration which is transmitted beyond the premises. If the Tenant does install such equipment or machinery and the Landlord deems it necessary that the noise or vibration of such machinery or equipment be diminished, eliminated, prevented or confined to the premises, the Landlord may, at its election, give written notice to the Tenant, requiring either (i) that the Tenant immediately remove said equipment from the premises or (ii) that the Tenant provide and install rubber or other approved settings for absorbing, preventing or decreasing the noise or vibration of such machinery or equipment within fifteen days. The reasonable judgment of the Landlord of the necessity of such installation shall be conclusive, and the installation shall be made in such manner and of such material as the Landlord may reasonably direct. Should the Tenant fail to comply with such request within fifteen days, the Landlord may do the work necessary to absorb, prevent or decrease the noise or vibration of such machinery or equipment and the Tenant will pay to the Landlord the cost of such work within five days after demand or such cost may, at the option of the Landlord, be added to any installment or installments of rent under this lease and shall be payable by the Tenant as additional rent.

                                  ARTICLE FOUR
                            ALTERATIONS AND FIXTURES

      (a) The Tenant shall not make any alteration, addition or improvement in or upon the premises, nor incur any expense therefor, without having first obtained the written consent of the Landlord therefor. The Tenant shall not be required to obtain the Landlord's consent for alterations, additions or improvements which are decorative in nature, such as painting or carpeting (although the Tenant shall give the Landlord prior written notice of the performance of such work). If the Tenant shall desire to make alterations, additions or improvements to fit out the premises for the Tenant's use which will not affect the exterior of the building or adversely affect the structure of the building or the operation of any of the systems or facilities of the building for the use of any tenant or violate the requirements of government hereafter referred to, the Landlord's approval will not be unreasonably withheld or delayed. In no event shall the Tenant make any alteration at any time when an Event of Default is outstanding. Any and all alterations may be made only subject to and in compliance with the following, as well as all other reasonable rules and regulations promulgated by the Landlord with respect to the performance of alterations:

      (i) Prior to the commencement of any alteration, the Tenant shall, except in an emergency, give notice to Landlord for all alterations and shall obtain the Landlord's prior approval of the licensed architect and/or licensed professional engineer and the contractors and/or mechanics selected by the Tenant, which approval shall not be unreasonably withheld or delayed. The Tenant shall obtain the Landlord's prior written approval of detailed plans and specifications prepared by the approved architect and/or engineer and reimburse the Landlord for its reasonable out-of-pocket expenses in reviewing such plans and specifications; and no alterations shall be made except as are in all material respects in accordance with such plans and specifications or any approved changes thereto. The Landlord agrees to respond to the Tenant's request for approval of plans and specifications within fifteen (15) business days following the Landlord's receipt of the items referred to in this paragraph (a)(i) for those plans which are sent for outside review and within five (5) business days following the Landlord's receipt of such items for those plans which are reviewed "in house" by the Landlord. If the Landlord fails to timely respond, and such failure to respond continues for more than five (5) business days following the Landlord's receipt of a notice from the Tenant that the Landlord's failure to respond to the Tenant's request shall result in the plans and specifications being deemed approved by the Landlord, then the Landlord's failure to respond within such five (5) business day period shall constitute the Landlord's approval of such plans and specifications. If requested by the Landlord, the Tenant shall submit a copy of the general contractor's contract or other contract for the alterations which shall show the cost thereof. Notwithstanding anything to the contrary contained in this subparagraph
      (i), in connection with Tenant's Initial Improvements (as defined in Article Forty-Five), there shall be no charge for reviewing Tenant's plans and specifications, except that in connection with the installation of any interior staircase or staircases or similar alteration affecting the


                                      (6)
      structure of the building ("Major Structural Alteration"), Tenant shall be responsible for paying the reasonable out-of-pocket costs incurred by Landlord in engaging a structural engineer or similar professional to review Tenant's plans and specifications for such Major Structural Alteration. The Landlord approves the subcontractors set forth on Exhibit F annexed hereto for the Tenant's Initial Improvements.

      (ii) No alteration shall be commenced until the Tenant shall have obtained and paid for all required permits and authorizations of any City, State or Federal governmental agency or any board, bureau, department or body thereof, having or asserting jurisdiction, copies of which shall be supplied to the Landlord.

      (iii) Prior to the commencement of any alteration, the Tenant shall submit to the Landlord duplicate original policies or certificates thereof of worker's compensation insurance covering all persons employed in connection with the work, and builder's all risk and comprehensive general public liability insurance in such amounts and with such companies as may be reasonably approved by the Landlord and such coverage shall be maintained until all such alterations have been completed. Such policies shall name the Landlord and any mortgagee or holder of any ground or underlying lease as additional named insureds.

      (iv) Upon completion of the alterations, the Tenant, at the Tenant's expense shall obtain certificates of final approval (unless the Tenant is unable to obtain such certificates due to the Landlord's failure to complete Landlord's C/O Work (as defined in Article FOURTEEN), in which case the Tenant shall obtain such final approval when same may legally be obtained) as may be required by any governmental agency, board, bureau, department or body thereof, and shall deliver such approvals to the Landlord, together with "as-built" plans and specifications for such alterations. In addition, one copy of final drawings shall be delivered to the Landlord in AutoCad, Release 14 format, either on a 3 1/2" disk or CD Rom, or such other format as shall from time to time be reasonably designated by the Landlord.

      (v) The cost of all alterations shall be paid when due so that the premises shall at all times be free of liens for labor and materials supplied or claimed to have been supplied to the premises and free from any encumbrances, or security interests.

      (vi) All alterations, additions or improvements shall be made and installed in a good and workmanlike manner and shall comply with all requirements, by law, regulation or rule, of the Federal, State and City Governments and all subdivisions and agencies thereof, and with the requirements of the New York Fire Insurance Exchange, New York Board of Fire Underwriters and all other bodies exercising similar functions, and shall conform to any particular requirements of the Landlord expressed in its consent for the making of any such alterations, additions, and improvements. The Landlord's review and approval of the Tenant's plans shall not constitute, nor be deemed to constitute a representation or agreement by the Landlord that such plans and specifications comply with such requirements. Such compliance shall be the sole responsibility of the Tenant.

      Any such work once begun shall be completed with all reasonable dispatch, but shall be done at such time and in such manner as not to unreasonably interfere with the occupancy of any other tenant or the progress of any work being performed by or on account of the Landlord. If requested to do so by the Tenant in connection with the Landlord's approval of any alteration, addition or improvement, the Landlord will advise the Tenant whether any Specialty Alterations (as hereinafter defined) will be required to be removed by the Tenant at the expiration or earlier termination of this lease or may remain upon the premises to become the property of the Landlord.

      (b) All alterations, additions or improvements, which may be made or installed in or upon the premises (whether made during or prior to the term of this lease or during the term of any prior lease of the premises by the Landlord, the Tenant or any previous tenant), except the furniture, trade fixtures, stock in trade, and like personal property of the Tenant, shall be conclusively deemed to be part of the freehold and the property of the Landlord, and shall remain upon the premises, and, upon the expiration or any termination of the term of this lease, shall be surrendered therewith as a part


                                      (7)
thereof, except for any Specialty Alterations which the Landlord advised the Tenant would have to be removed by the Tenant, at the Tenant's expense, upon the expiration or earlier termination of this lease. A "Specialty Alteration" shall mean an alteration which is in excess of standard office installations such as kitchens, cafeterias, vaults, sloping, terraced or raised floors, internal staircases, and other slab penetrations, fire suppression or uninterrupted power supply systems, generators, fuel tanks, dumbwaiters, decking on the Setback (as defined herein) as well as entrance(s) to the Setback from the eighth floor portion of the premises, and other improvements of a similar nature, provided, however, that with respect to any generator or fuel tank, notwithstanding any prior notice from the Landlord as to the removal of these items, the Landlord may give the Tenant notice by no later than four (4) months prior to the Expiration Date that it wishes such items to remain in the premises upon the expiration of the lease. Any alterations, additions, or improvements which are to be removed by the Tenant shall be removed by the Tenant at its own cost and expense at or prior to the expiration or termination of the term. The Tenant, at or prior to the expiration or any termination of the term of this lease shall, at its own expense, remove all its furniture, trade fixtures, stock in trade and like personal property. The Tenant shall restore and repair, at its own cost and expense, any damage or disfigurement of the premises occasioned by any removals required hereunder or remaining after such removals, so as to leave the premises in good order and condition. If any furniture, trade fixtures, stock in trade or other personal property of the Tenant shall not be removed at the expiration or any termination of this lease, the Landlord, at the Landlord's option, may treat the same as having been irrevocably abandoned, in which the Tenant shall have no further right, title or interest therein and the Landlord may remove the same from the premises, disposing of them in any way which the Landlord sees fit to do, and the Tenant shall, on demand, pay to the Landlord the reasonable, out-of-pocket expense incurred by the Landlord for the removal thereof, as well as the cost of any restoration of the premises above provided, if the Tenant fails to restore any damage caused by such removal. The Tenant's obligations under this subdivision (b) of this Article FOUR shall survive the expiration of this lease.

      (c) Subject to the provisions of Articles SIX, FOURTEEN and THIRTY-ONE, the Landlord may at any time during the term of this lease, change the arrangement or location of the entrance or passageways, doors and doorways, and the corridors, elevators, stairs, toilets or other parts of the building used by the public or in common by the Tenant and other tenants (including, without limitation, the conversion of elevators from a manually-operated to an automatic self-service basis) and may alter staffing of the building and the scale and manner of the operation thereof, provided that the services to which the Tenant is entitled as specified in this lease are not diminished and may alter the facilities, fixtures, appurtenances and equipment of the building as it may deem the same advisable, or as it may be required so to do by any governmental authority, law, rule or regulation. The Landlord may change the name, street number or designation by which the building is commonly known. Notwithstanding the foregoing, Landlord agrees that, during the term of this lease, it shall not name the building (i) after any company, the primary business of which is internet-related, whether or not such company is leasing more or less space than actually occupied by the Tenant pursuant to this lease, (ii) after any company, whether or not the primary business of such company is internet related, if, at such time, the company is leasing space in the building consisting of less square footage than the premises then being actually occupied by the Tenant pursuant to this lease, or (iii) after any company listed in the annexed Exhibit
H. For purposes of this paragraph, a company shall be deemed to be "internet-related" if its primary business is the provision of internet services to the general public, such as serving as a "portal" to other websites (an "Internet Company"). An Internet Company shall not include a company which uses the internet to sell goods or non-internet related services to the public, such as, e.g., a bookseller like Barnes & Noble or a telecommunications company like AT&T. In no event, however, shall the Landlord use the words or phrase ".com", "internet" or "on line" in the name of the building. For example, if the Landlord leases space to a division of a bookseller such as Barnes & Noble which engages in sales by computer, it may name the building after Barnes & Noble, but may not name the building "Barnes & Noble.com".

      (d) The Tenant shall not at any time prior to or during the term of this lease, directly or indirectly, employ or permit the employment of any contractor, mechanic or laborer in or about the premises, whether in connection with any alteration or improvement or the providing of any services or otherwise, if such employment would, in the judgment of the Landlord, disrupt, or interfere or


                                      (8)
cause any conflict with, any other contractors, mechanics, or laborers engaged by the Landlord or any other tenant in the building. In the event of any such disruption, interference or conflict, the Tenant, upon demand of the Landlord, shall immediately cause all contractors, mechanics or laborers causing such disruption, interference or conflict to leave the building, subject to the Tenant's reasonable contractual agreements which provide for a reasonable notice and cure period prior to invocation of any right to terminate such contract, which period shall not exceed ten (10) days.

      (e) The Tenant shall have the right to affix prominent signage in the elevator lobbies in the premises, signs in elevator lobbies of multi-tenanted floors shall be subject to the Landlord's prior written consent, which shall not be unreasonably withheld or delayed. If the Landlord installs a display panel in the passenger elevators in the building listing the tenants in the various floors, the Tenant shall be included in such display.

      (f) As an accommodation to the Tenant, the Landlord shall execute New York City Building Department form PW1 for each required discipline and TR1 for each required inspection upon receipt of the Tenant's plans for the Initial Improvements, so as to enable the Tenant to submit the plans for Building Department review simultaneously with review by the Landlord. Neither the Landlord's execution of these forms nor the submission of the plans to the Building Department shall be deemed to constitute the Landlord's approval of such plans, which plans shall be subject to the Landlord's consent in accordance with the provisions of this lease. If the Landlord requires that any revisions be made in the plans, the Tenant shall, after the Landlord's approval of such revision, promptly remit such revisions to the Building Department, and shall provide written evidence of such submission to the Landlord. In no event shall the Tenant commence or perform any alterations prior to (i) having received the Landlord's consent thereto, whether or not required permits have been issued for such alterations by the Building Department, or (ii) the issuance of any permits which were issued by the Building Department before its receipt and review of all revisions to the plans originally submitted. It shall be the sole responsibility of the Tenant to obtain all permits required in connection with the construction of the Initial Improvements, which reflect the plans as finally approved by the Landlord. If the Tenant is unable to obtain requisite permits either to commence Tenant's Initial Improvements, whether in the premises or the Seventh Floor Premises (as defined in Article FIFTY-TWO) or any Expansion Space (as defined in Article FORTY-SEVEN) or thereafter is unable to proceed with the construction or completion of Tenant's Initial Improvements, in either case, due to violations filed or entered against the premises or the building (except for violations resulting from the Tenant's acts in breach of this lease), the Landlord shall promptly remedy such violations.


                                      (9)

                                  ARTICLE FIVE
               COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS

      The Tenant shall promptly comply, at the Tenant's own expense, with all laws, ordinances, regulations and requirements now or hereinafter enacted, of the City, State and Federal Government, and all subdivisions and agencies thereof, and the New York Fire Insurance Exchange, the New York Board of Fire Underwriters, and of any fire insurance rating organization, and of all other departments, bureaus, officials, boards and commissions (the "Legal Requirements") with regard to the premises or the use thereof by the Tenant, and (if the premises are situated on the ground floor) the sidewalks adjoining the same in so far as such compliance is made necessary by the Tenant's use of the sidewalks, provided that the Tenant shall not be required to make alterations or additions to the premises, except where the same are required by reason of (i) the particular manner of Tenant's use of the premises, or particular method of operation in the premises (as opposed to general office use), (ii) the alterations performed in the premises by the Tenant, (iii) any cause or condition created by or on behalf of the Tenant, or (iv) a breach by the Tenant of any of the terms, covenants, provisions or conditions of this lease to be performed by the Tenant. The Tenant will not permit the maintenance of any nuisance upon the premises by its employees, licensees, contractors, visitors, undertenants or assigns or permit its employees, contractors, licensees, visitors, undertenants or assigns to do any illegal act therein, or in and about the building after notice thereof from the Landlord. If any such law, ordinance, regulation or requirement shall not be promptly complied with by the Tenant, then the Landlord may, at its option, enter upon the premises to comply therewith, and should any fine or penalty be imposed for failure to comply therewith or by reason of any such illegal act, the Tenant agrees that the Landlord may, at its option, pay such fine or penalty, which the Tenant agrees to repay to the Landlord, with interest from the date of payment, as additional rent.

                                   ARTICLE SIX
                              RULES AND REGULATIONS

      The Tenant and the Tenant's employees, and any other persons subject to the control of the Tenant, shall well and faithfully observe all the rules and regulations annexed hereto as Schedule A, and also any and all reasonable rules and regulations affecting the premises, the building or the equipment, appurtenances, facilities and services thereof, hereafter promulgated by the Landlord. No additional rule or regulation shall be effective against the Tenant until the date which is fifteen (15) days after the date on which the Landlord gives the Tenant written notice thereof. The Landlord may at any time, and from time to time, prescribe and regulate the placing of safes, heavy machinery and other things, and regulate which elevator and entrance shall be used for the Tenant's shipping; and may make such other and further rules and regulations as in its judgment may, from time to time, be needed or desirable for the safety, care or cleanliness of the building and for the preservation of good order therein. The parties acknowledge that the Landlord is renovating the building and that, during the renovations, the Tenant's employees and visitors will be required to use the bank of passenger elevators designated as "current" on Exhibit C-1. Following the time that the bank of passenger elevators serving the premises has been switched to the elevator bank designated as "new" on Exhibit C-1, the Landlord shall not thereafter designate a different passenger elevator bank to service the premises. The Landlord shall not be liable to the Tenant for violations of any rules and regulations by any other tenant, its servants, employees, agents, visitors or licensees. Notwithstanding the foregoing, the Landlord agrees that it shall not discriminate against the Tenant in the enforcement of the rules and regulations promulgated by the Landlord for the building.


                                      (10)

                                  ARTICLE SEVEN
                                   PLATE GLASS

      The Tenant shall promptly replace, at its own expense, any and all plate and other glass damaged or broken from any cause whatsoever in and about the premises, (except to the extent such breakage results from the negligence of the Landlord's employees, contractors or agents in the performance of work or repairs in the premises which have been authorized by the Landlord, which breakage shall be repaired by the Landlord at its cost and expense.) If the Tenant fails to do so, the Landlord shall have the right to replace such glass at the Tenant's expense. Notwithstanding the foregoing, the Landlord shall repair and replace window glass and frames in the exterior walls of the premises at the Landlord's cost and expense, except to the extent such breakage or damage is caused by the Tenant or its employees, contractors, or agents, in which case the Tenant shall be responsible for such repairs at its expense.

                                  ARTICLE EIGHT
                                CARE OF SIDEWALKS

      If the premises, or any part thereof, consist of a first floor or any part thereof, the Tenant shall, at the Tenant's own expense, keep the sidewalk, gutter and curb in front thereof in a clean condition.

                                  ARTICLE NINE
                        LANDLORD'S ACCESS TO THE PREMISES

      (a) The Tenant, shall, without in any way affecting the Tenant's obligations hereunder, and without constituting any eviction, permit the Landlord and its agents and designees: (i) at all reasonable hours, and on reasonable notice to the Tenant, which may be oral, to enter the premises and have access thereto, for the purpose of inspecting or examining them and to show them to other persons, and (ii) on reasonable notice, in writing, (except no notice shall be required in an emergency) to enter the premises (including, specifically, all mechanical and air conditioning rooms located therein) to make repairs and alterations, and to do any work on the premises or any adjoining premises and any work in connection with excavation or construction on any adjoining premises or property (including, but not limited to, the shoring up of the building) and to take in any of the foregoing instances, any reasonable space, reasonably needed therefor. The Tenant shall permit the Landlord to erect and maintain ducts, pipes and conduits in and through the premises. In the exercise of the rights of the Landlord reserved under this Article NINE, the Landlord will do so in a manner which minimizes the interference with the Tenant's use of the premises and where ducts, pipes or conduits are to be erected through the premises, Landlord will use commercially reasonable efforts to install and conceal them in walls, floors or ceilings of the premises, or, if not practicable, then "snug" to columns or ceilings whenever reasonably possible and in such a manner that will not reduce the rentable square footage of the premises by more than a de minimis amount. The Landlord agrees that for all non-emergency entries into the premises, if requested by the Tenant, the Landlord's agents, employees or contractors shall be accompanied by a representative of the Tenant and the Tenant agrees to make a representative available for such purpose. The Landlord will exercise its rights pursuant to this paragraph (a) in such manner so as not to materially adversely affect the Tenant's physical systems, alterations and/or improvements, and the Landlord, at is sole cost and expense, shall restore the Tenant's premises in a good and workmanlike manner to the condition existing prior to the performance of such work. Notices sent by the Landlord pursuant to clause (ii) of this paragraph (a) may be hand delivered to the Tenant at the premises or be sent by facsimile transmission and such notice shall be deemed to have been given on the first business day following the date of delivery or transmission. The Tenant shall advise the Landlord to whom such notice should be addressed.

      (b) In the event that the Tenant shall be removed by summary proceedings, the Landlord may immediately enter into and upon said premises for the purpose of decorating, renovating or otherwise preparing same for a new tenant, without thereby causing any abatement of rent or liability on the Landlord's part for other compensation, and such acts shall have no effect upon this lease.


                                      (11)

      (c) If the Tenant or an officer or authorized employee of the Tenant shall not be personally present to open and permit an entry into said premises, at any time, when for any reason an entry therein shall be necessary or permissible hereunder, the Landlord or the Landlord's agents, may in the case of an emergency or the Tenant's repeated refusal to grant the Landlord access after the Landlord has requested access, enter the same by a master key, or may forcibly enter the same without rendering the Landlord or such agents liable therefor (if during such entry the Landlord shall accord reasonable care to the Tenant's property) and without in any manner affecting the obligations and covenants of this lease and in no event shall any such entry by the Landlord or its agents be deemed an acceptance of a surrender of this lease, either expressed or implied, nor a waiver by the Landlord of any covenant of this lease on the part of the Tenant to be performed.

                                   ARTICLE TEN
                                ELECTRIC CURRENT

      (a) The Tenant covenants and agrees to purchase the Tenant's requirements therefor at the premises from the Landlord or the Landlord's designated agent based on the Tenant's metered usage, at a price equal to 108% of the average electricity charges to the Landlord for the period in question, plus, with respect to such usage, an amount equal to all sales, use and gross receipt taxes and other governmental charges or levies, generally applicable to the purchase and sale of electricity in New York City (and without regard to whether the Landlord is exempt from paying or collecting any such tax, charge or levy). The average electricity charges shall mean the average cost to the Landlord, for the period in question, for all components of the aggregate cost of purchasing electricity for the building, including, without limitation, all charges related to the generation, transmission, distribution and service and all charges for consumption and demand (including, without limitation, all seasonal and time-of-day adjustments and fuel escalation charges relating to such consumption and demand charges). All amounts payable under this Article TEN shall constitute additional rent for the purpose of the enforcement of the Landlord's rights.

      (b) The Landlord shall, at its own expense, install all submeters and shall maintain them in good working order. Where more than one meter measures the service of the Tenant in the building, the service rendered through each meter may be computed and billed separately in accord with the rates herein provided for. No current shall be furnished until the equipment of the Tenant has been approved by the proper authorities, and after such approval, no changes shall be made in such equipment without the written consent of the Landlord. The Tenant shall pay, upon demand, the bills for electric current furnished or the Landlord may, at its option, add such amounts to any installment or installments of fixed rent due under this lease and collect the same as additional rent. The Tenant shall comply with such rules, regulations and contract provisions as are customarily prescribed by public service corporations supplying such services, for consumption similar to that of the Tenant.

      (c) Notwithstanding the provisions of paragraph (a), provided electrical service is discontinued to tenants of at least 75% in rentable square footage in the building, the Landlord may discontinue the supply of electric current under paragraph (a) at such time as the Tenant is able, after commercially reasonable efforts, to obtain alternative electrical services without being liable to the Tenant therefor or without in any way affecting this lease or the liability of the Tenant hereunder or causing the diminution of rent, and the same shall not be deemed to be a lessening or diminution of services within the meaning of any law, rule, or regulation now or hereafter enacted, promulgated, or issued. Should the Landlord give such notice of discontinuance, the Tenant shall make the Tenant's own arrangements to receive such service direct from such public utility corporation serving the building and the Landlord shall permit the Landlord's wires, conduits and meters, to the extent to which they are safely available for such use and to the extent to which they may be used under any applicable governmental regulations or the regulations of such public utility, to be used for the purpose. Should any additional or other wiring, conduits, meters or any other or different distribution equipment be required in order to permit the Tenant to receive such service directly from the public utility, the same will be installed, as the Landlord shall elect, either by the Landlord, at the sole cost and expense of the Tenant, or by the Tenant at the Tenant's sole cost and expense. In the case of central distribution equipment which is used in connection with the distribution or metering of current supplied to the tenant and other tenants of the building, and which is required


                                      (12)
to be installed under governmental regulations or the regulations of such utility, the cost of installation thereof will be prorated among the several tenants, serviced through the distribution facility in the proportion which their average consumption of electric current over the next preceding period of not less than six month's duration bears to the total consumption of electric current by all tenants during such period, and the Tenant shall pay to the Landlord the Tenant's share of such cost of installation, apportioned as above, within five (5) days following receipt of a statement showing the cost of the distribution equipment and the manner in which the cost has been allocated to the Tenant. Should the supply of electric current by the Landlord be discontinued, at the Tenant's request, (which request is subject to the Landlord's prior approval), then the Tenant shall, at the Tenant's expense, install all additional wiring, metering and distribution facilities which are required in order to permit the Tenant to purchase the Tenant's requirements for electric current for the premises from such utility and shall discontinue the use of the Landlord's electric wires, cables, meters and distribution facilities. All such facilities installed by the Tenant shall be installed in a workmanlike manner which complies with applicable governmental regulations and the regulations of the public utility. The Landlord will in any such case permit any pipe-chases or channels available in the building to be used by the Tenant for the Tenant's cables and conduits, to the extent that the same may be available and may be safely used for the purpose. If the supply of electric current is discontinued at the Landlord's election, the Landlord shall install such equipment at its expense. If Landlord is prohibited from supplying electric current due to any Legal Requirements, the cost of installing equipment to provide electricity to the premises of up to six watts per rentable square foot shall be borne equally between the parties, and any additional cost to provide service in excess of such capacity shall be the Tenant's responsibility.

      (d) The Landlord shall not in any way be liable or responsible to the Tenant for any loss or damage or expense which the Tenant may sustain or incur if either the quantity or character or electric service is changed or is no longer available or suitable for the Tenant's requirements, nor shall the Landlord be in any way responsible for any interruption of service due to breakdowns, repairs, malfunction of electrical equipment or any other cause relating to electrical service which is beyond the Landlord's reasonable control. Subject to the electrical capacity to be supplied to the premises by the Landlord in accordance with the Work Sheet, the Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the Tenant's floor(s) or space (if less than an entire floor) or the capacity of the risers or wiring installation in the building. If, in the Landlord's sole reasonable judgment, the Tenant's electrical requirements necessitate installation of an additional riser, risers or other necessary equipment, the same may be installed by the Landlord at the sole cost and expense of the Tenant, which shall be chargeable and collectible as additional rent. If the Tenant makes written request to install a riser or risers to supply the Tenant's electrical requirements, such request shall be subject to the prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld or delayed and such riser, risers or other equipment shall be installed by the Landlord at the sole cost and expense of the Tenant (and, if the installation of an additional electrical panel is required in connection with the installation of an additional riser, the Tenant shall pay an equitable portion of the Landlord's reasonable out-of-pocket expenses incurred in connection with the installation of such panel), if in the Landlord's sole judgment, the same are necessary and will not cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. If the Tenant is not utilizing the full electrical capacity available to the premises, the Landlord shall have the right to make such excess capacity available to other occupants of the building.

      (e) The Landlord shall provide a total demand load to the eighth and ninth floors (and to the seventh floor within thirty days following the RPM Commencement Date (as defined in Paragraph C of Exhibit C)) of six watts per rentable square foot (the "Base Electric Service") of 3 phase 4 wire electric power with full neutrals, as set forth in the Work Letter. The Tenant may notify the Landlord that it requires a total demand load of up to eight watts per rentable square foot for any or all of the floors of the premises, and the Landlord shall provide such additional electrical capacity as promptly as reasonably possible thereafter. In consideration of providing electricity in excess of the Base Electric Service, the Tenant shall pay to the Landlord, as additional rent, a one-time charge equal to $350 for each amp (as reasonably calculated by the Landlord's engineer) in excess of the Base Electric Service, which charge shall be payable when the Landlord provides such additional electric


                                      (13)
service. This paragraph shall not be deemed to obligate the Landlord to provide more than eight watts per rentable square foot, except as may otherwise be expressly provided in this lease. In addition, the Tenant shall reimburse the Landlord for all costs incurred by the Landlord (which costs shall include, but not be limited to, the cost of installation of necessary equipment and engineering and design costs) in providing electric service in excess of the Base Electric Service, which reimbursement shall not exceed $10,000 per floor. The charges pursuant to this paragraph (e) shall be in addition to the charges for the Tenant's metered usage pursuant to paragraph (a). The Landlord shall provide electricity to an Expansion Space in accordance with the provisions of this paragraph (e) within 30 days after the lease commencement date for such Expansion Space.

                                 ARTICLE ELEVEN
                                  CONDEMNATION

      If the premises or any part thereof, shall be taken or condemned for any public or quasi public use (other than for temporary use or occupancy), this lease and the term hereby granted shall terminate as of the date of vesting of title by reason of such taking. If any other part of the building shall be so taken and such taking shall, in the reasonable judgment of the Landlord, make the operation of the building impractical, unprofitable or uneconomical or would make substantial structural alterations or reconstruction of the building necessary (even though no part of the premises be taken), the Landlord may, at its option, give to the Tenant, at any time after the vesting of title and prior to the actual taking of possession, thirty (30) days' notice of intention to terminate this lease, and upon the date designated in such notice, this lease and the term hereby granted shall terminate. Anything herein to the contrary notwithstanding, if twenty-five (25%) percent or less of the premises shall be so acquired or condemned, the Landlord, at its option, may elect not to terminate this lease and, in such case, the Landlord shall, at its expense, restore that part of the premises not so acquired or condemned to a self-contained rental unit exclusive of the Tenant's alterations. In no event shall any condemnation award be apportioned, and the Tenant hereby assigns to the Landlord all right and claim to any part of such award, but the rent, and all other sums payable by the Tenant, shall be apportioned as of the date of any such termination of this lease with respect to all or part of the premises, as the case may be, and in the case of a partial taking, prospective rent obligations which are based on square footage shall be adjusted accordingly. Nothing contained in the foregoing portion of this Article ELEVEN shall be deemed to prevent the Tenant's making claim for and retaining an award for the damage to or loss of value of its trade fixtures and such of the installations made by the Tenant as remain the Tenant's property or from making claim for and retaining any award which may be made to the Tenant for the Tenant's moving expenses if, and to the extent that, the award to be claimed and retained by the Tenant is independent of and does not result in a diminution of the award, and is not payable out of the award to the Landlord for the taking of the land, building and the Landlord's other property.

                                 ARTICLE TWELVE
                                MECHANIC'S LIENS

      The Tenant will not permit, during the term hereby granted, any mechanic's or other lien or order for payment of work, labor, services, or materials furnished or to be furnished at the request of the Tenant, or resulting from the acts of the Tenant, its employees, agents, contractors, undertenants or assigns to attach to or affect the premises or any portion thereof, and agrees that no such lien or order shall under any circumstances attach to or affect the fee, leasehold or other estate of the Landlord herein, or the building. The Tenant's obligation to keep the premises in repair, and its right to make alterations therein, if any, shall not be construed as the consent of the Landlord to the furnishing of any such work, labor or materials within the meaning of any present or future lien law. Notice is hereby given that the Tenant has no power, authority or right to do any act or to make any contract which may create, or be the foundation for, any lien upon the fee or leasehold estate of the Landlord in the premises or upon the land or building of which they are a part or the improvements now erected or hereafter to be erected upon the premises or the land, or building of which the premises are a part; and if any such mechanic's or other lien or order shall be filed against the premises or the land or building of which the premises are a part, the Tenant shall, within thirty (30) days after notice thereof from the Landlord, discharge said lien or order by payment, deposit or by bond fixed in a proper proceeding according to law. If the Tenant shall fail to take such action,


                                      (14)
or shall not cause such lien or order to be discharged within thirty (30) days after notice thereof from the Landlord, the Landlord may pay the amount of such lien or discharge the same by deposit or by bond or in any other manner according to law, and pay any judgment recovered in any action to establish or foreclose such lien or order, and any amount so paid, together with the expenses incurred by the Landlord, including all reasonable attorneys' fees and disbursements incurred in any defense of any such action, bonding or other proceeding, shall be deemed additional rent. Any reasonable expenses incurred by the Landlord in connection with the examination of title to the premises in order to ascertain the existence of any lien or encumbrance and the discharge of record thereof, shall be payable by the Tenant to the Landlord on demand, together with interest as aforesaid as additional rent. Wherever it is provided herein or elsewhere in this lease, including this Article Twelve, that Landlord may recover of Tenant attorneys' fees and/or costs, the same shall be payable by Tenant to the extent reasonably incurred and reasonable in amount.

                                ARTICLE THIRTEEN
                            SUBORDINATION; ATTORNMENT

      (a) Subject to the Tenant obtaining a subordination and non-disturbance agreement as provided in paragraph (d) of this Article THIRTEEN from any existing or future mortgagee(s) or underlying lessors, this lease, and all the rights of the Tenant hereunder, are and shall be subject and subordinate to any and all mortgages now or hereafter liens either in whole or in part on the building, or the land on which it stands, and also to any and all other mortgages covering other lands or lands and buildings, which may now or hereafter be consolidated with any mortgage or mortgages upon the building and the land on which it stands or which may be consolidated and spread to cover the building and such land and any such other lands or lands and buildings, and any extension, renewal or modification of any such mortgages, and to any and all ground or underlying leases which may now or hereafter affect the buildings or the land on which it stands, and any extensions, renewals or modifications thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the building or the land on which it stands. In confirmation of such subordination, the Tenant shall execute promptly any certificate, in recordable form, and otherwise in form reasonably satisfactory to the Tenant, that the Landlord may reasonably request.

      (b) The Tenant hereby agrees that, in the event that any mortgagee shall succeed to the rights of the Landlord, or if any Landlord of any underlying lease shall succeed to the position of the Landlord under this lease, then the Tenant will recognize such successor Landlord as the Landlord of this lease and pay the rent and attorn to and perform the provisions of this lease for the benefit of any such successor Landlord. No documentation other than this lease shall be necessary to evidence such attornment but the Tenant agrees to execute any documents, in recordable form, and otherwise in form reasonably satisfactory to the Tenant, reasonably requested by the successor Landlord to confirm such attornment or to otherwise carry out the intent and purposes of this Article THIRTEEN.

      (c) If, in connection with obtaining financing or refinancing for the building of which the premises form a part, a lender shall request modifications to this lease as a condition to such financing or refinancing, the Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of the Tenant hereunder or adversely affect the Tenant's leasehold interest or otherwise diminish the rights of the Tenant or the obligations of the Landlord hereunder. A provision requiring the Tenant to give notices of any defaults by the Landlord to such lender and/or permit the curing of such defaults by such lender together with the granting of such additional time for such curing as may be required for such lender to get possession of the building shall not be deemed to increase the Tenant's obligations or adversely affect the Tenant's leasehold interest. In no event shall a requirement that the consent of any such lender be given for any modification, termination or surrender of this lease be deemed to materially adversely affect the leasehold interest hereby created.

      (d) Anything herein to the contrary notwithstanding, the Landlord represents and warrants to the Tenant that as of the date of this lease there is no mortgage or underlying ground lease encumbering the premises. The Landlord, at no cost to Tenant, shall obtain from any future mortgagee or from any future lessor of any underlying lease, an agreement to the effect that, so long


                                      (15)
as no Event of Default shall at the time have occurred and be continuing hereunder, the Tenant and its permitted subtenants and assigns shall not be made party to any proceeding to foreclose the mortgage or to terminate the underlying lease; that the Tenant's possession of the premises under the term of this lease, shall not be terminated or disturbed as a result of the foreclosure of any mortgage or termination of any underlying lease; that such mortgagee or underlying lessor, as the case may be, will recognize the Tenant as the direct tenant of such mortgagee or lessor on all of the terms and conditions of this lease subject to the provisions hereinafter set forth; together with such other terms as are customarily contained in a subordination, non-disturbance and attornment agreement (any such agreement from a mortgagee or lessor is called a "Nondisturbance Agreement"). If a mortgagee or lessor is not obligated to deliver a Nondisturbance Agreement to the Tenant, then it shall not be obligated to deliver such an agreement to the Tenant's subtenants or assigns. The Landlord shall not be obligated to incur any expense in order to obtain a Nondisturbance Agreement. The Tenant agrees it will execute any agreement consistent with the foregoing provisions which may be required to confirm the subordination of this lease subject to the non-disturbance provisions above outlined. In any such agreement the Tenant shall agree that, in the event that the mortgagee shall succeed to the rights of the Landlord herein named, or if any Landlord of any underlying lease shall succeed to the position or the Landlord under this lease, then the Tenant will recognize such successor Landlord as the Landlord of this lease and pay the rent and attorn to and perform the provisions of this lease for the benefit of any such successor Landlord.

      (e) Any Nondisturbance Agreement may be made on the condition that, and the Tenant hereby agrees that neither the mortgagee nor the lessor, as the case may be, nor anyone claiming by, through or under such mortgagee or lessor, as the case may be, including a purchaser at a foreclosure sale, shall be:

      (i) liable for any previous act or omission of the Landlord under this lease, except to the extent that a default continues after the date of foreclosure or purchase of the premises (in which case such default shall be deemed to have occurred on the date of transfer of title to the premises); or

      (ii) subject to any credit, claim, counterclaim, demand, defense or offset that previously accrued to the Tenant against the Landlord under the lease; or

      (iii) bound by any previous modification of this lease, or by any previous prepayment of rent for a period greater than one month, unless such modification or prepayment shall have been expressly approved in writing by any lessor or any mortgagee who shall have succeeded to the rights of the Landlord under this lease; or

      (iv) obligated to perform any alteration or improvements of the premises not expressly required under this lease; or

      (v) be responsible for (1) the performance or completion of any construction work to be performed by the Landlord under the lease, or (2) any reimbursement or payment required by the Landlord to the Tenant or its designees pursuant to the Lease on account of work performed by, or for the account of, the Tenant; or

      (vi) be liable for the repayment of any monies owed by the Landlord to the Tenant; or

      (vii) have any obligation with respect to any security deposited under the lease unless and to the extent such security shall have been transferred to the mortgagee or lessor, as the case may be, or anyone claiming by, through or under such party.

                                ARTICLE FOURTEEN
                            CERTIFICATE OF OCCUPANCY

      (a) (i) The Certificate of Occupancy currently applicable to the seventh, eighth and ninth floors of the building permits the premises on those floors to be used for factory purposes. The Landlord represents that it shall, promptly and at its expense, (i) file an "Alt 1" application with the New York City Department of Buildings (the "Building Department") so as to change the use of the premises to permit office uses, and (ii) file an "Alt 2" application with the Building Department in


                                      (16)
connection with the work to be performed by the Landlord as set forth on the Work Sheet annexed to the lease, and, upon completion of such work, obtain a letter of completion with respect thereto (the obligations described in clauses
(i) and (ii) are hereinafter referred to as "Landlord's C/O Work"). The Tenant shall, promptly and at its expense, file an "Alt 2" application with the Building Department in connection with the initial alterations to be performed by the Tenant (subject to the Landlord's approval) and shall obtain all life and safety sign-offs required in connection with such work (the "Tenant's C/O Work"). Upon completion of both the Landlord's C/O Work and Tenant's C/O Work, the Landlord shall, at its expense, obtain a Temporary Amended Certificate of Occupancy (the "Temporary Certificate") or a Permanent Amended Certificate of Occupancy (the "Amended Certificate") permitting the premises to be used for office uses. Notwithstanding the foregoing, the Landlord shall have no responsibility with respect to the total number of occupants contemplated by the Tenant for each floor of the premises and the Tenant shall be solely responsible for complying with all legal requirements governing the number of occupants which each floor of the premises can accommodate (the "Density Requirements"). The Landlord shall not reduce the capacity of the fire stairs leading from the premises down to the ground floor of the building or decrease the number of fire exits on any floor of the premises. As part of the building upgrade, the Landlord intends to replace the doors and door frames of the fire doors in the building with doors and door frames of the same size as currently exist, so that such replacement shall not reduce the capacity of the fire stairs. The Landlord will not reduce the size or number of exits leading from the ground floor of the building to the street if such reductions would reduce the number of occupants which the Tenant is otherwise permitted to maintain in the premises. So long as the Landlord has complied with the immediately preceding three sentences, the Landlord shall have no responsibility under this Article if a Temporary or Amended Certificate is not issued solely due to the Tenant's failure to comply with Density Requirements. The Landlord agrees that it shall, at all times, maintain a safe path of travel from the premises to the sidewalk outside the building, in a manner satisfactory to the New York City Fire Department.

      (ii) If the Landlord has performed the Landlord's C/O Work, but a Temporary Certificate or an Amended Certificate is not issued as a result of the Tenant's failure to complete Tenant's C/O Work, this lease shall continue in full force and effect and the Tenant shall not be entitled to receive any abatement of rent as a result of the non-issuance of a Temporary Certificate or an Amended Certificate. If a Temporary Certificate is issued initially, but an Amended Certificate cannot thereafter be obtained as a result of the Tenant's failure to complete Tenant's C/O Work, the Tenant shall be responsible for all costs incurred in obtaining a renewal of the Temporary Certificate. If the Tenant has completed Tenant's C/O Work and is complying with all Density Requirements, the Landlord shall not prohibit the Tenant from utilizing the premises for the purposes set forth herein because a Temporary Certificate or Amended Certificate has not been issued or because the Tenant is unable to obtain official "sign-offs" of its work, unless such use is prohibited pursuant to the provisions of Clause (iii) below.

      (iii) If the Tenant has performed Tenant's C/O Work and is complying with all Density Requirements, but a Temporary Certificate or an Amended Certificate is not issued either as a result of Landlord's failure to complete Landlord's C/O Work or for any reason other than Tenant's failure to complete Tenant's C/O Work or to comply with Density Requirements, and if any governmental action is taken or a proceeding is commenced (collectively, the "Proceeding") by the City of New York or any agency thereof or any other governmental agency based on the fact that neither an Amended Certificate or a Temporary Certificate has been issued, which Proceeding (x) imposes or seeks to fine or assess a penalty against the Tenant, or (y) specifically prohibits or seeks to prohibit the Tenant from utilizing the premises for the purposes set forth herein, or (z) evicts or seeks to evict the Tenant from the premises, then the Tenant shall notify the Landlord in writing of such fact and Landlord shall defend the Tenant against such Proceeding, and, in the event of a final judgment or administrative determination assessing a fine or penalty, the Landlord shall pay such amount, and, if as a result of the Proceeding, a final judgment or administrative determination evicting the Tenant or specifically prohibiting it from occupying the premises is issued, the Landlord shall seek a stay of enforcement of any such judgment or determination (a "Stay"). If, in order to vacate such judgment or determination evicting the Tenant or prohibiting it from occupying the premises, or obtain a Stay, the Landlord is required to cure violations of record filed against the building or the premises (provided such violations do not arise out of any alterations performed by the Tenant or


                                      (17)
arise out of the Tenant's proposed occupancy of the premises in violation of Density Requirements or Tenant's breach in the performance of any obligations hereunder), the Landlord shall cure such violations at no cost or expense to the Tenant. In addition, the parties shall request from the N.Y.C. Building Department a copy of (1) the on-site report issued by the construction division of the Building Department, (2) the "look-up" sheet issued by its elevator division, and (3) the written report issued by its plumbing division to determine the reasons why a Temporary Certificate or Amended Certificate was not issued. In addition to these reports, each party shall supply to the other a copy of any other written report prepared by any governmental agency or department having jurisdiction over the building which indicates why a Temporary Certificate or Amended Certificate was not issued (the conditions listed in this sentence, as well as in (1), (2) and (3) of the immediately preceding sentence being collectively referred to as the "C/O Conditions") The Landlord shall be responsible for curing the C/O Conditions at its own cost and expense, provided, however, that to the extent a C/O Condition is caused by the Tenant's failure to perform the Tenant's C/O Work or to comply with Density Requirements, it shall be the Tenant's responsibility to satisfy such C/O Conditions. If Tenant is actually evicted as a result of the Proceeding or the issuance of a Stay is denied for reasons other than the Tenant's failure to remedy the C/O Conditions for which it is responsible, the Tenant shall receive an abatement of the fixed and additional rent due under this lease for the period during which the Tenant is evicted or prohibited from using the premises because a Temporary Certificate or Amended Certificate has not been issued, provided, however, that in no event shall the Tenant be entitled to receive an abatement of rent for any period during which the Tenant actually occupies or utilizes the premises for the normal conduct of its business. This clause (iii), and the abatement set forth herein shall be applied on a floor-by-floor basis, but the termination right set forth in clause (iv) below shall apply if any portion of the premises is subject to abatement pursuant to this clause (iii).

      (iv) In the event that the Tenant is entitled to an abatement of rent pursuant to the provisions of clause (iii) above, and if Landlord is unable, during the three-month period commencing with the first day that Tenant is entitled to an abatement pursuant to clause (iii) above, to restore Tenant to legal occupancy of the premises, then, following the expiration of a three-month abatement period, either the Landlord or the Tenant may elect to terminate this lease, and the Tenant will vacate and surrender the premises (such vacation to be in accord with the provisions of this lease relating to surrender at the expiration of the term) on a date not earlier than the 10th day and not later than the 30th day following the date on which the Landlord or the Tenant notifies the other of its election to terminate this lease; provided, however, that the thirty-day period may be extended to 120 days if such extension does not result in the conditions set forth in clauses (i)-(iv) in Article TWENTY-FIVE (a) (9) or subject the Landlord to fines exceeding the maximum liability set forth in clause (v) below. If the premises may be legally occupied for office purposes at any time before Landlord or Tenant has exercised its option to terminate this lease, then the option to terminate shall be void and of no further effect and this lease shall continue in full force and effect.

      (v) In the event that either the Landlord or the Tenant terminates this lease as permitted by clause (iv) of this paragraph (a), then not later than 30 days following the Tenant's surrender of the premises, the Landlord shall pay to the Tenant 100% of the Tenant's Unamortized Capital Expenses, as hereinafter defined. As used in this clause (v), the expression "Unamortized Capital Expenses" shall mean a sum equal to the net expenditures actually incurred by the Tenant (over and above any amount reimbursed by the Landlord to the Tenant pursuant to Article FORTY-FIVE of this lease) for alterations and improvements in the premises (excluding items of moveable furnishings, machinery and equipment), multiplied by a fraction, (x) the numerator of which shall be the number of months in the period commencing with the date of the termination of this lease pursuant to this Article and ending with the Expiration Date and (y) the denominator of which is 141. In addition to the Tenant's Unamortized Capital Expenses, the Landlord shall also pay to the Tenant 100% of the "Soft Costs" incurred by the Tenant in making such alterations and improvements (such as permit fees, and architectural, engineering and attorneys' fees), as well as the reasonable out-of-pocket expenses incurred by Tenant in relocating, and reasonable attorneys' fees incurred by the Tenant in connection with the Proceeding pursuant to this clause (v), provided, however, that in no event shall the Landlord's aggregate reimbursement obligation to the Tenant or any third party pursuant to clauses (iv) or (v) exceed the sum of Fifteen Million and 00/100 Dollars ($15,000,000.00). If the Tenant shall make alterations and improvements in the premises at its expense with respect to which


                                      (18)
it may wish to have the benefit of reimbursement pursuant to this paragraph, the Tenant shall furnish the Landlord within 60 days following the completion of the alterations and improvements with a statement, in writing, certified to be correct by an officer or partner of the Tenant setting forth the amount of the Tenant's expenditures for the alterations and improvements broken down in reasonable detail to show the nature of the various alterations and improvements with respect to which such expenditures were made and the amount of the Tenant's expenses for each such alteration and improvement. The Tenant shall also furnish the Landlord with receipted copies of bills and such other additional information or documentation as the Landlord may reasonably request in connection with any expenses claimed by the Tenant hereunder.

      (b) Prior to the issuance of the Amended Certificate or the Temporary Certificate, if (i) the Tenant's application for alteration of the premises for the use permitted herein is not accepted for filing by the Building Department as a result of the Landlord's failure to complete Landlord's C/O Work, and the Tenant's contractors are unable to obtain the requisite work permits or (ii) such permits, once issued, are subsequently withdrawn, rescinded or voided, because Landlord has failed to complete Landlord's C/O Work, then the Tenant shall notify the Landlord in writing of such fact, and the Landlord shall make a good faith effort to make any filings which would permit the Tenant or its contractors to complete any required work. If the Landlord is unable to obtain rescission of such refusal to accept the Tenant's alteration application and issuance or reinstatement of work permits within 60 days of the date of such notice, (and such failure is not due to the fault of the Tenant or its contractors), the Tenant may elect to terminate this lease and vacate the premises (such vacation to be in accord with the provisions of this lease relating to the surrender of the expiration of the term) on a date not earlier than the 10th day and not later than the 30th day following the date on which the Tenant notified the Landlord of its election to terminate this lease, and the Tenant shall be entitled to reimbursement, as provided in clause (v) of paragraph (a) of this Article.

      (c) If any action or proceeding is brought against the Tenant by any third party alleging that it suffered damage to either person or property solely as a result of the Tenant's occupancy of the premises without a Temporary or Amended Certificate, and if it is the final unappealable judgment of a court that (i) the Tenant is liable for such injury solely as a result of its occupancy of the premises without a Temporary or Amended Certificate and such liability does not otherwise arise in whole or in part from any act or omission of the Tenant or its employees, agents or contractors, and (ii) if the failure to obtain a Temporary or Amended Certificate does not result from the Tenant's failure to perform Tenant's C/O Work or comply with all Density Requirements, and (iii) if Tenant's insurance carrier properly refuses to cover the Tenant for such liability (the Tenant agreeing to look first to its carrier for coverage for any judgment entered against the Tenant and to pursue all legal remedies against its insurance carrier in the event it declines to provide such coverage), then the Landlord shall indemnify the Tenant for the final, unappealable amount of such judgment ultimately entered against the Tenant. The Tenant shall promptly notify the Landlord if any such claim is asserted against the Tenant for which the Landlord might be responsible pursuant to the provisions of this paragraph (c). If the Tenant fails to notify the Landlord of any such claim, the Landlord shall have no obligation to indemnify the Tenant pursuant to this paragraph (c). The Landlord shall have the right, but not the obligation, to participate in the defense of any such action or proceeding with counsel of its choosing, and copies of all pleadings and documents shall be delivered to the Landlord's designated counsel. No such action or proceeding shall be settled without the consent of the Landlord. In no event shall the Landlord be obligated to reimburse the Tenant for the cost of any counsel fees incurred by the Tenant in connection with any such proceeding.

      (d) The Tenant shall have the right to seek specific performance by the Landlord of its obligations under this Article FOURTEEN. The right of Tenant to seek specific performance and the rights of termination of the lease, abatement, reimbursement, and indemnity as described in paragraphs (a)(iii)-(v), (b) and
(c) above, shall constitute the Tenant's sole remedy either pursuant to this lease or otherwise relating to the Certificate of Occupancy, and the Landlord will not have any obligations with respect to the Certificate of Occupancy under this lease except to return the Tenant's security deposit within five business days of the date on which the Tenant delivers vacant possession of the premises to the Landlord. If the Tenant shall not exercise either such right of termination, then the lease shall remain in full force and effect.


                                      (19)

      (e) The Tenant shall not use the premises for any purpose other than the uses specified herein. Following the issuance of the Amended Certificate or the Temporary Certificate, the Tenant shall immediately discontinue any use of the demised premises, which may be claimed or declared by the City or State of New York or other governmental authority to be in violation of or contrary to the Amended Certificate or the Temporary Certificate (other than office purposes), or by reason of which any attempt may be made to penalize the Landlord or require the Landlord to secure any other Certificate of Occupancy for the building.

      (f) Once an Amended Certificate of Occupancy has been obtained for the premises pursuant to the provisions of this Article FOURTEEN, the Landlord shall not thereafter seek to amend such Certificate of Occupancy so as to prevent the uses permitted by this lease.

      (g) The provisions of this Article FOURTEEN shall apply to both the Seventh Floor Premises and the Expansion Spaces when such Spaces become part of the premises.

                                 ARTICLE FIFTEEN
                                     VAULTS

      Notwithstanding anything herein contained, or shown on any sketch, plan or schedule hereto attached, to the contrary, if any vault space forms a part of the premises, or adjoins the same, or any part or portion of the premises is not within the property line of the building or premises, and if the use of the said space shall hereafter be prevented or curtailed by exercise of any governmental authority, the Tenant shall have no claim whatever upon the Landlord for the loss of such space, by any abatement of the rent, or otherwise, nor shall the Tenant be relieved from any obligations under this lease, and the Landlord's covenant of quiet enjoyment hereinafter contained, shall not be deemed to apply to any such space. The Landlord makes no representation as to the location of the property line of the building. The Tenant shall reimburse the Landlord for the vault charge or tax, if any, imposed by the City of New York in respect of any such vault space.

                                 ARTICLE SIXTEEN
                             FIRE AND OTHER CASUALTY

      (a) If the premises shall be damaged by fire, action of the elements or other casualty or cause which is within the risks covered by insurance required to be carried by the Landlord hereunder, the Tenant shall give immediate notice thereof to the Landlord, and said damage shall be repaired by the Landlord, at the Landlord's expense, with all reasonable speed, making due allowance for delay due to labor troubles, settlement of loss and other causes beyond the control of the Landlord, and the Tenant shall, in every reasonable way, facilitate the making of such repairs, and the rent shall be suspended during such period as the premises shall have been rendered wholly untenantable until five (5) days after the Landlord notifies the Tenant that the premises are substantially ready for the Tenant's occupancy (or the premises are sooner occupied by the Tenant) and, in the event that the premises are rendered partially untenantable (but the Tenant is able to operate in substantially its normal manner in the remaining tenantable portion of the premises), the rent shall be abated during such period, in the proportion which the area of the premises which is rendered untenantable bears to the area of the whole premises. The Landlord shall use good faith efforts to give the Tenant at least thirty
(30) days' notice of the anticipated date of substantial completion, and shall allow the Tenant to commence its restoration work in the premises during such time so long as the performance of such work by the Tenant does not interfere with or delay the performance of the Landlord's work. No damage to the premises or the building by fire, or other cause, however extensive, shall terminate this lease, or give the Tenant the right to quit and surrender the premises, or impair any obligations of the Tenant hereunder, except with respect to the payment of rent (and with respect thereto to the extent above provided) and except that (i) if the damage shall be so extensive that the Landlord shall determine to demolish or substantially alter the building, whether or not the premises are affected, the Landlord may at any time within one hundred twenty
(120) days following the occurrence of the damage give to the Tenant thirty (30) days' notice of intention to terminate this lease; (ii) if the damage to the premises is substantial so that the whole or substantially the whole of the premises is rendered untenantable or inaccessible by the Tenant or if 50% or more of the common areas of the building are destroyed or substantially damaged and the Landlord does


                                      (20)
not within 60 days following the occurrence of the damage notify the Tenant of the Landlord's intention to repair the damage to the premises so that the premises are again useable or accessible by the Tenant within a period of not more than 180 days following the occurrence of the damage subject to delays due to settlement of loss or causes of the kinds described in Article THIRTY-FOUR of this lease, the Tenant may cancel this lease by notice given within 10 days following the expiration of the said 60-day period for the Landlord's notice of election to repair, time being of the essence; (iii) if the Landlord has given notice of its intention to restore the premises, but fails to substantially complete such restoration within 180 days following the occurrence of the damage, subject to delays due to settlement of loss or delays of the kind described in Article THIRTY-FOUR of this lease, which delays shall not exceed an additional six months after the expiration of the 180-day period, the Tenant may cancel this lease by notice given within 10 days following the expiration of the said 180-day period (or the one-year period, as the case may be), time being of the essence; and (iv) in the event of the occurrence of damage to the premises of the degree described above in clause (ii) of this paragraph (a), the Landlord may also elect to terminate this lease by notice of election to do so given within 60 days following the occurrence of the damage. If notice of election to terminate this lease shall be given as above provided, then, upon the date for termination designated in any such notice, this lease and the term hereby granted shall terminate and the rent shall be apportioned as of the date of the damage or as of such later date as the Tenant may actually surrender possession. Notwithstanding anything hereinabove to the contrary, except as permitted in paragraph (b) of this Article, the Landlord shall not exercise its right to terminate this lease unless Landlord terminates offices leases constituting at least 75% of the square footage of the building (other than ground floor retail space), and does not enter into new leases for a proposed rebuilt building, if any, with any of the terminated lessees for a period of one year after such tenant's lease has been terminated. If the lease has not been terminated, the Landlord shall be obligated at its sole cost and expense, to perform the work which the Landlord is obligated to perform pursuant to the Work Letter annexed hereto as Exhibit C. Nothing herein contained shall be deemed to obligate the Landlord to restore the Tenant's trade fixtures, equipment, stocks, furnishings, improvements or other property remaining the property of the Tenant. The Tenant acknowledges that the Landlord will not carry insurance on the Tenant's furniture or any fixtures or equipment, improvements or appurtenances removable by Tenant and agrees that the Landlord will not be obligated to repair any damage thereto or replace the same. The Tenant hereby waives the provisions of
Section 227 of the Real Property Law and agrees that the provisions of this Article SIXTEEN shall govern and control in lieu thereof.

      (b) In the event that twenty-five percent (25%) or more of the premises shall be materially damaged or destroyed by fire or other casualty during the last year of the term of this lease, either the Landlord or the Tenant may cancel this lease upon notice to the other party given sixty (60) days after such damage or destruction. Notwithstanding the foregoing, neither the Landlord nor the Tenant shall have the right to terminate this lease under this paragraph
(b) if the Tenant has timely exercised its right to extend the term of this lease in accordance with the provisions of Article FORTY-SIX of this lease, the rights of the parties to terminate this lease to be governed by the provisions of paragraph (a) of this Article SIXTEEN in such circumstances. For purposes of this paragraph (b), "materially damaged or destroyed" shall mean damage or destruction which is expected to require more than sixty (60) days to substantially repair or complete.

      (c) The Tenant shall conduct its business and use the premises in such a manner and so as not to increase the rate of fire insurance applicable to the building or any property located therein over the rates currently in effect for office uses, and the Tenant shall install and maintain all its furniture, fixtures, equipment, stocks and materials in such a manner as to accomplish the foregoing purposes. The Tenant further agrees not to permit any act to be done or anything brought into or kept upon the premises which will void or avoid the insurer's liability under any contract of fire insurance on the building or its contents. Should the fire insurance rate on the building be increased beyond the present rate, by reason of the Tenant's failure to comply with the terms hereof, the Tenant agrees to pay to the Landlord, on demand, the additional cost of such insurance, or, at the option of the Landlord, the same may be added to any installment of rent and be payable as additional rent. The schedule of the makeup of a rate issued by an authorized rating organization shall be conclusive evidence of the facts therein stated and of the items in the rate applicable to the premises.


                                      (21)

      (d) The Landlord, as to the premises, building and the property and the Tenant, as to the improvements made therein at the Tenant's expense and all of the Tenant's stock, trade fixtures and other property in the premises shall each look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, the Landlord and the Tenant each hereby release one another or any one claiming through or under each of them by way of subrogation or otherwise from all liability for any loss or damage caused by fire or any of the risks enumerated in standard extended coverage insurance. This foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance, and also provided that such a policy can be obtained without additional premiums. The Landlord and Tenant agree that their respective insurance policies will include the aforesaid clause so long as the same is obtainable without extra cost or if extra cost be charged, so long as the party for whose benefit the clause is obtained shall pay such extra cost. If extra cost shall be chargeable therefor the party so affected shall advise the other thereof, of the amount of the extra cost and the other party at its election may pay the same or decline to so pay, in which event the release from liability given to said party by this Article SIXTEEN shall be deemed to be withdrawn and of no force and effect.

      (e) The Landlord shall keep in full force and effect a policy of insurance against loss or damage by fire and such other risks and hazards as are insurable under standard forms of "all risk" insurance policies, with extended coverage, covering the building, in an amount sufficient to avoid the effects of co-insurance, in such amounts as the Landlord may deem appropriate.

      (f) If notwithstanding the recovery of insurance proceeds by the Tenant for loss, damage or destruction to its property, the Landlord is liable to the Tenant with respect thereto or is obligated under this lease to repair or restore such damage, the amount of the net proceeds paid to the Tenant shall either be offset against the Landlord's liability to the Tenant, or shall be made available to the Landlord to pay for the cost of such repair or restoration.

                                ARTICLE SEVENTEEN
              CHANGE IN USE OF PREMISES, SUBLETTING AND ASSIGNMENT

      (a) The use to be made of the premises by the Tenant and the identity of the Tenant being among the inducements to the making of this lease by the Landlord, the Tenant shall not, without first having obtained the Landlord's prior written consent thereto, except as otherwise expressly provided in this lease, and otherwise in accordance with the terms of this lease, (i) sublet or underlet, or permit the subletting or underletting of the premises or any part thereof; (ii) assign or transfer, by operation of law or transfer of stock or otherwise, this lease or any interest therein; (iii) use or permit the premises or any part thereof to be used for any purposes other than those specified in the lease; (iv) permit the premises or any part thereof to be occupied by anyone other than the Tenant or its officers or employees; or (v) mortgage or encumber this lease or any interest therein.

      (b) If the Tenant shall desire to assign this lease or to sublet the premises, in whole or in part, the Tenant shall send to the Landlord a written notice (the "Tenant's Notice") stating (i) the action which the Tenant proposes;
(ii) the portion of the premises with respect to which the Tenant proposes to take such action (the "Affected Premises"); (iii) the principal terms and conditions of the desired assignment or subletting, including the proposed commencement and expiration dates of the terms of the desired subletting, or the effective date of the desired assignment; and (iv) such other information as the Landlord shall reasonably request. The Tenant shall not be obligated to procure a proposed subtenant or assignee prior to delivering the Tenant's Notice. The Tenant's Notice shall also contain a statement directing the Landlord's attention to the provisions of Article SEVENTEEN (c) of the lease.

      (c) Within thirty (30) days after receipt of Tenant's Notice which contains all the information required in paragraph (b) above, the Landlord shall notify the Tenant (the "Landlord's Notice") whether it elects to (i) terminate the lease in its entirety, if the desired transaction is an assignment of lease or a subletting of all or substantially all of the premises or (ii) terminate the lease as to the Affected Premises only if the desired transaction is a subletting of less than substantially all of the


                                      (22)
premises. For purposes of this Article SEVENTEEN, a Tenant shall be deemed to be subletting "substantially all of the premises" if the Affected Premises constitutes seventy five (75%) percent or more of the rentable square footage of the premises.

      (d) If the Landlord exercises the option set forth in paragraph (c) (i) above to terminate this lease in its entirety, then (i) the term of this lease shall end and expire with respect to the entire premises on the ninetieth (90th) day following the date of Landlord's Notice and (ii) the Tenant shall surrender the entire premises to the Landlord on such date, in the same manner and condition as is required by this lease, as if such date were the Expiration Date set forth in this lease, and (iii) fixed rent and additional rent shall be apportioned as of such expiration date. If required pursuant to the terms of any ground lease or any fee or leasehold mortgage affecting the building or premises, instead of terminating the lease, the Landlord may, at its option, elect to have the Tenant assign all of its right, title and interest in and to this lease to the Landlord, such assignment to be effective as of the date such lease termination would be effective and otherwise on the terms and conditions set forth in this paragraph (d). Upon such assignment, the Tenant shall be relieved of all liability accruing under this lease after the effective date of such assignment, and the Landlord may thereafter further assign this lease or sublet all or part of the premises to any party and the Tenant shall have no right to any proceeds derived from such assignment or subletting. In no event shall the provisions of this paragraph (d) relieve the Tenant of any obligations which accrued prior to the termination of this lease or the assignment to the Landlord, as the case may be.

      (e) If the Landlord exercises the option set forth in paragraph (c)(ii) above to terminate the lease with respect to the Affected Premises, then (i) the term of this lease shall end and expire with respect to the Affected Premises on the ninetieth (90th) day following the date of the Landlord's Notice and (ii) the Tenant shall surrender the Affected Premises to the Landlord on such date, in the same manner and condition as is required by this lease, as if such date were the Expiration Date set forth in this lease and (iii) fixed rent and additional rent with respect to the Affected Premises shall be apportioned as of such Expiration Date and the Tenant's prospective rent obligations which are based on square footage (including, without limitation, fixed rent and additional rent payable pursuant to Article THIRTY of this lease) shall be reduced accordingly, and (iv) the Landlord at its own expense (or at the Tenant's expense, if the cost thereof was to be the Tenant's pursuant to the Tenant's Notice), shall erect the partitioning required to separate the Affected Premises from the remainder of the premises, create any doors required to provide an independent means of access to the Affected Premises from elevators and lavatories and segregate the wiring and meters and electric current facilities, so that the Affected Premises may be used as a unit for commercial purposes, separate from the remainder of the premises. If the remaining premises contain the core lavatories, the occupant of the Affected Premises shall have the right to use such lavatories in common with the Tenant. If the Tenant performs such work, it shall commence such work promptly upon receipt of Landlord's Notice and shall proceed to complete such work in a diligent and workmanlike manner. If required pursuant to the terms of any ground lease or any fee or leasehold mortgage affecting the building or premises, instead of terminating the lease with respect to the Affected Premises, the Landlord may, at its option, elect to have the Tenant assign all of its right, title and interest with respect to the Affected Premises to the Landlord, such assignment to be effective as of the date such lease termination would be effective and otherwise on the terms and conditions set forth in this paragraph (e). Upon the assignment of the lease to the Landlord with respect to the Affected Premises, the Tenant shall be relieved of all liability accruing under this lease with respect to the Affected Premises after the effective date of such assignment, and Landlord may further assign the lease or sublet all or part of the Affected Premises to any party and the Tenant shall have no right to any proceeds derived from such assignment or subletting. In no event shall the provisions of this paragraph (e) relieve the Tenant of any obligations with respect to the Affected Premises which accrued with respect to the Affected Premises prior to the termination of the lease or the assignment to the Landlord, as the case may be.

      (f) In the event the Landlord does not elect either of the alternatives set forth in paragraph (c) (i) or (ii) above, or in the event the Landlord fails to timely deliver the Landlord's Notice, the Landlord agrees not to unreasonably withhold or delay its consent to any proposed assignment or subletting, provided, however, that the Landlord shall have the right to condition its consent to any proposed assignment or sublease on the following:


                                      (23)

      (1) No Event of Default shall have theretofore occurred and be continuing under this lease.

      (2) The Tenant shall have delivered to the Landlord the Tenant's Notice as required by paragraph (b) above.

      (3) With respect to a sublease, the Tenant shall collaterally assign to the Landlord, and grant the Landlord a security interest in, the sublease and the rents payable thereunder and shall take all necessary steps required to perfect such assignment and security interest.

      (4) The sublease shall include provisions to the effect that (i) if the Landlord shall notify the sublessee that the Tenant is in default in the payment of rent or in the performance of its other obligations under this lease, which default has continued beyond the applicable notice and cure period therefor, and summary proceedings have been commenced by the Landlord against the Tenant by reason thereof, the subtenant shall, if so requested by the Landlord, pay all rent and other amounts due under the sublease directly to the Landlord, (ii) notwithstanding any such payment by the subtenant directly to the Landlord, the term of the sublease shall terminate simultaneously with the termination of the term of this lease and the subtenant shall surrender the subleased premises upon such termination, (iii) the sublease shall be subject and subordinate to this lease and to all matters to which this lease is or shall be subordinate, and (iv) any act or omission by the subtenant which, if performed by the Tenant would constitute an Event of Default under the lease, shall also constitute an Event of Default under the sublease.

      (5) The proposed subtenant or assignee shall have a financial standing, be of a character, be engaged in a business, and propose to use the premises in a manner, which in the Landlord's reasonable judgment, is in keeping with the Landlord's standards in such respect of the other office tenancies in the building.

      (6) Provided comparable space is then available for lease by the Landlord in the building, or the Landlord reasonably expects comparable space to become available within the next four months, the proposed assignee or subtenant shall not then be a tenant, subtenant or assignee of any space in the building, nor shall the proposed subtenant or assignee be a person or entity with whom the Landlord is then negotiating to lease space in the building.

      (7) The premises may be listed with a broker for any rental rate, but shall not, without the Landlord's prior consent, which consent shall not be unreasonably withheld or delayed, be otherwise publicly advertised for subletting at a rental rate less than the prevailing asking rental rate then set by the Landlord for comparable space in the building, and if no comparable space is then available, at the prevailing rental rate set by the Landlord.

      (8) The character of the business to be conducted or the proposed use of the premises by the proposed assignee or subtenant shall not (i) be likely to materially increase the Landlord's operating expenses beyond that which would be incurred for use by the Tenant or materially for use in accordance with the standards of use of other tenancies in the building,
      (ii) materially increase the burden on elevators over the burden prior to such proposed assignment or subletting, (iii) unreasonably interfere with the use and enjoyment by other tenants in the building of their premises, or (iv) violate any provisions or restrictions contained herein relating to the use or occupancy of the premises.

      (9) Any proposed sublease shall provide that in the event of the termination of this lease, or the re-entry or dispossession of the Tenant by the Landlord under this lease, such subtenant shall, at the Landlord's option, attorn to the Landlord as its


                                      (24)
      sublessor pursuant to the then applicable terms of such sublease for the remaining term thereof, except that the Landlord shall not be (i) liable for any previous act or omission of Tenant as sublessor under such sublease, (ii) subject to any offset which theretofore accrued to such subtenant against the Tenant, (iii) bound by any modification of such sublease not consented to in writing by the Landlord or by any prepayment of rent more than one month in advance, (iv) bound to return such subtenant's security deposit until it has come into its actual possession and the subtenant would be entitled to its return pursuant to the terms of the sublease, and (v) bound by any obligation to make any payment to any subtenant or perform any work in the premises.

      (10) The proposed assignee or subtenant is not entitled, directly or indirectly, to diplomatic or sovereign immunity, and/or is subject to the service or process in, and the jurisdiction of the courts of New York.

      (11) There shall be no more than two (2) separately demised occupants on any floor of the premises, in addition to the Tenant and any Related Entity, at any time during the term of the lease.

      (12) The subletting shall end no later than one (1) day before the Expiration Date and shall be for a term of no less than one (1) year, unless it commences less than one (1) year before the Expiration Date of the term.

      (13) The term of the sublease or the effective date of any assignment shall not commence prior to the one (1) year anniversary of the Commencement Date.

      (14) The assignee shall assume, in writing, all obligations of the Tenant under this lease from and after the date of such assignment.

      (15) A fully executed counterpart of the assignment or sublease shall be delivered to the Landlord within five (5) days after execution thereof.

      (g) In the event the Landlord waives its rights set forth in paragraph (c)
(i) and (ii) above, or consents to any assignment or subletting pursuant to this Article SEVENTEEN, and the Tenant fails to execute and deliver an assignment or sublease document, as approved by the Landlord, within six (6) months after the date of Landlord's Notice, then the Tenant shall again comply with all of the requirements of this Article SEVENTEEN before assigning its interest in this lease, or subletting all or part of the premises, respectively.

      (h) The Tenant shall pay all of the reasonable Landlord's costs (including, without limitation, reasonable attorneys' fees and expenses) related to the Landlord's review of a proposed sublease or assignment and the preparation, review and approval of any assignment of rents, financing statement and other documents related to such sublease or assignment, irrespective of whether consent is granted or the transaction is ultimately consummated. The Tenant shall also pay the cost of recording or filing any assignment of rents and financing statements.

      (i) Provided no Event of Default shall have theretofore occurred and be continuing under this lease, the Tenant named herein is authorized to (1) assign the lease to any entity succeeding to the business and assets of the Tenant, whether by way of merger or consolidation or by way of acquisition of all or substantially all of the assets or stock of the Tenant, provided that the acquiring entity shall have assumed in writing the Tenant's obligations under this lease; or (2) to sublease all or a portion of the premises or assign the lease to an entity (or in the case of subletting, one or more entities) which shall (x) control, (y) be under the control of, or (z) be under common control with the Tenant (an entity described in (x), (y) or (z) being a "Related Entity"). "Control" shall mean direct or indirect ownership of at least fifty percent (50%) of the shares of stock which are authorized to vote of a corporation or other majority equity and control interest if not a corporation and the possession, directly or indirectly, of power to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of voting securities,


                                      (25)
by statute or according to the provisions of a contract. Upon making a sublease or assignment to any Related Entity, the Tenant shall notify the Landlord and certify to the Landlord the manner in which such Related Entity is related to the Tenant and the purposes for which the premises will be used. Any subletting or assignment described in this paragraph (i) shall be on notice to Landlord but shall not require the prior written consent of the Landlord and may only be made on the condition that (a) the subtenant or assignee shall continue to use the premises for the purposes permitted in this lease, and (ii) the principal purpose of such sublease or assignment is not the acquisition of the Tenant's interest in this lease, or to circumvent the provisions of paragraph (a) of this Article SEVENTEEN. In the event of an assignment pursuant to the provisions of clause (1) of this paragraph (i), the successor entity, after giving effect to such merger, consolidation or acquisition, shall have a tangible net worth, exclusive of good will, computed in accordance with generally accepted accounting principles ("Net Worth") at least equal to the Net Worth of the Tenant as of the date of this lease. The provisions of paragraphs (b)-(h) and
(k) of this Article of this Article shall not apply to a subleasing or assignment made pursuant to the provisions of this paragraph (i).

      (j) The Tenant represents that, as of the date of this lease, more than fifty percent (50%) of the shares of stock of the Tenant are owned by the general public.

      (k) In the event the Landlord authorizes the Tenant to assign the lease or to sublet all or a portion of the premises (other than an assignment or subleasing authorized by paragraph (i) above), the Tenant named herein shall pay to the Landlord, monthly (if, as and when received by the Tenant), as additional rent, fifty percent (50%) of all Tenant's Profit. "Tenant's Profit" shall mean all consideration received by the Tenant (other than rental or consideration received by the Tenant under a sublease or assignment entered into pursuant to paragraph (i) of this Article), less (i) the rent, payable by the Tenant under this lease for the period in question (exclusive of any amount payable by the Tenant under this subparagraph (k)), such rent to be pro-rated if less than all of the premises are sublet, (ii) any brokerage commissions (not exceeding 110% of those set forth in Landlord's brokerage commission schedule as published from time to time) and reasonable legal fees paid by the Tenant in connection with such subletting or assignment, (iii) any sums payable by the Tenant to the Landlord pursuant to the provisions of paragraph (h) of this Article, (iv) any payments made by the Tenant in connection with the assignment of its interest in this lease pursuant to Article 31-B of the Tax Law of the State of New York or any real property transfer tax of the United States or the City or State of New York (other than income taxes), (v) any free rent or work allowance or work letter payable to or for the benefit of any subtenant or assignee, (vi) the reasonable value of any other construction or preparatory work performed by or on behalf of the Tenant and necessary to sublet the demised premises, and (vii) the unamortized or undepreciated cost of Tenant's Initial Improvements determined on the basis of the Tenant's federal income tax return, provided, however, that for purposes of this clause (k)(vii) the total cost of Tenant's Initial Improvements shall not exceed a sum equal to $40 multiplied by the square footage of the premises being assigned or sublet. In the case of a sublease, the expenses set forth in (ii), (iii), (v), (vi) and (vii) shall be amortized on a straight-line basis over the term of the sublease. In the case of an assignment, if the consideration to be paid to the Tenant shall be paid in installments, the expenses set forth in (ii) through (v) and (vii) shall be amortized over the period during which the installments are to be paid.

      (l) No consent given by the Landlord shall be deemed to permit any act except the act to which it specifically refers, or to render unnecessary any subsequent consent, and any assignment or subletting of the premises shall not relieve the Tenant or any mesne assignee from any obligations, duty or covenant under this lease. No assignment, transfer, mortgage, encumbrance, subletting or arrangement in respect of the occupancy of the premises shall create any right in the assignee, transferee, mortgagee, subtenant or occupant, unless the consent of the Landlord shall first have been obtained, in accordance with the provisions of this Article SEVENTEEN. Any assignee by accepting an assignment shall nevertheless be conclusively deemed to have assumed this lease and all obligations already accrued or to accrue thereunder and further to have agreed to fully and duly perform all the Tenant's covenants herein contained. If the Tenant shall, at any time, be in default in the payment of rent, the Landlord shall have the right to collect rent from any assignee or subtenant, and credit the same to the account of the Tenant, and no such collection shall constitute a waiver of the foregoing covenant or the acceptance of anyone other than the Tenant, as tenant, or shall otherwise release, impair or otherwise affect any obligation of the Tenant under this lease.


                                      (26)

      (m) The Tenant shall remain fully liable for the performance of all of the Tenant's obligations hereunder notwithstanding anything provided for herein, and without limiting the generality of the foregoing, shall remain fully responsible and liable to the Landlord for all acts and omissions of any subtenant or assignee or anyone claiming under or through any such person (whether during the initial term of the lease or the Renewal Term, as hereinafter defined) which shall be in violation of any of the obligations of this lease and any such violation shall be deemed to be a violation by the Tenant. Upon any termination of this lease, it is expressly agreed that the Tenant shall deliver to the Landlord all subleases, security deposits (including interest), contracts, documents, rent rolls and other records used in the operation of the premises and, unless the sublease shall have previously terminated and the security deposit returned to subtenant or applied as provided by the sublease, all security deposits held by the Tenant.

      (n) With respect to any present or future subleases, the Tenant shall not accept prepayment of rent prior to its due date in excess of one month (but the provisions of the foregoing shall not prohibit the Tenant from collecting from any subtenant a security deposit provided such security deposit is delineated in the sublease as being not advance rent, but security, returnable to the subtenant after the termination of the term of the sublease). The Tenant agrees to indemnify and save the Landlord harmless from and against any claim or lien against the Landlord or the premises for the return of any security under any subleases with a subtenant which was not previously delivered to the Landlord and agrees further that all subleases hereafter made with subtenants shall provide that the lease security deposited by the subtenant shall not be a lien or claim against the interest of the Landlord.

      (o) (i) If the Tenant assumes this lease and proposes to assign the same pursuant to the provisions of 11 U.S.C. Section 101 et. seq (the "Bankruptcy Code") to any person or entity who shall have made a bona fide offer to accept an assignment of this lease on terms acceptable to the Tenant, then notice of such proposed assignment shall be given to the Landlord by the Tenant no later than twenty (20) days after receipt by the Tenant of such bona fide offer, but in any event no later than ten (10) days prior to the date that the Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Such notice shall set forth (x) the name and address of such person, (y) all of the terms and conditions of such offer, and (z) adequate assurance of future performance by such person under this lease, including, without limitation, the assurance referred to in Section 365 (b)(3) of the Bankruptcy Code. The Landlord shall have the prior right and option, to be exercised by notice to the Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commission which would be payable in connection with such assignment.

      (ii) The term "adequate assurance of future performance" as used in this lease shall mean that any proposed assignee shall, among other things: (a) deposit with the Landlord on the assumption of this lease an amount equal to one year's then-fixed rent and additional rent as security for the faithful performance and observance by such assignee of the terms and obligations of this lease, which sum shall be held in accordance with the provisions of Article TWENTY-NINE hereof; (b) furnish the Landlord with financial statements of such assignee for the prior three (3) fiscal years, as finally determined after an audit and certified as correct by a certified public accountant, which financial statements shall show a Net Worth of at least two (2) times the Net Worth of the Tenant named herein as of the date of this lease for each of such three (3) years; (c) grant to the Landlord a security interest in such property of the proposed assignee as the Landlord shall deem necessary to secure such assignee's future performance under this lease; and (d) provide such other information or take such action as the Landlord, in its reasonable judgment, shall determine is necessary to provide adequate assurance of the performance by such assignee of its obligations under this lease.

      (p) Notwithstanding anything to the contrary contained herein, no assignment or subletting by the Tenant, nor any other transfer or vesting of the Tenant's interest hereunder (whether by merger, operation of law or otherwise), shall be permitted if the proposed assignment or sublease (i) provides for a rental or other payment for the leasing, use, occupancy or utilization of all or any part of the premises based, in whole or in part, on the income or profits derived by any person from the


                                      (27)
property so leased, used, occupied or utilized other than an amount based on a fixed percentage or percentages of gross receipts or sales or (ii) does not provide that such assignee or subtenant shall not enter into any lease, sublease, license, concession or other agreement for the use, occupancy or utilization of all or any portion of the premises which provides for a rental or other payment for such use, occupancy or utilization based, in whole or in part, on the income or profits derived by any person from the property so leased, used, occupied or utilized other than an amount based on a fixed percentage or percentages of gross receipts or sales.

      (q) Anything hereinabove to the contrary notwithstanding, provided no Event of Default shall have theretofore occurred and be continuing under this Lease, the Tenant shall have the right, without the Landlord's consent and without being subject to the Landlord's right of recapture in paragraph (c) or the obligation to pay to the Landlord any portion of the Tenant's Profit pursuant to paragraph (k) of this Article SEVENTEEN, to enter into "desk sharing" arrangements for up to ten (10%) percent of the rentable square footage of the Premises, with a firm or firms primarily engaged in internet or other computer-related business, provided that no portion of the premises shall be separately demised for such purpose and there shall be a common reception area for the Tenant and such other entities. Additionally, provided no Event of Default shall have theretofore occurred and be continuing under this Lease, the Tenant shall have the right, without the Landlord's consent and without being subject to the Landlord's right of recapture in paragraph (c) of this Article SEVENTEEN, to sublet up to ten (10%) percent of the rentable square footage of the Premises for a term to expire no later than three (3) years prior to the Expiration Date, to a firm or firms primarily engaged in internet or other computer-related businesses. Such sublet premises may be separately demised. The provisions of paragraph (k) of this Article SEVENTEEN with respect to Tenant's Profit shall apply to any such subletting. The name of any such subtenant may be listed at the entrance to the sublet premises, as well as in any building directories in which the Tenant is named (the Landlord's out-of-pocket cost in adding the subtenant in these directories shall be the responsibility of the Tenant).

      (r) In addition to any subletting and/or occupancy permitted by paragraph
(q) above or to any Related Entity, and, provided no Event of Default shall have theretofore occurred and be continuing under this Lease, the Tenant shall have the right, with the Landlord's prior written consent, to sublet from time to time up to one full floor of the premises for a term of no more than five (5) years, after taking into account all renewal options which may be exercised, (or substantially the remainder of the term if there are less than five years remaining in the original term of the lease), without being subject to the Landlord's right of recapture in paragraph (c). Landlord's consent shall be granted or withheld in accordance with the provisions of paragraph (f). In the case of a subletting pursuant to this paragraph (r), the Landlord shall be entitled to receive sixty percent (60%) of Tenant's Profit, as defined in paragraph (k).


                                      (28)

                                ARTICLE EIGHTEEN
                    WAIVER AND SURRENDER; REMEDIES CUMULATIVE

      No consent or waiver of any provision hereof or acceptance of any surrender shall be implied from any act or forbearance by the Landlord. No agreement purporting to accept a surrender of this lease, or to modify, alter, amend or waive any term or provision thereof, shall have any effect or validity whatever, unless the same shall be in writing, and executed by the Landlord and by the Tenant, and be duly delivered, nor shall the delivery of any keys to anyone have any legal effect, any rule or provision of law to the contrary notwithstanding. Any consent, waiver or acceptance of surrender, in writing, and properly executed and delivered as aforesaid, shall be limited to the special instance for which it is given, and no superintendent or employee, other than an officer of the Landlord or of its managing agent, and no renting representative shall have any authority to accept a surrender of the premises, or to make any agreement or modification of this lease, or any of the terms and provisions hereof. No provision of any lease made by the Landlord to any other tenant of the building shall be taken into consideration in any manner whatever in determining the rights of the Tenant herein. No payment by the Tenant or receipt by the Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the stipulated rent, nor shall any endorsement on any check, nor any letter accompanying any such payment of rent be deemed an accord and satisfaction (unless an agreement to accept a lesser amount be signed by the Landlord), but the Landlord may accept such payment without prejudice to the Landlord's full right to recover the balance of such rent and to institute summary proceedings therefor. If the Tenant is in arrears in the payment of fixed rent or additional rent or any other sum which may become payable under this lease, the Tenant waives its right, if any, to designate the items in arrears against which any payments made by Tenant are to be credited and Landlord may apply any of such payments to any such items in arrears as the Landlord, in its sole discretion, shall determine, irrespective of any such designation or request by the Tenant as to the items against which any such payments shall be credited. The receipt by the Landlord of any fixed rent, or additional rent or of any other sum of money which may be payable under this lease, or of any portion thereof, shall not be deemed a waiver of the right of the Landlord to enforce the payment of any sum of any kind previously due or which may thereafter become due under this lease, or of the right to forfeit this lease by such remedies as may be appropriate, or to terminate this lease or to exercise any of the rights and remedies reserved to the Landlord hereunder, and the failure of the Landlord to enforce any covenant or condition (although the Tenant shall have repeatedly or continuously broken the same without objection from the Landlord) shall not estop the Landlord at any time from taking any action with respect to such breach which may be authorized by this lease, or by law, or from enforcing said covenant or any other covenant or condition on the occasion of any subsequent breach or default. Likewise, no consent or waiver of any provisions hereof, or waiver of any breach by the Landlord, or of the rights and remedies available to the Tenant under this lease, shall be deemed made by the Tenant unless expressly set forth in a writing signed by the Tenant. The various rights, remedies, powers and elections of the Landlord, as provided in this lease or created by law, are cumulative, and none of them shall be deemed to be exclusive of the others, or of such other rights, remedies, powers or elections as are now or may hereafter be conferred upon the Landlord by law or equity.

                                ARTICLE NINETEEN
                       NO REPRESENTATIONS AS TO PREMISES,
                        CERTIFICATE OF OCCUPANCY AND USE

      The Tenant represents to the Landlord that the Tenant has made, or caused to be made, a careful inspection of the premises and that the area and present condition of the premises are in all respects satisfactory to the Tenant, except (if at all) as may herein otherwise be expressly stated in the Work Letter annexed hereto or as may otherwise be expressly provided in this lease. The Tenant acknowledges that no representations or promises have been made by the Landlord or the Landlord's agents with respect to the premises or the building or the Certificate of Occupancy thereof, except as in this lease set forth, and no rights, easements or licenses are acquired by the Tenant except as expressly set forth herein. The statements contained in this lease regarding the use of the premises by the Tenant shall not be deemed a representation or warranty by the Landlord that such use is lawful or permitted by the Certificate of Occupancy of the building.


                                      (29)

                                 ARTICLE TWENTY
                       LIMITATION OF LANDLORD'S LIABILITY

      (a) Except as otherwise specifically set forth in Articles THREE and FOURTEEN, the Tenant shall make no claim upon the Landlord for abatement of rent, constructive eviction, rescission, or otherwise, and the Landlord shall be exempt from all liability, except for injuries to the Tenant's person or property which are due to the negligence or willful misconduct of the Landlord, its agents, servants, contractors or employees in the management of the premises or the real property of which the premises are a part, for or on account of any annoyance, inconvenience, interference with business, or other damage, caused by: (i) any interruption, malfunction or curtailment of the operation of the elevator service, heating plant, sprinkler system, gas, water, sewer or steam supply, plumbing, machinery, electric equipment or other appurtenances, facilities, equipment and conveniences in the building, whether such interruption, malfunction or curtailment be due to breakdowns, or repairs, or strikes or inability to obtain electricity, fuel or water due to any such cause or any other cause beyond the Landlord's control; (ii) any work of repair, alteration, renovation or replacement done by or on behalf of the Landlord or any other tenant; (iii) any water, rain, snow, steam, gas, electricity or other element, which may enter, flow from or into the premises or any part of the building, or any noise or vibration audible in, or transmitted to the premises;
(iv) any vermin; (v) any falling paint, plaster or cement; (vi) any interference with light or with other easements or incorporeal hereditaments; (vii) any latent defect or deterioration in the building or the appurtenances thereof, of which the Landlord had no notice; (viii) any zoning ordinance or other acts of governmental or public authority now or hereafter in force; and (ix) any act or omission of any other occupant of the building or other person temporarily therein. The Tenant will not hold the Landlord liable for any loss or theft of, or damage to, any property in the premises done or caused by any employee, servant, or agent of the Landlord who is invited into the premises by the Tenant (allowing the Landlord or the Landlord's employees, contractors, servants or agents to clean and make repairs permitted or required pursuant to this lease is not deemed "invited"), nor for the loss, damage or theft of any property stored or left in the basement or in any other part of the building, which is not enclosed within the premises or of any property, left with any employee of the Landlord, notwithstanding such theft, loss or damage may occur through carelessness or negligence of the Landlord's employees; and the Tenant agrees that any employee in entering the premises at the invitation of the Tenant or accepting custody of property shall be then deemed agent of the Tenant or other person at whose instance he may be acting, and not agent of the Landlord. Employees are not permitted to receive or accept packages or property for account of Tenants. The use of storerooms or storage space for personal property (if provided) shall be at the Tenant's risk and the Tenant will not hold the Landlord liable for any loss of or damage to person or property therein or thereby. Nothing in this lease contained shall impose any obligation upon the Landlord with respect to any real property other than the building (and the land on which the building is situated), whether said other real property be owned by the Landlord or otherwise, or shall in any way limit the Landlord's right to build upon or otherwise use said other real property in such manner as the Landlord may see fit. Except as otherwise specifically set forth in this lease, the Tenant shall make no claim upon the Landlord for abatement of rent, constructive eviction or rescission, and the Landlord shall have no liability by reason of the Landlord's failure to enforce the provisions of the lease to any other tenant against such other tenant.

      (b) Any right and authority reserved by and granted to the Landlord under this lease, to enter upon and make repairs in the premises shall not be taken as obligating the Landlord to inspect and to repair the premises and the Landlord hereby assumes no responsibility or liability for the care, inspection, maintenance, supervision, alteration or repair of the premises except as herein specifically provided. The Tenant assumes possession and control of the premises and exclusively the whole duty of care and repair thereof, except as herein specifically provided, and the duty of care, if any, owed by the Tenant to the persons on the sidewalks or in the corridors of the building.

      (c) The Landlord shall have the right to erect scaffolding around all or any part of the building, whether in connection with the construction of additional floors or any other alterations, repairs or maintenance being performed at the building, where such scaffolding is needed by virtue of Legal Requirements, or, in the Landlord's reasonable judgment is otherwise necessary. The Landlord shall cause such scaffolding to be removed as of the later of (i) the date such removal is


                                      (30)
permitted pursuant to any Legal Requirements, or (ii) when, in the Landlord's reasonable judgment, it is safe to do so.

      (d) The officers, directors, employees, partners, shareholders, and principals, direct or indirect, comprising the Landlord (collectively, the "Parties") shall not be liable for the performance of the Landlord's obligations under this lease. The Tenant shall look solely to the Landlord to enforce the Landlord's obligations under this lease and shall not seek any damages against any of the Parties. The liability of the Landlord for the Landlord's obligations under this lease shall be limited to Landlord's Equity in the building (including any proceeds of casualty insurance or condemnation, except to the extent such proceeds are applied to restoration of the building or premises or are required to be applied to repayment of any mortgage then encumbering the building or the land upon which it is situated). "Landlord's Equity" as used herein means the lesser of (i) the interest of the Landlord in and to the building and (ii) the interest the Landlord would have in the building if it were encumbered by an indebtedness held by a person not a party to this lease in an amount equal to 75% of the then-current fair market value of the building (as such value of such interest is determined in good faith by the Landlord). The Tenant shall not look to any other property or assets of the Landlord, other than Landlord's Equity, or the property or assets of any of the Parties in seeking either to enforce the Landlord's obligations under this lease or to satisfy a judgment for the Landlord's failure to perform such obligations.

      (e) The term "Landlord" as used in this lease, means only the owner for the time being of the premises. If the Landlord shall hereafter sell, exchange or lease the entire building or the land and building wherein the premises are located, or, being the lessee thereof, shall assign its lease, the grantee, lessee, or assignee thereof, as the case may be, shall, without further agreement by any party, be conclusively deemed to be the Landlord of this lease and to have assumed and undertaken to carry out all of the obligations hereof on the part of the Landlord to be performed, and the Tenant does hereby release the above-named Landlord from any claim or liability arising or accruing hereunder subsequent to such transfer of ownership or possession, for breach of the covenant of quiet enjoyment, or otherwise.

      (f) If the lease provides that the Landlord's consent is not to be unreasonably withheld or delayed, and it is the final order of any court having jurisdiction thereof that the Landlord has been unreasonable, the only effect shall be that the Landlord shall be deemed to have given such consent; but in no event shall the Landlord be liable to the Tenant for any monetary damages by reason of the withholding or delaying of its consent. Notwithstanding the foregoing, if it is the final order of any court that the Landlord has been unreasonable, then the Landlord shall reimburse the Tenant for the reasonable attorneys' fees incurred by the Tenant in such proceeding; if it is the final order that the Landlord has acted reasonably, then the Tenant shall reimburse the Landlord for the reasonable attorneys' fees incurred by the Landlord in such proceeding.

                               ARTICLE TWENTY-ONE
                               INDEMNITY BY TENANT

      The Tenant hereby indemnifies and agrees forever to save harmless the Landlord against any and all liabilities, penalties, claims, damages, expenses (including, without limitation, reasonable attorneys' fees whether in a proceeding between the Landlord and the Tenant or between the Landlord and any third party) or judgments, arising from injury to person or property of any kind, occasioned wholly or in part by the Tenant's failure to perform or abide by any of the covenants of this lease or occasioned wholly or in part by any negligence or wilful acts of the Tenant, or of the employees, customers, agents, assigns, invitees or licensees or under-tenants of the Tenant, or arising out of the installation, maintenance, operation of or removal of the UPS Installation, as defined in Article FIFTY-ONE, or the Tenant's use of the Setback, as defined in Article FORTY-NINE. The Tenant shall not do or permit any of its employees, customers, agents, invitees, licensees, assigns or undertenants to do any act or thing to be done upon the premises which may subject the Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violations of any requirements of law with which the Tenant is obligated to comply under this lease, and the Tenant shall exercise such control over the premises as to protect the Landlord against any such liability.


                                      (31)

In case any claim, action or proceeding is made or brought against the Landlord by reason of any such claim, the Tenant, upon written notice from the Landlord, shall, at the Tenant's sole cost and expense, resist or defend such action or proceeding by counsel reasonably approved by the Landlord in writing. The Landlord agrees that counsel for the Tenant's insurance carrier shall be deemed satisfactory. If the damages sought by the party asserting such claim exceed the limits of the Tenant's insurance coverage, the Landlord shall be entitled to have its own counsel participate with the Tenant's counsel in resisting or defending such action and the Tenant shall reimburse the Landlord for any reasonable cost it incurs in connection therewith. The provisions of this Article TWENTY-ONE shall survive the expiration or sooner termination of this Lease.

                               ARTICLE TWENTY-TWO
                                     NOTICES

      Any notice which is to be given by either party to the other pursuant to this lease shall be in writing and shall be given as follows: (a) if such notice is to be given by the Landlord to the Tenant, such notice shall be given by delivering the same to the Tenant, by registered or certified mail, postage prepaid, return receipt requested, or by nationally recognized overnight service providing evidence of delivery, addressed to the Tenant at its address given in this lease, attention: Justin Macedonia, General Counsel (except that notices with respect to the performance of Landlord's work pursuant to Exhibit C shall be sent to the attention of Mr. Peter Morales) or such other address as the Tenant shall hereafter designate in writing; (b) if such notice is to be given by the Tenant to the Landlord, such notice shall be given by registered or certified mail, postage prepaid, return receipt requested, or by nationally recognized overnight service providing evidence of delivery, addressed to the Landlord at 74 Trinity Place, New York, New York, 10006, Attention: Director of Commercial Real Estate Leasing, or at such other address as the Landlord shall hereafter designate in writing. Any notice shall be deemed to have been given three business days after the same shall have been properly mailed in the case of certified or registered mail (or on the date delivery was attempted at the address set forth in the lease, and such delivery as refused), or on the first following business day if sent by overnight mail service. The attorneys for either party shall have the right, but not the obligation, to send notices on behalf of their respective clients. Notwithstanding the foregoing, all bills may be sent directly to the Tenant by regular mail.

                              ARTICLE TWENTY-THREE
                                   INSOLVENCY

      (a) Each of the following shall be a "Bankruptcy Event" hereunder:

      (1) if the Tenant shall generally not, or shall be unable to, or shall admit its inability to, pay its debts as they become due; or

      (2) if the Tenant shall make a general assignment for the benefit of creditors; or

      (3) if the Tenant shall commence or institute any case, proceeding or other action (i) seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

      (4) if any case, proceeding or other action shall be commenced against or instituted against the Tenant (i) seeking an order for relief entered against the debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, which in either case (x) results in


                                      (32)
      the entry of any order for relief, adjudication of bankruptcy or insolvency, or such an appointment or the issuance or entry of any other order having a similar effect or (y) remains undismissed for a period of ninety (90) days; or

      (5) if any case, proceeding or other action shall be commenced or instituted against the Tenant seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of the Tenant's property which results in the entry of an order for such relief which is not vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; or

      (6) if the Tenant shall take shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in any of clauses (2) through (5) above; or

      (7) if a trustee, receiver or other custodian is appointed for any substantial part of the assets of the Tenant and such appointment is not vacated or stayed within seven days.

      (b) Any moneys received by the Landlord from or on behalf of the Tenant during the pendency of any Bankruptcy Event shall be deemed paid as compensation for the use and occupation of the premises and the acceptance of any such compensation by the Landlord shall not be deemed an acceptance of rent or a waiver by the Landlord of any rights under Articles TWENTY-THREE or TWENTY-FIVE.

      (c) If a Bankruptcy Event occurs at any time after the execution and delivery of this lease, whether such event occurs prior or subsequent to the Commencement Date or the Tenant's entry into possession, such an event shall be deemed an Event of Default and the Landlord shall have the right to terminate this lease in the manner hereinafter provided. In the event of such termination, the Tenant or any person claiming under, by or through the Tenant, by virtue of any statute or of an order of any court, shall not be entitled to possession or to remain in possession of the premises but shall forthwith quit and surrender same. Exclusive of and in addition to any other rights or remedies the Landlord may have through any other portion or provision of this lease or by virtue of any rule of law or statute, said Landlord may keep and retain, as damages, any rent, security, deposit or other moneys or consideration received by the Landlord from the Tenant, or others on behalf of the Tenant. Also, in the event of termination of this lease as aforesaid, the Landlord shall be entitled, as and for liquidated damages, and not as a penalty, from the Tenant for breach of the unexpired term of this lease, to a sum equal to the amount by which the rent for the period of the unexpired portion of the lease term exceeds the then fair and reasonable rental value for the same period, both discounted to present value at four percent (4%). If at any time within a reasonable period following the date of the termination of the lease, as aforesaid, the premises should be re-rented by the Landlord, the rent realized by any re-letting shall be deemed prima facie to be the rental value. In the event of the occurrence of any Bankruptcy Event occasioned solely through the invocation by the Tenant or by third parties of the laws of the State of New York, judicial or statutory, as distinguished from the invocation of Federal laws relating to bankruptcy, reorganization, or otherwise, the Landlord, in addition to the foregoing, may accelerate the full amount of rent reserved for the remainder of the lease, and the same shall forthwith become due and payable to the Landlord. Nothing herein provided shall be deemed to prevent or restrict the Landlord from proving and receiving as damages herein the maximum permitted by any rule of law or statute prevailing when such damages are to be proved, whether they be greater or less than those referred to above.

                               ARTICLE TWENTY-FOUR
                            REMEDIES OF THE LANDLORD
                     ON DEFAULT IN PERFORMANCE BY THE TENANT

      (a) If the Tenant shall default in the full and due performance of xany covenant of this lease, the Landlord shall have the right, upon ten (10) days' notice to the Tenant (except in an emergency, or unless a shorter period of notice or provision for the performance of such work without notice is elsewhere established) and provided that the Tenant shall not have cured such default within said ten (10) day period (or shorter period, if applicable), or, if such default is of such a nature that it cannot with due diligence be remedied within such ten-day period (or shorter period, if applicable),


                                      (33)
then if the Tenant shall not have commenced to cure the default within such ten-day period (or shorter period, if applicable) and be thereafter diligently proceeding to cure such default, to perform the same for the account of the Tenant, and in such event all workman employed by the Landlord shall be deemed the agents of the Tenant, and any reasonable payment made, and expense incurred, by the Landlord in this connection, shall forthwith become due and payable by the Tenant to the Landlord. If the Landlord is compelled to incur any expenses or incur any obligation for the payment of money, including, without limitation, reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding instituted by the Tenant or any third party by reason of any Event of Default hereunder, the sum or sums so paid by the Landlord with all interest, costs and damages, shall be deemed immediately due to the Landlord upon demand as additional rent. Any and all sums payable by the Tenant to the Landlord shall bear interest at the lesser of (x) twelve (12%) percent per annum or (y) the maximum rate permitted by applicable law from the due date to the date of actual payment, and any and all such sums (except the fixed rent hereinabove expressly reserved) shall be deemed to be additional rent for the period prior to such due date, and the Landlord shall have the same remedies for default in the payment of such additional rent as for default in the payment of the rent expressly reserved. If the Tenant's term shall have expired at the time of the making of such expenditures or incurring such obligations, such sums shall be recoverable by the Landlord as damages.

      (b) In the event that under the provisions of this lease the Landlord shall have the privilege of performing any covenant in respect of which the Tenant may be in default and of recovering the expenses so involved from the Tenant as additional rent or otherwise, such remedy shall not be the exclusive remedy of the Landlord but the Landlord may, at its option, treat such default as a breach of substantial obligation of this lease and shall have all the other remedies in respect thereof provided in this or any other Article of this lease.

                               ARTICLE TWENTY-FIVE
                                     DEFAULT

      (a) Each of the following events shall be an "Event of Default" hereunder:

      (1) if the Tenant shall default in the payment when due of any installment of fixed rent or any item of additional rent when same shall be due and such default shall continue for a period of five business days after notice from the Landlord; provided, however, that the Tenant shall be entitled to receive from the Landlord no more than two (2) notices in any twelve (12) month period of its failure to pay rent; or

      (2) if the Tenant shall default in the observance or performance of any term, covenant or condition of any other lease with the Landlord or the Landlord's predecessor in interest at this or any other building beyond the expiration of any applicable notice and cure period set forth in such other lease; or

      (3) if the premises shall be abandoned or deserted; or

      (4) if a Bankruptcy Event shall occur; or

      (5) Intentionally omitted; or

      (6) if the Tenant's interest or any portion thereof in this lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted by Article SEVENTEEN hereof; or

      (7) if the lease is assigned, or all or part of the premises are sublet to a Related Entity and such Related Entity shall no longer (x) control, (y) be under the control of, or (z) be under common control with the Tenant (except in all cases as may be expressly permitted by Article SEVENTEEN); or


                                      (34)

      (8) if the Tenant's obligations under this lease have been guaranteed by any party and if the guarantor shall default in the observance or performance of any of the terms of the guaranty or if the guarantor shall repudiate the guaranty, or if the guaranty shall terminate or be terminated for any reason without the prior written consent of the Landlord or in accordance with the terms thereof provided, however, that such default, repudiation or termination shall not be an Event of Default if the Tenant shall cure the condition giving rise to such default on or before the expiration of the applicable grace period, and delivers to the Landlord a certified check equal to the security deposit then required in accordance with the terms of this lease, such amount to be held and applied by the Landlord in accordance with the provisions of Article TWENTY-NINE.

      (9) if the Tenant shall default in the observance or performance of any other term, covenant or condition of this lease and the Tenant shall fail to remedy such default within twenty (20) days after notice from the Landlord to the Tenant of such default, except that if the default is of such a nature that it cannot with due diligence be remedied within such twenty-day period, the Tenant shall not be in default if the Tenant shall commence within said twenty-day period and thereafter diligently proceed to complete all steps necessary to remedy such default, and further, so long as the extension of such cure period shall not (i) subject the Landlord or any superior lessor or mortgagee to prosecution for a crime or any other fine or charge (unless a sum equal to 125% of such fine or charge is placed in escrow with the Landlord or the Landlord's counsel),
      (ii) subject the premises, the building or the land upon which the building is located to being condemned or vacated, (iii) subject the land or the building to any lien or encumbrance, or (iv) result in the termination of any superior lease or mortgage.

      (b) If an Event of Default shall occur, the Landlord may, at any time thereafter and at its option, give the Tenant ten (10) days written notice of its intention to terminate this lease, and in such event, on the tenth day following the giving of such notice, this lease and the term and all rights of the Tenant under this lease shall expire and terminate as if that were the Expiration Date and the Tenant shall immediately quit and surrender the premises, but the Tenant shall nonetheless be liable for all of its obligations hereunder, as provided for in Article TWENTY-SIX.

      (c) Notwithstanding the foregoing, if such termination is stayed by order of any court having jurisdiction over any proceeding which constitutes a Bankruptcy Event, or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, the Tenant or the Tenant as debtor-in-possession shall fail to assume the Tenant's obligations under this lease within the period provided therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or if the trustee, the Tenant or the Tenant as debtor-in-possession shall fail to provide adequate assurance of the complete and continuous future performance of the Tenant's obligations under this lease as provided in Article SEVENTEEN (o), the Landlord, to the extent permitted by law or by leave of the court having jurisdiction over the proceeding constituting the Bankruptcy Event, shall have the right, as its election, to terminate this lease on five (5) days' notice to the Tenant, the Tenant as debtor-in-possession or said trustee and upon the expiration of said five (5) day period this lease shall cease and expire as aforesaid the Tenant, the Tenant as debtor-in-possession or said trustee shall immediately quit and surrender the premises as aforesaid.

      (d) If an Event of Default described in clause (a)(1) shall occur, or if this lease shall be terminated in accordance with the provisions of clauses (b) and (c) above, the Landlord, without notice, may reenter and repossess the premises by summary proceedings or by any suitable action or proceedings at law.

                               ARTICLE TWENTY-SIX
                              REMEDIES AND DAMAGES

      (a) If an Event of Default shall occur and if this lease shall be terminated as provided in Article TWENTY-FIVE:


                                      (35)

      (i) The Landlord and its agents may immediately, or at any time thereafter, re-enter the premises and remove all persons and property therefrom, either by summary dispossess proceedings, or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and repossess and enjoy the premises, together with all additions, alterations, installations and improvements, and no entry by the Landlord shall be deemed an acceptance of surrender.

      (ii) The Landlord may, at its option, re-let the premises in whole or in part, for such term or terms and for such rentals and upon such other conditions, which may include concessions and free rent periods as the Landlord, in its sole discretion, determine, even though the same may extend beyond the Expiration Date. The Landlord shall have no liability to the Tenant to re-let the premises and the failure or refusal of the Landlord to re-let the premises or any part thereof, or if the premises are re-let, the failure of the Landlord to collect the rent under such re-letting, shall not relieve the Tenant of any liability under this lease. The Landlord may, at its option, make such repairs, replacements, alterations, additions, improvements and other physical changes in and to the premises as the Landlord, in its sole discretion, considers advisable or necessary in connection with any such re-letting. Any such re-letting shall, as the Landlord's option, be either for the Landlord's own account, or as the agent for the Tenant.

      (b) The Tenant, on its behalf and on behalf of all persons claiming through or under the Tenant, including all creditors, hereby expressly waives
(i) any and all right to regain possession of the premises or to reinstate or redeem this lease under any present or future law; (ii) the service of any notice demanding rent or stating an intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law; and (iii) any and all rights of redemption and all other rights to regain possession or to reinstate this lease, after (x) the Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (y) any re-entry by the Landlord, or (z) any expiration or termination of this lease, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this lease. Except as otherwise provided by law, the Tenant waives and will waive all right to trial by jury in any summary proceedings and in any other proceeding or action at law hereafter instituted by the Landlord against the Tenant in respect of this lease, and also in any action or proceeding between the parties hereto for any cause; and it is hereby agreed, that in any of such events, the matter in dispute shall be tried before a judge without a jury. In the event the Landlord shall commence any action or summary proceeding for non-payment of rent, or other breach of any of the terms, covenants or conditions of this lease, the Tenant agrees not to interpose any counterclaim of whatever nature or description in any such action or proceeding other than any counterclaim which would be waived or impaired if not then asserted. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. In the event of a breach or threatened breach by the Tenant, or anyone claiming by, through or under the Tenant, of any of the covenants or provisions hereof, the Landlord shall have the right to seek an injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. The remedies set forth herein are cumulative and the mention in this lease of any remedy shall not preclude the Landlord from exercising any other remedy allowed at law or in equity.

      (c) If this lease and the term shall expire as provided in Article TWENTY-FIVE, or by or under any summary proceeding or any other action or proceeding by the Landlord against the Tenant or any person claiming by, through or under the Tenant, or if the Landlord shall re-enter the premises either as provided in paragraph (a) above, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

      (i) The Tenant shall pay to the Landlord all fixed rent and additional rent and other charges payable under this lease by the Tenant to the Landlord to the date upon which this lease and the term shall have expired or has been terminated by the Landlord;

      (ii) The Tenant shall also be liable for and shall pay to the Landlord, as liquidated damages, any deficiency (the "Deficiency") between the fixed rent and additional rent reserved in this


                                      (36)
      lease for the period which would have constituted the unexpired portion of the term (including any renewal term exercised by the Tenant prior to the termination of this lease or re-entry by the Landlord, and in such case the additional rent for the renewal term shall be assumed to be the same as was payable for the year immediately preceding such termination or re-entry) and the net amount, if any, actually received by the Landlord from any re-letting of the premises pursuant to paragraph (a)(ii) above. The Landlord shall be entitled to deduct from the rentals actually collected under any re-letting all of the expenses which Landlord incurred by reason of the Tenant's default and in connection with such re-entry and re-letting, including, but not limited to, all repossession costs, reasonable legal expenses, brokerage commissions, attorneys' fees, court costs and disbursements, the cost of repairs, re-decoration and alterations in preparing the premises for re-letting, and the amount of rent concessions and work allowances and the like granted in connection with such re-letting. The Deficiency shall be paid in monthly installments by the Tenant on the days specified in this lease for payment of installments of fixed rent, and the Tenant shall not be entitled to withhold any such payment until the Expiration Date set forth in this Lease. The Landlord shall be entitled to recover from the Tenant each monthly Deficiency as the same arises, and no suit to collect the amount of the Deficiency for any month shall prejudice the Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding.

      (iii) Whether or not the Landlord shall have collected any monthly Deficiency, the Landlord shall be entitled to recover from the Tenant, and the Tenant shall pay to the Landlord on demand, in lieu of any further Deficiency as and for liquidated and agreed final damages, and not as a penalty, a sum equal to the amount by which the rent for the period of the unexpired portion of the lease term (commencing on the date immediately succeeding the last day with respect to which a Deficiency payment, if any, was collected) exceeds the then fair and reasonable rental value of the premises for the same period, both discounted to present value at four percent (4%). If, before presentation of proof of such liquidated damages to any court, the premises, or any part thereof, shall have been relet by the Landlord for the period which would have constituted the unexpired portion of the term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the premises so relet.

      (d) The liability of the Tenant shall survive the issuance of a final order and warrant of dispossess, and re-entry by the Landlord, and any other termination of this lease as a result of an Event of Default, and the granting by the Landlord of a new lease upon the premises to another tenant, and the Tenant hereby waives any defense which might be predicated upon any of said acts or events. If the premises are re-let together with any other space in the building, the rental collected and the expenses incurred in connection with such re-letting shall be apportioned as reasonably determined by the Landlord. In no event shall the Tenant be entitled to receive any rents collected or payable under any re-letting, whether or not such rents exceed the fixed rent reserved under this lease. Nothing contained in Articles TWENTY-FIVE or TWENTY-SIX shall be deemed to limit or preclude the recovery by the Landlord from the Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which the Landlord may be entitled in addition to the damages set forth in paragraph (c) above.

                              ARTICLE TWENTY-SEVEN
                             SURRENDER AT EXPIRATION

      Upon the expiration or any termination of the term of this lease, the Tenant shall quit and surrender the premises, together with any fixtures, equipment or appurtenances installed in the premises at the commencement of this lease, and any alterations, decorations, additions and improvements which are not to be removed in compliance with the provisions of Article FOUR hereof, to the Landlord, in good order and condition, ordinary wear, and casualty and other conditions for which the Tenant is not liable under this lease excepted. The Tenant shall remove all its furnishings, trade fixtures, stock in trade and like personal property in accord with the requirements of Article FOUR, so as to leave the premises broom-clean and in an orderly condition. If the last day of the term of this lease falls on Saturday or Sunday, this lease shall expire on the business day next succeeding. The Tenant's obligation to observe and perform this covenant shall


                                      (37)
survive the expiration or other termination of the term of this lease. The Tenant expressly waives, for itself and for any person claiming by, through or under the Tenant, any rights which the Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules or any law of like import then in force in connection with any holdover summary proceedings when the Landlord may institute to enforce the provisions of this Article. The Tenant acknowledges that possession of the premises must be surrendered to the Landlord on the Expiration Date. The parties recognize that the damage to the Landlord resulting from any failure by the Tenant to timely surrender possession of the premises will be substantial, will exceed the amount of the monthly installments of the fixed rent and additional rent payable hereunder and will be impossible to accurately measure. The Tenant agrees that if possession of the premises is not delivered to the Landlord on the Expiration Date (or any sooner termination date), in addition to any other rights or remedies the Landlord may have hereunder or in equity or at law, and without in any manner limiting the Landlord's right to demonstrate and collect any damages suffered by the Landlord, the Tenant shall pay to the Landlord on account of use and occupancy of the premises for each month and for each portion of any month during which the Tenant holds over in the premises after the Expiration Date, a sum equal to two (2) times the aggregate of the fixed rent and additional rent which was payable under this lease during the last month of the term. In addition, and without in any manner limiting the Landlord's right to demonstrate and collect any damages suffered by the Landlord and arising from the Tenant's failure to surrender the premises as provided herein, the Tenant shall indemnify and hold the Landlord harmless from and against all cost, liability, damages and expenses (including, without limitation, reasonable attorneys' fees and disbursements) resulting from delay by the Tenant in so surrendering the premises, including, without limitation, any claims made by any succeeding or prospective tenant as a result of such delay. Nothing herein contained shall be deemed to permit the Tenant to retain possession of the premises after the Expiration Date (or sooner termination) of this lease or to limit in any manner the Landlord's right to regain possession of the premises through summary proceedings, or otherwise, and no acceptance by the Landlord of payments from the Tenant after the Expiration Date shall be deemed to be other than on account of the amount to be paid by the Tenant in accordance with the provisions of this Article. The provisions of this Article shall survive the expiration of the term of this lease.

                              ARTICLE TWENTY-EIGHT
                                 QUIET ENJOYMENT

      The Landlord covenants that, if the Tenant shall duly keep and perform all the terms and conditions hereof, the Tenant shall peaceably and quietly have, hold and enjoy the premises for the term aforesaid, free from interference from the Landlord or anyone claiming by, through or under the Landlord, subject however to ground leases, underlying leases and mortgages as hereinbefore described subject to the Landlord obtaining a Non-Disturbance Agreement in accordance with the provisions of Article THIRTEEN.

                               ARTICLE TWENTY-NINE
                                SECURITY DEPOSIT

      (a) The Tenant has deposited with the Landlord the sum of Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000.00) to secure the faithful performance by the Tenant of all the terms, conditions, covenants and agreements of this lease, and the lease dated as of November 1, 1999 between the parties for the 12th floor at 200 Hudson Street, New York, New York, and to make good to the Landlord any damage which it may sustain by reason of any default by the Tenant beyond the expiration of applicable notice and cure periods. The Landlord shall segregate the said security deposit as a trust fund not to be mingled with other funds of the Landlord, and if, during the term of this lease, the Landlord shall sell, exchange or lease the entire building, subject to this lease, or, being the lessee thereof, shall assign its lease, the Landlord shall have the right to pay or transfer the said deposit to such grantee, lessee, or assignee, as the case may be, and, in such event, the Landlord shall be released from all responsibility and liability in connection therewith, and the Tenant will look solely to said grantee, lessee, or assignee for its return provided the security deposit is paid over or transferred to such party and the grantee, lessee or assignee acknowledges receipt of the security deposit (a copy of which acknowledgment shall be provided to the Tenant upon request). The aforesaid security deposit shall be deposited with a bank or trust


                                      (38)
company, savings bank or savings and loan association, and the Landlord shall advise the Tenant of the name and address thereof. The Tenant shall not be entitled to the payment of any interest on the aforesaid security deposit unless earned and any interest earned upon such deposit less the amount equal to 1% of the deposit, to which the Landlord shall be entitled as administration expense shall be added to the amount of the deposit. Notwithstanding the foregoing, the Landlord agrees to deposit the security deposit in an interest-bearing money market account at Chase Manhattan Bank, N.A. and to pay the interest thereon, if any, less the amount equal to 1% of the deposit, to Tenant once per annum. The Landlord shall have no liability to the Tenant for the bank's failure to repay the security deposit or the interest earned. The Tenant's interest in said deposit shall not be assigned or encumbered without the written consent of the Landlord and neither the Landlord nor its successors or assigns shall be bound by any such attempted assignment or attempted encumbrance, and within forty-five
(45) days after the expiration of the term, the amount of said deposit shall be repaid to the Tenant, less any proper charges against the same, as hereinabove or hereinafter provided. If the Tenant shall at any time be in default with respect to any payment of rent or of additional rent or of any other payment due from the Tenant to the Landlord under this lease and such default continues beyond any applicable cure period, or if the Tenant shall be in default of any other term or condition of this lease beyond any applicable cure period, the Landlord may, at its option, apply such portion of said deposit as may be adequate to cure such default or to make good such damage, including, but not by way of limitation, interest, costs, fees and other expenses, paid or incurred by the Landlord, and thereafter such portion so applied shall be free from any claim by the Tenant for its return. If the Landlord shall re-enter and re-let the premises, the Landlord shall continue to hold the said deposit, as security for the performance of the Tenant's obligations, until the date herein expressly fixed for the expiration of the term, and apply the same from time to time to the unpaid obligations of the Tenant, under the same terms and conditions as if the said lease were still in full force and effect. No termination of this lease or re-entry by the Landlord for default of the Tenant shall entitle the Tenant to the return of any part of said deposit, nor shall the retention of such deposit, after such re-entry, impair or otherwise affect the Tenant's liability to the Landlord during the balance of the term originally provided for. If, at any time, the said deposit shall be diminished, by reason of the Landlord's having applied any part thereof in accordance with the provisions of this paragraph, the Tenant shall pay over to the Landlord upon demand, the equivalent of such decrease, to be added to said deposit and to be held and applied in accordance with the provisions of this Article. Upon the Landlord's receipt of the twelfth monthly installment of fixed rent payable hereunder ("One Year Rent Date"), and on each anniversary of the One Year Rent Date, and provided that, as of any such date, no Event of Default is then outstanding under either lease, the amount of the security deposit to be held by the Landlord pursuant to this Article shall be reduced to the amount indicated:

           Anniversary of the One                     Amount of Security
           Year Rent Date                             Deposit
           ----------------------                     ------------------

           1st Anniversary                            $6,875,000

           2nd Anniversary                            $6,250,000

           3rd Anniversary                            $5,625,000

           4th Anniversary                            $5,000,000

      In the event the Tenant leases any additional space pursuant to the provisions of Article FORTY-SEVEN, the amount of any additional security deposit which will be required in connection with the leasing of such space, together with scheduled decreases in such amount, if any, shall be determined by the Landlord at such time based upon the Tenant's rental payment history and a review of the Tenant's then current financial statements.

      (b) In lieu of delivering cash as the security deposit, the Tenant may deliver to the Landlord an unconditional, irrevocable and transferable letter of credit (such letter of credit or any extension or replacement thereof, being hereinafter referred to as the "Letter of Credit") issued for the account of the Landlord by a New York Clearing House bank acceptable to the Landlord, in substance reasonably satisfactory to the Landlord, which Letter of Credit is to be held by Landlord in accordance with the terms of this Article TWENTY-NINE. The Letter of Credit shall permit the Landlord or its duly authorized representative (1) to draw thereon up to the full amount of the credit evidenced thereby upon presentation of the Letter of Credit and a sight draft in the amount to be drawn and (2) to draw the full amount thereof to be held as cash security pursuant to this Article if for any reason the Letter of Credit is not renewed within sixty (60) days prior to its expiration date. The Letter of Credit shall be fully transferable by the Landlord and its successors and assigns without charge to the Landlord. The Letter of Credit shall at all times be able to be presented for


                                      (39)
payment in New York City and shall require the bank to give the Landlord at least 60 days prior written notice if the place of presentment is to be moved to a location other than New York City. If the Tenant does not provide either a replacement cash security deposit or a replacement Letter of Credit which may be presented for payment in New York City, at least thirty days prior to the effective date of such change, the Landlord, or its duly authorized representative may present the Letter of Credit for immediate payment, which shall then become the Deposit hereunder. In the event that the expiration date of the Letter of Credit is prior to sixty (60) days after the Expiration Date (or sixty days after any subsequent date through which the term of this lease may be extended), if the Landlord receives notice from the bank or the Tenant that the Letter of Credit is not being renewed or in the event that the Tenant has not delivered a replacement cash security deposit or Letter of Credit to the Landlord by thirty (30) days before the expiration of the Letter of Credit, then the Landlord, acting through one of its duly authorized representatives, shall be entitled to present the Letter of Credit for immediate payment of the then potential amount available pursuant to the Letter of Credit, and the amount of the Letter of Credit shall become the Deposit hereunder and shall be held, applied and returned by the Landlord in accordance with the terms provided by the lease for the holding, application and return of the Deposit. If the Letter of Credit is not being renewed but the Tenant does deliver a replacement Deposit or a similar Letter of Credit by thirty (30) days before expiration of the Letter of Credit, then the Landlord shall not thereafter be entitled to present the expiring Letter of Credit for payment of any amounts. The Landlord shall reasonably cooperate with the Tenant in substituting a Letter of Credit in order to effectuate the reductions in the security deposit contemplated in paragraph
(a) above, provided, however, that in no event shall the Landlord be obligated to relinquish possession of a Letter of Credit until it has received a valid replacement thereof in accordance with the terms of this lease.

                                 ARTICLE THIRTY
                     REAL ESTATE TAX AND EXPENSE ESCALATION

      (a) Real Estate Tax Escalation. In order to adjust, during the term of this lease, for increases in the expenses of the Landlord for Real Estate Taxes, the Tenant, commencing on July 1, 2001 and in each year thereafter, shall pay to the Landlord, as additional rent, the Tenant's Proportionate Share of any Increase in such Real Estate Taxes, all in accordance with paragraphs (c) through (g) below.

      (b) Expense Escalation. In order to adjust during the term of this lease for increases in the expenses of the Landlord in operating the building, the Tenant shall pay to the Landlord, as additional rent, commencing on May 1, 2001 and on each May 1st thereafter, the amount indicated in Exhibit B as the Expense Payment, such amount to be paid (in addition to the fixed rent) in twelve equal monthly installments.

      (c) Definitions. As used in this Article the following capitalized words or expressions shall have the meaning ascribed to them below:

            1. "Real Estate Taxes" shall mean the aggregate amount of real estate taxes and any general or special assessments (exclusive of interest and penalties thereon) imposed upon the building and the land upon which it is located (collectively, the "Property"), by Federal, State or local government, including, without limitation, (i) assessments made upon or with respect to any "air" or "development" rights now or hereafter affecting the Property, (ii) any fee, tax or charge imposed by any governmental authority for any vaults or vault space within or outside the boundaries of the Property, (iii) any reasonable expenditures for fees and expenses incurred by the Landlord in connection with any action or proceeding to reduce the assessed valuation of the Property, and
(iv) any taxes or assessments levied after the date of this lease in whole or in part for public benefits to the Property, including, without limitation, any Business Improvement District taxes and assessments; without taking into account any discount that the Landlord may receive by virtue of any early payment of Real Estate Taxes. If because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax) is imposed upon the Landlord or owner of the Property, or the occupancy, rents or income therefrom, in substitution for any of the foregoing Real Estate Taxes, such other tax or assessment shall be deemed part of Real Estate Taxes computed


                                      (40)
as if the Landlord's sole asset were the Property. Anything to the contrary notwithstanding, Real Estate Taxes shall not include (w) any taxes on the Landlord's income, (x) franchise taxes, (y) estate or inheritance taxes or (z) any similar taxes, imposed on the Landlord, unless such taxes are levied, assessed or imposed in lieu of or as a substitute for the whole or any part of the taxes, assessments, levies or impositions which now constitute Real Estate Taxes. If, by law, any assessment may be paid in installments, then, for the purposes hereof, (i) such assessment shall be deemed to have been payable in the maximum number of installments permitted by law and (ii) there shall be included in Real Estate Taxes, for each subsequent Tax Year in which such installments may be paid, the installments of such assessments so becoming payable during such subsequent Tax Year, together with any interest thereon payable during such subsequent Tax Year.

            2. "Increase in Real Estate Taxes" shall mean the amount by which Real Estate Taxes in any Subsequent Year, exceed the Real Estate Taxes in the Base Year (the "Base Real Estate Taxes").

            3. "Projected Real Estate Taxes" shall mean the Landlord's reasonable estimate of Real Estate Taxes for the particular subsequent year.

            4. "Comparative Statement" shall mean a statement, in writing signed by the Landlord, or on its behalf by an officer of any corporation acting as its managing agent, showing (i) a comparison of (a) Real Estate Taxes for the Base Year with (b) Projected Real Estate Taxes for the upcoming Subsequent Year, (ii) if the Tenant paid additional rent pursuant to this Article with respect to the immediately preceding Subsequent Year as a result of Increase in Real Estate Taxes, any adjustment necessitated by a variance between Projected Real Estate Taxes for such immediately preceding Subsequent Year (as shown in the current Comparative Statement) and the actual Real Estate Taxes for such immediately preceding Subsequent Year (as shown in the last Comparative Statement) and (iii) the Operating Expense Payment for the then current Subsequent Year. At the request of the Tenant, the Comparative Statement shall be accompanied by a copy of the most recent statement for real estate taxes for the premises received by Landlord from the City of New York.

            5. "Tenant's Proportionate Share" shall mean 13.41% .

            6. "Base Year" shall mean the average of the Real Estate Taxes for New York City fiscal years commencing July 1, 2000 and ending June 30, 2001 and commencing July 1, 2001 and ending June 30, 2002.

            7. "Subsequent Year" shall mean each twelve-month period commencing July 1, 2001 and its anniversaries during the term of this lease.

      (d) Statements for the Tenant. Prior to July 1, 2001 and on or before that day in each Subsequent Year, the Landlord will furnish a Comparative Statement to the Tenant. The failure of the Landlord to furnish a Comparative Statement shall be without prejudice to the right of the Landlord to furnish a Comparative Statement at any time in the future.

      Every Comparative Statement Furnished by the Landlord pursuant to this Article shall be conclusive and binding upon Tenant unless (i) within ninety
(90) days after the receipt of such Comparative Statement, Tenant shall notify Landlord that it disputes the correctness thereof, specifying the particular respects in which such Comparative Statement is claimed to be incorrect. Pending the determination of such dispute, Tenant shall pay additional rent in accordance with such Comparative Statement and such payment shall be without prejudice to Tenant's position and to the Tenant's rights to a refund of any overpayment. If the dispute shall be determined in Tenant's favor, Landlord shall within five business days after Landlord's receipt of the notice of such determination, pay Tenant the amount of Tenant's overpayment of additional rent resulting from compliance with such Comparative Statement. The Tenant's obligation to pay any additional rent payable hereunder, and the Landlord's obligation to refund any overpayment by the Tenant shall survive the expiration of this lease.


                                      (41)

      (e) Computation of Increases in Rent Payable by Tenant. When the Landlord shall furnish the Tenant with any Comparative Statement in accordance with this Article which shall show an Increase in Projected Real Estate Taxes, then commencing July 1, 2001 and commencing on July 1 of each Subsequent Year in question, in addition to the increase in rent attributable to the Expense Payment for such Subsequent Year, the rent payable under the lease shall be increased by the Tenant's Proportionate Share of the increase in the Projected Real Estate Taxes. Such increases shall be payable (with payment on account of such increases) as follows: on the first day for the payment of rent under this lease following the receipt of the Comparative Statement, the Tenant shall pay to the Landlord the sum equal to (1) the aggregate of one-twelfth of the Tenant's Proportionate Share of the increase in Projected Real Estate Taxes, plus or minus, as the case may be, (2) any adjustment necessitated by a variance between (x) the Projected Real Estate Taxes for such immediately preceding Subsequent Year and (y) the actual Real Estate Taxes for such immediately preceding Subsequent Year, plus (3) one-twelfth of the Tenant's Expenses Payment. Until a different Comparative Statement shall be submitted as above provided, the monthly installments or rent payable under this lease due to an Increase in Projected Real Estate Taxes shall continue to be increased by such amount; however, notwithstanding any other provision herein, the failure of the Landlord to submit a Comparative Statement in any Subsequent Year shall not affect the amounts payable by Tenant as Operating Expense Payment in such Subsequent Year.

      With respect to the Comparative Statement furnished to the Tenant in the Subsequent Year following the year in which the term of this lease terminates, if such Comparative Statement shall indicate an adjustment necessitated by a variance of the type referred to in clauses (x) and (y) in the immediately preceding paragraph, then the Tenant shall promptly pay to the Landlord, or the Landlord promptly shall pay to the Tenant, as the case may be, the amount of any such adjustment as indicated in such Comparative Statement.

      (f) Inspection of Books. If the Tenant timely notifies the Landlord that it disputes the correctness of a Comparative Statement relating to any increase in Real Estate Taxes, the Landlord, upon written request of the Tenant, shall provide the Tenant and/or the Tenant's independent certified accountants, reasonable access to review the Landlord's books and records applicable to the building for the Tax Year in question, solely for the purpose of verifying the information contained in the Tax Statement, provided that a written request for such inspection is made by the Tenant within ninety (90) days of receipt of the Comparative Statement. Such examination shall be made during the Landlord's regular business hours at the office of the Landlord. The Tenant recognizes the confidential nature of such records and agrees to maintain the information obtained from such examination in strict confidence.

      (g) Decreases in Real Estate Taxes. In no event shall any decrease in the Real Estate Taxes in any way reduce the fixed rent or additional rent payable by the Tenant under this lease, except to the extent to which a decrease in Real Estate Taxes shall result in a decrease in the additional rent payable pursuant to paragraph (a) of this Article; provided, however, that no decrease in Real Estate Taxes shall in any way reduce any additional rent payable on account of any Expense Payment. The foregoing shall not be deemed to relinquish the Tenant's right to receive the Tenant's Proportionate Share of any refund of Real Estate Taxes received by the Landlord subsequent to the payment of such Real Estate Taxes by the Tenant, after deducting all reasonable costs and expenses incurred by the Landlord in obtaining such refund (except to the extent such cost and expenses were already included in the Real Estate Taxes).

      (h) The Landlord intends to construct additional floors in the building. At such time as the additional floors are taken into account by the taxing authority in determining the assessed valuation of the building, "Tenant's Proportionate Share" shall be recalculated so as to account for the addition of such floors. Whenever "Tenant's Proportionate Share" is to be recalculated pursuant to this lease, it shall be recalculated in a manner consistent with the manner in which it was originally calculated.

                               ARTICLE THIRTY-ONE
                           SERVICES; AIR-CONDITIONING


                                      (42)

      (a) For purposes of this lease, "Business Hours" shall mean normal building operation hours of eight a.m. to six p.m. and "Business Days" shall mean Monday through Friday, except for those days designated as legal holidays by the Federal or State government or by the unions now or hereafter representing the Landlord's building personnel.

      (b) During the term of this lease, the Landlord shall furnish during Business Hours on Business Days from October 15th to April 15th sufficient heat to heat the premises. The Landlord is currently engaged in extensive renovations of the building, including the elevators. Prior to the time the Tenant uses the premises for the normal conduct of its business, the Landlord shall maintain in service and available for the non-exclusive use of the Tenant at least one passenger elevator at all times and two freight elevators during Business Hours on Business Days. At such time as the Tenant uses the premises for the normal conduct of its business and thereafter for so long as the elevator bank marked "current" on Exhibit C-1 is servicing the premises, the Landlord shall maintain in service and available for the non-exclusive use of the Tenant at least 3 passenger elevators at all times, and at least 2 freight elevators during Business Hours on Business Days. At such time as elevator service to the premises is provided by the elevator bank marked as "new" on Exhibit C-1, the Landlord shall maintain in service and available for the non-exclusive use of the Tenant at least five passenger elevators at all times and at least two freight elevators during Business Hours on Business Days. If the Tenant requires freight elevator service or heat on non-Business Days or during non-Business Hours on Business Days, the Landlord will furnish the additional requested service upon notice of the Tenant's need therefor. Such notice may be written or oral and shall be given prior to 2 p.m. on the day upon which such service is requested or by 2 p.m. of the last preceding Business Day if service is requested on other than a Business Day. The Tenant will pay for any overtime freight elevator service and heat at the respective prevailing rates per hour as established from time to time by the Landlord for such services at the building or in the buildings of the Landlord, generally, for each hour during which the additional service is supplied. All charges for such overtime service shall constitute additional rent and shall be payable within five days after presentation of a bill, and in the event of default of payment therefor beyond the expiration of applicable notice and cure periods, the Landlord may refuse further service until all such charges have been paid and the Landlord shall have all remedies available to it for collection herein specified with respect to rent. The failure on the part of the Landlord to furnish elevator service or heat, if due to breakdowns, repairs, maintenance, strikes or other causes beyond the control of the Landlord, shall involve no liability on the part of the Landlord (except that this shall not be deemed to relieve Landlord of its obligation to use overtime or premium labor to restore such service if required by Article THREE (b)) and shall not constitute an actual or constructive eviction, nor relieve the Tenant from any of its obligations under this lease nor entitle the Tenant to an abatement of rent.

      (c) The Landlord shall provide 190 tons of condenser water service per floor to the eight and ninth floors of the premises (and to the seventh floor within 30 days after the RPM Commencement Date) (the "Base Condenser Water Service") from the Landlord's cooling tower equipment located on the roof of the building, such service to be available 24 hours a day, 365 days a year. The Tenant shall pay an annual charge for the provision of Base Condenser Water Service at the rate of $300 per ton. Upon written request of the Tenant, the Landlord shall provide up to a maximum of 40 additional tons of condenser water service per full floor above the Base Condenser Water Service, at an annual cost of $300 per ton for the first 20 tons above the Base Condenser Water Service, and $750 per ton for each additional ton thereafter. The Tenant shall also reimburse the Landlord for the hard and soft costs actually incurred by the Landlord in providing condenser water service in excess of the Base Condenser Water Service.

      In addition to the extra service in the immediately preceding paragraph, the Tenant may request that the Landlord provide up to an additional 140 tons of condenser water service to the floor on which the Data Center (as defined in Article FIFTY-ONE) is located, at an annual cost of $750 per ton.

      As Expansion Space is added to the premises pursuant to Article FORTY-SEVEN, the Landlord shall provide air-conditioning sufficient to comfort cool such space using existing air-conditioning units, or, if there are no existing units, by installing air-cooled units. At such time as the Tenant leases the spaces currently being leased to both Baith Company Inc. and Aldine Legal


                                      (43)

Supply Co., Inc. on the tenth floor, and to Hertz Computer Corp. on the eleventh floor, the Landlord shall commence construction of the mechanical rooms so that the air-conditioning in that space shall be provided by the condenser water service available in the building. When such system is installed (which shall be the Trane unit referred to in paragraph (A)(7) of Exhibit C, or the equivalent), the Landlord shall provide a pro-rata share of the base building condenser water service for that floor based on the proportion that the rentable square footage of the Expansion Space being leased bears to the rentable square footage of the floor on which the applicable Expansion Space is located. The annual cost for condenser water service to the Expansion Space is $750 per ton.

      The annual rates set forth in this paragraph (c) shall remain in effect through December 31, 2000 and as of January 1, 2001 and each January 1 thereafter, shall be increased by three percent (3%) over the rates in effect during the immediately preceding calendar year.

      The Landlord's base building system shall be capable of providing air conditioning to six separate zones for an entire floor. In addition to the charges set forth in this paragraph (c), the Tenant shall pay for all electricity needed to operate the air-conditioning system. The Tenant shall, at its own expense, maintain all supplemental air-conditioning systems now or hereafter installed in the premises in good condition and repair, using a contractor reasonably approved by the Landlord. The Landlord shall maintain in good order and repair the cooling tower and air handling units contained within the mechanical equipment rooms within the premises, but the Landlord shall not be responsible for maintaining any ductwork, diffusers, thermostat controls, or any other part of the air-conditioning system located outside of the machine equipment room within the premises. In all events, the Tenant shall be responsible for any repairs required to be made to any part of the air-conditioning system when the need for such repairs arises from the causes set forth in clauses (i) through (iv) of Article THREE (a).

      (d) Provided the Tenant shall keep the premises in order, the Landlord, at the Landlord's expense, shall cause the premises, excluding any portions thereof used for the storage, preparation, service or consumption of food or beverages, to be cleaned on Business Days substantially in accordance with the Specifications set forth as Schedule B annexed hereto. The Tenant, at the Tenant's sole cost and expense, shall cause all portions of the premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to the Landlord, and to be exterminated against infestation by vermin, rodents or roaches regularly and, in addition, whenever there shall be evidence of any infestation. Any such extermination shall be done at the Tenant's sole cost and expense and by contractors reasonably approved by the Landlord. If the Tenant shall perform any additional cleaning services in addition to the services provided by the Landlord, the Tenant shall employ such cleaning contractor providing services to the building on behalf of the Landlord or such other cleaning contractor as shall be reasonably approved by the Landlord. The Tenant shall, at its sole cost and expense, comply with all present and future laws, ordinances, regulations and requirements of the City, State or Federal Government or any agency having jurisdiction over the building, or any reasonable and non-discriminatory rules which the Landlord may impose, with respect to the recycling or sorting of refuse and rubbish. The Landlord reserves the right to refuse to collect or accept from the Tenant any refuse or rubbish which is not separated and sorted as required and to require the Tenant to arrange for such collection, at the Tenant's sole cost and expense, using a contractor reasonably satisfactory to the Landlord. The Tenant shall indemnify the Landlord from all liability arising from the Tenant's failure to comply with the provisions of this Article. The Tenant shall pay to the Landlord the cost of removal of any of the Tenant's refuse and rubbish from the building which exceeds normal office requirements.

           (e) The Landlord shall provide to the premises hot and cold water for ordinary drinking, cleaning, lavatory, humidification and pantry (but not kitchen or cafeteria) purposes. If the Tenant uses or consumes water for any other purposes, the Landlord may, at the Tenant's expense, install a water meter or require the Tenant to install a meter. The Tenant shall thereafter maintain the meter in good working order at the Tenant's expense and the Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered at 110% of the Landlord's cost therefor. In default in making such payment, the Landlord may pay such charges and collect the same from the Tenant. The Tenant shall pay the New York City sewer rents, charges or any other tax apportioned to the Tenant's metered consumption of water at the premises. The apportionment


                                      (44)
of the sewer rent to the premises shall be made in accord with the measurement or apportionment of water consumed at the premises as provided herein. The sewer rents shall be billed with the water charges and shall constitute additional rent.

      (f) The Tenant shall have access to and the main entry to the building shall be open and staffed by a doorman, security guard, concierge or attendant twenty-four (24) hours a day, seven (7) days a week. During Business Hours on Business Days, messengers shall have access to the premises through the passenger elevators, or, if bulky packages are being delivered, through the freight elevator. During non-Business Hours or on non-Business Days, messengers shall have access to the premises. The Landlord reserves the right, during the term of this lease, to designate an area in the building for packages to be delivered, either for transmittal to the Tenant, or notification to the Tenant of the delivery of same.

      (g) The Landlord agrees to provide the Tenant with Tenant's Proportionate Share of listings on the building directory maintained by the Landlord in the lobby of the building, which the Tenant may allocate among its permitted occupants and subtenants in any portion of the premises.

      (h) During the term of this Lease, the Landlord shall permit at least two telecommunications providers to provide service to the tenants of the building. The selection of such providers shall be within the Landlord's sole discretion, and the Landlord reserves the right to change such providers from time to time, and shall give the Tenant reasonably prompt notice of any such change. In addition, within the first twelve months of the term of the lease, the Tenant may contract with any or all of the telecommunications providers listed on
Exhibit I annexed hereto to provide services to the premises. If the Tenant contracts with such providers within such twelve month period, it shall be entitled to continue to use such providers throughout the term of this lease.

      (i) The Landlord shall provide the Tenant with Tenant's Proportionate Share of available shaft space running through the building.

      (j) The Landlord may suspend any service which it is required to provide hereunder, if it should become necessary or proper so to do, at any time, provided, however, that except in the event of emergency, the Tenant shall be afforded reasonable notice (which may be oral) of such interruption. The Landlord shall restore such service within a reasonable time, making due allowance for labor troubles, acts of God, or any cause beyond the Landlord's control, subject to Landlord's obligations to use overtime service to do so in the circumstances set forth in Article THREE (b).

      (k) The Landlord shall be entitled to refuse to furnish passenger or freight elevator service in connection with any sale at auction of the Tenant's fixtures, machinery, stock in trade and other property or a sale in any other manner of all or substantially all of such property unless the Landlord shall have been given not less than two days' notice of the intention to hold the auction or other sale and unless the Landlord shall be given an undertaking by a person, firm or corporation of satisfactory financial resources wherein the Landlord shall be indemnified against (i) all expense incurred by the Landlord in connection with the removal by purchasers of any property sold to them at the auction or other sale, (ii) all expense for removal or storage of any property sold at the auction or other sale which is not removed by the purchaser within two days following the sale, and (iii) all expenses which the Landlord may incur for the removal of property not sold and waste and rubbish from the premises.

                               ARTICLE THIRTY-TWO
                                    INSURANCE

      (a) The Tenant shall obtain and keep in full force and effect during the term of this lease, at the Tenant's sole cost and expense, (i) a policy of comprehensive general public liability and property damage insurance on an occurrence basis, with a broad form contractual liability endorsement and a completed operations endorsement with minimum limits with a combined single limit with respect to each occurrence in an amount of not less than $5,000,000 for injury (or death) to persons and damage to property; (ii) an "all risk" insurance policy, with extended coverage, covering all of


                                      (45)

Tenant's personal property and alterations for full replacement cost thereof, as well as business interruption insurance adequate to cover the Tenant's loss of income as a result of a loss sustained by a peril covered under the policy; and
(iii) Worker's Compensation Insurance, as required by law. Such policies shall provide that the Tenant is named as the insured. Landlord and any managing agent, lessors and mortgagees (whose names have been furnished to the Tenant) shall be named as additional insureds, as their respective interests may appear. The Tenant shall have the right to insure and maintain the insurance coverages required under this Article under blanket insurance policies covering other premises occupied by the Tenant so long as such blanket policies comply as to terms and amounts with the requirements set forth in this Article; provided that, upon request, the Tenant shall deliver to the Landlord a certificate from the Tenant's insurer evidencing the portion of such blanket insurance allocable to the premises.

      (b) All insurance required to be carried by Tenant hereunder shall be written in form and substance reasonably satisfactory to the Landlord and issued by a reputable and independent insurer permitted to do business in the State of New York, and rated in Best's Insurance Guide (or any successor thereto) as having a general policyholder rating of not less than "A" and a financial rating of at least "XIII". The policy required to be carried pursuant to paragraph (a)
(i) above shall contain a provision that (1) the policy shall be non-cancelable with respect to the Landlord and such managing agents, lessors and mortgagees (whose names and addresses have been furnished to the Tenant) unless thirty (30) days' prior written notice shall be given to the Landlord by certified mail, return receipt requested, which notice shall contain the policy number and the name of the insured and additional insureds, and (2) no act or omission of the Tenant shall affect or limit the obligation of the insurer to pay the amount of any loss sustained. Certificates of insurance (including endorsements and evidence of the waivers of subrogation required pursuant to Article SIXTEEN hereof), or evidence of renewal of such coverage, shall be delivered to the Landlord prior to the Commencement Date (or any earlier entry upon the premises by the Tenant or any of the Tenant's employees, agents or contractors prior to the Commencement Date), and at least thirty (30) days prior to the expiration of such policy. If the Tenant fails to obtain or keep in force the insurance required by this Article, or to pay the premiums thereof, provided the Tenant is afforded written notice of the Landlord's intention to pay such premium ten (10) days prior thereto, in addition to all other rights the Landlord may have under this lease, the Landlord may, from time to time, and as often as such failure shall occur, pay the premiums therefor, and any and all sums so paid for insurance by the Landlord shall be and become, and are hereby declared to be, additional rent under this lease and shall be due and payable on demand.

                              ARTICLE THIRTY-THREE
                           DEFAULT UNDER OTHER LEASES

      If the Tenant shall default in any covenant of any other lease with the Landlord beyond the expiration of applicable notice and cure periods, if any, then at the option of the Landlord such default shall be deemed a default hereunder and if such default occurs prior to the Commencement Date, the Tenant shall have no right to possession of the premises; and the Tenant agrees to reimburse the Landlord upon demand for any expense or loss that may be suffered due to the Tenant's default.

                               ARTICLE THIRTY-FOUR
                           WORK TO BE DONE BY LANDLORD

      The Landlord shall not be required to furnish any work or materials to the premises, except as expressly provided in the Work Letter attached to this lease as Exhibit C or as may otherwise be expressly set forth in this lease. In case the Landlord is prevented from making any repairs, improvements, decorations or alterations, installing any fixtures or articles of equipment, furnishing any services or performing any other covenant herein contained to be performed on the Landlord's part, due to the Landlord's inability to obtain, or difficulty in obtaining, labor or materials necessary therefor, or due to any governmental rules and regulations relating to the priority of national defense requirements or strikes, or due to labor troubles, accident or due to any other cause beyond the Landlord's control, the Landlord shall not be liable to the Tenant for damages resulting therefrom, nor (except as expressly otherwise provided in Article SIXTEEN hereof in respect of damage to the


                                      (46)
premises due to fire), shall the Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in the Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the premises.

                               ARTICLE THIRTY-FIVE
                             CONSENT TO JURISDICTION

      This lease shall be governed in all respects by the laws of the State of New York. The Tenant irrevocably consents and submits to the jurisdiction of any Federal, State, or county court sitting in the State of New York in any action or proceeding arising out of this lease and/or the use and occupation of the premises. The Tenant agrees that any action or proceeding brought by the Tenant against the Landlord in respect of any matters arising out of or relating to this lease may only be brought in the State of New York, County of New York. The Tenant hereby irrevocably designates Hughes, Hubbard & Reed, 1 Battery Park Plaza, New York, New York 10004, to accept service of process on the Tenant's behalf and agrees that such service shall be deemed sufficient. If the Tenant is not a New York partnership or corporation or a foreign corporation qualified to do business in the State of New York, it shall designate in writing, an agent in New York County for service under the laws of the State of New York.

                               ARTICLE THIRTY-SIX
                                TENANT LIABILITY

      (a) If more than one tenant is named as the tenant under this lease, each of the named tenants shall be jointly and severally liable for the performance of all of the terms, covenants and agreements on the Tenant's part to be performed under this lease.

      (b) If the Tenant (or any permitted assignee of Tenant) is a partnership (or is comprised of two or more persons, individually or as co-partners of a partnership or shareholders of a professional corporation) the following provisions shall apply to each tenant: (i) the liability of each of the partners comprising the Tenant shall be joint and several; (ii) each of the parties comprising the Tenant hereby consents in advance to, and agrees to be bound by, any modification, termination, discharge or surrender of this lease which may hereafter be made and by any notices, or other communications which may hereafter be given by the Tenant or any of the parties comprising the Tenant;
(iii) all statements, notices or other communications given to the Tenant or to any of the parties comprising the Tenant shall be deemed given to the Tenant and all parties; (iv) if the Tenant shall admit new partners, all such new partners shall, by their admission to the Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this lease on Tenant's part to be observed and performed, and (v) the Tenant shall give to the Landlord notice of the admission of any new partners, and upon demand of the Landlord, such new partners shall execute and deliver to the Landlord an agreement in form reasonably satisfactory to the Landlord, wherein each new partner shall assume performance of all of the terms, covenants and conditions of this lease on Tenant's part to be performed (but the Landlord's failure to request such an agreement nor the partners failure to deliver such an agreement shall relieve the partner of its liability hereunder).

      (c) If the Tenant is a partnership, it shall not convert to or become a corporation, limited liability company, registered limited liability partnership or any other form of business organization (such entity being referred to as a "Successor Entity") , without the Landlord's prior written consent. The Landlord shall not unreasonably withhold its consent to the Tenant's conversion to a Successor Entity provided that (i) the Tenant shall cause each partner of the Tenant to execute and deliver to the Landlord an agreement, in a form reasonably satisfactory to the Landlord, pursuant to which each partner of the Tenant agrees to remain personally liable jointly and severally for all of the terms, covenants and conditions of the lease that are to be performed by the Successor Entity; (ii) the Successor Entity shall have a Net Worth (as hereinbefore defined) of not less than the Net Worth of the Tenant on the date of execution of the lease; (iii) no Event of Default has occurred and is continuing hereunder; (iv) the Successor Entity succeeds to all of the business and assets of the Tenant; (v) the Tenant shall deliver to the Landlord such documentation as may be reasonably required by the Landlord to evidence compliance with the requirements set forth above; and (vi) the Tenant shall reimburse the Landlord for all reasonable costs and expenses, including, without


                                      (47)
limitation, attorneys' fees, that may be incurred by the Landlord in connection with the conversion of the Tenant to a Successor Entity.

                              ARTICLE THIRTY-SEVEN
                           ADJACENT EXCAVATION-SHORING

      If an excavation shall be made upon land adjacent to the premises, or shall be authorized to be made, the Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the premises for the purpose of doing such work as shall be necessary to preserve the wall or the building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against the Landlord, or diminution or abatement of rent.

                              ARTICLE THIRTY-EIGHT
                           FAILURE TO GIVE POSSESSION

      In the event the Landlord, for any reason, shall be unable to give possession of the premises by the date set forth in this lease for the commencement of the term, this lease shall nevertheless continue in full force and effect and the Landlord shall tender and the Tenant shall take possession of said premises under the terms of this lease as soon as the Landlord shall have tendered possession thereof to the Tenant; the rent, however, to begin on the date upon which such possession is tendered to the Tenant. This is intended to constitute an "express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law. No such failure to give possession on the date set forth in this lease for the commencement of this term shall affect the validity of this lease or give rise to any claim for damages by the Tenant or claim for rescission of this lease, nor shall the same be construed in any way to extend the term of this lease.

                               ARTICLE THIRTY-NINE
                                     BROKER

      The Tenant represents and warrants to the Landlord that all of the Tenant's negotiations respecting this lease which were conducted with or through any person, firm or corporation, other than the officers of the Landlord, were conducted through Williamson, Pickett, Gross, Inc. (the "Broker"). The Landlord agrees to pay the commission due to the Broker pursuant to the terms of a separate agreement. Landlord and Tenant agree to indemnify and hold one another harmless from and against all demands, liabilities, losses, causes of action, damages, costs and expenses (including, without limitation, attorneys' fees and disbursements) suffered or incurred in connection with any claims for a brokerage commission, finder's fee, consultation fees or other compensation arising out of any conversations or negotiations had by the party against whom indemnification is claimed with any broker or other party except for the Broker.

                                  ARTICLE FORTY
                                RENT RESTRICTIONS

      If at the commencement of, or at any time or times during the term of this lease, the fixed rent or additional rent reserved in this lease shall be or become uncollectible by virtue of any law, governmental order or regulation, the Tenant shall enter into such agreements and take such other steps (without additional expense to the Tenant) as the Landlord may request and as may be legally permissible to permit the Landlord to collect the maximum amounts which may from time to time be legally collectible while such restrictions are in effect (and not in excess of the amounts reserved for under this lease). Upon the termination of such rent restrictions (a) the fixed rent and additional rent shall become and thereafter be payable in accordance with the terms of this lease, and (b) the Tenant shall pay to the Landlord, if legally permissible, an amount equal to (i) the rent which would have been paid during the period had such restrictions not been in effect, less (ii) the rents which were paid by the Tenant to the Landlord during the period such restrictions were in effect.

                                ARTICLE FORTY-ONE
                             CERTIFICATES BY TENANT


                                      (48)

      At any time and from time to time, the Tenant, for the benefit of the Landlord or any other entity specified by the Landlord, within ten business days after request, shall deliver to the Landlord a duly executed and acknowledged certificate, certifying that this lease is not modified and is in full force and effect (or if there shall have been modifications that the same is in full force and effect as modified and stating the modifications); the commencement and expiration dates of the lease; the dates to which rent and additional rent have been paid; whether or not, to the best knowledge of the Tenant, there are any existing defaults on the part of either the Landlord or the Tenant in the performance of the terms, covenants and conditions of the lease to be performed by such party, and if so, specifying the default; and such other information as the Landlord may reasonably request with respect to this lease. The Landlord shall, upon fifteen business days' request, deliver for the benefit of the Tenant, a duly executed and acknowledged certificate as to the matters to be certified by the Tenant hereunder.

                                ARTICLE FORTY-TWO
                          RESTRICTIONS ON TENANT'S USE

      (a) The Tenant agrees that the value of the premises and the building of which the premises form a part and the reputation of the Landlord will be seriously injured if the premises are used for any obscene or pornographic purposes or any sort of commercial sex establishment. The Tenant covenants and agrees not to sell, display or post, or knowingly allow to be sold, displayed or posted any obscene or pornographic material on the premises. The Tenant agrees that if at any time the Tenant violates any of the provisions of this Article, such violation shall be deemed a breach of a substantial obligation of the terms of this lease.

      (b) The Tenant covenants and agrees that during the term of this lease, it will not use the premises or any part thereof, or permit the premises or any part thereof to be used (1) for retail banking, trust company or safe deposit business offering banking, trust company or safe deposit services to the general public (i.e., off-the-street customers or potential customers, but excluding business conducted by phone or computer); (2) as or by a retail commercial or savings bank, a trust company, a savings and loan association, a loan company, or a credit union offering such services to the general public (i.e., off-the-street customers or potential customers, but excluding business conducted by phone or computer); (3) for the retail sale of travelers checks, money orders and/or foreign exchange to the general public (i.e., off-the-street customers or potential customers, but excluding sales conducted by phone or computer); (4) as a restaurant and/or bar and/or for the sale of soda and/or beverage and/or sandwiches and/or ice cream and/or baked goods; (5) by the United States Government, the City or State of New York, any foreign government, the United Nations or any agency or department of any of the foregoing, or any other person or entity having sovereign or diplomatic immunity; (6) as an employment agency, search firm or similar enterprise, school or vocational training center (except for the training of employees of the Tenant intended to be employed at the premises) offering services to the general public (but excluding the offering of such services by computer); (7) as a barber shop or beauty salon; or (8) as a diagnostic medical center and/or for the practice of medicine.

                               ARTICLE FORTY-THREE
                               HAZARDOUS MATERIALS


                                      (49)

      The Tenant shall not cause or permit or allow any of its employees, customers, agents, invitees, licensees, contractors, assigns or undertenants to cause or permit any Hazardous Materials to be used, stored, transported, released, handled, produced or installed in, on or from the premises or the building. "Hazardous Materials" shall mean any flammable, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances, asbestos or any material containing asbestos, or any other substance or material which would be defined as a hazardous or toxic substance, contaminant, or pollutant, or otherwise regulated by any Federal, state or local environmental law, rule or regulation, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (collectively, the "Environmental Laws"). In the event of a violation of the foregoing provisions of this Article, the Landlord may, without notice and without regard to any grace period contained in this lease, take all remedial action deemed necessary by the Landlord to correct such condition and the Tenant shall reimburse the Landlord for the cost thereof, upon demand, as additional rent. Nothing contained herein shall prevent the Tenant from maintaining customary and normal cleaning supplies and office equipment and supplies, provided such items are used and stored in compliance with the requirements of all applicable laws, nor from installing and maintaining the Tank in accordance with the provisions of Article FIFTY-ONE.

                               ARTICLE FORTY-FOUR
                                  MISCELLANEOUS

      (a) This lease contains the entire agreement between the parties and all prior negotiations and agreements are merged into this lease.

      (b) This lease may not be recorded.

      (c) The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of the Landlord and the Tenant and their respective heirs, executors, administrators, successors and permitted assigns.

      (d) If any term, covenant or provision of this lease, or the application thereof, shall be held invalid or unenforceable, the remainder of this lease, or the application thereof to situations other than that as to which it is invalid or unenforceable, shall not be affected thereby, and each term, covenant and provision shall be valid and enforceable to the fullest extent permitted by law.

      (e) The submission of this lease for execution by the Tenant shall not be binding upon the Landlord or the Tenant unless and until both the Landlord and the Tenant have executed and unconditionally delivered a fully executed copy of this lease to each other.

      (f) The captions in this lease are inserted for convenience only and shall not define, limit or describe the scope of the provisions to which any of them apply. The use of any pronoun referring to either of the parties to this lease shall be construed to include any or no gender and any number.

      (g) If the Tenant is a corporation, the person executing this lease on behalf of the Tenant represents and warrants that the Tenant is duly incorporated and, if applicable, is duly qualified and authorized to conduct business in the State of New York, and the person executing this lease on behalf of the Tenant has been duly authorized to do so. The Tenant shall provide the Landlord with a copy of a resolution to this effect, and evidence of its due incorporation and qualification, if applicable, upon request of the Landlord.

                               ARTICLE FORTY-FIVE
                       CONSTRUCTION OF OFFICE IMPROVEMENTS

      It is agreed that the Tenant will modify and improve the premises to prepare them for the Tenant's initial occupancy (the "Initial Improvements"), which Initial Improvements shall be performed in accordance with the terms of this lease. The Landlord will reimburse the Tenant for the Initial Improvements up to a maximum of $4,112,790.00 (the "Improvement Allowance") over and above the items included in the Work Sheet (and the Tenant will pay the cost of the Initial


                                      (50)

Improvements in excess of such amount), all in accordance with, and subject to the limitations set forth in subparagraphs (a) through (e) below:

      (a) The Initial Improvements for which reimbursement may be sought are the "hard" cost of constructing the Initial Improvements, which costs shall not include any telephone systems, computer systems, furniture and decorations, but may include carpeting, wall coverings, window blinds and telephone and data cabling.

      (b) The Landlord shall reimburse the Tenant from time-to-time (but not more often than every fifteen (15) days and not for amounts which aggregate less than $150,000, except to the extent the remaining unpaid portion of the Improvement Allowance is less than that amount) for work done in connection with the installation and construction of the Tenant's Initial Improvements, up to an aggregate maximum reimbursement of $4,112,790, within thirty (30) days following receipt of the following:

            (i) a request for payment of the Improvement Allowance signed by an officer of Tenant, specifying the work for which reimbursement is being sought, which shall be accompanied by a certificate signed by an officer of the Tenant certifying that the payment requested in the invoice has been paid in full and that the Initial Improvements specified therein have been substantially completed (except for customary punchlist items, or details of construction, decoration or mechanical adjustment) substantially in conformance with the plans therefor which were approved by the Landlord and that such work has been completed in a good and workmanlike manner;

            (ii) copies of invoices from the vendors, supplier, or contractor evidencing the amount for which payment or reimbursement is sought, such invoices, if submitted for reimbursement, to be marked "paid in full" by such vendor, supplier or contractor (or, in lieu thereof, the Landlord shall be furnished other documentation reasonably satisfactory to the Landlord evidencing payment in full);

            (iii) a certificate from the Tenant's architect stating that (x) such portion of the Initial Improvements for which reimbursement is being sought has been substantially completed in accordance with the final plans as approved by the Landlord (except for customary punchlist items, or details of construction, decoration or mechanical adjustment), and (y) that such work has been completed in a good and workmanlike condition; and

            (iv) lien waivers from each contractor(s) or subcontractor(s) or supplying goods or services in excess of any aggregate cost of $250,000 to the extent of the amount to be paid to such parties, which waivers may contain a condition that the effectiveness of such waivers shall be subject to the payment to the applicable contractor(s) or subcontractor(s) of the amount of the invoice accompanying such waiver. The Landlord shall not be obligated to reimburse the Tenant for any invoice which is not accompanied by such a waiver.

            (v) Notwithstanding the foregoing, the Landlord shall retain from each reimbursement hereunder, an amount equal to ten percent (10%) of the amount of the Improvement Allowance then being requested until the Tenant has submitted to the Landlord final permits required in connection with the construction of the Initial Improvements by any governmental department or agency having jurisdiction thereof, together with a final, unconditional sign-off from the New York City Department of Buildings for such work.

      If so requested by the Tenant, in lieu of reimbursing the Tenant, the Landlord will make payment directly to the Tenant's vendors, suppliers or contractors (no more often than every fifteen (15) days and not for amounts which aggregate less than $150,000), provided that the Landlord's


                                      (51)
obligations to make any such payment shall be subject to the conditions set forth above (except that the invoices to be paid need not be marked "paid in full").

      (c) It is understood and agreed that the Landlord shall have no responsibility for the performance of the contractor installing the Initial Improvements (including matters of quality or timeliness), and in the event that for any reason the Initial Improvements are not completed in a timely fashion and/or there is any delay in the date on which the premises are ready for occupancy by the Tenant for the purposes of conducting business, this lease shall nevertheless continue in full force and effect, and, except in the circumstances set forth below and to the extent set forth below, the Tenant shall have no right, remedy or claim (including any claim for actual, punitive or consequential damages) against the Landlord.

      (d) Subject to the provisions of paragraph (f), the Landlord's maximum liability under this Article shall not exceed $4,112,790. If the actual cost of the Initial Improvements shall exceed the amount of the Improvement Allowance, the entire amount of the excess cost shall be paid solely by the Tenant and the Landlord shall be under no obligation to pay such excess.

      (e) Within ninety (90) days after completion of the Initial Improvements, the Tenant shall deliver to the Landlord general releases and waivers of lien from the general contractor and any subcontractor or supplier providing services or goods in excess of an aggregate cost of $250,000 in connection with the performance of the Initial Improvements and the materials furnished in connection therewith (unless the same were previously furnished pursuant to subparagraph (c)(iv) above), and a certificate from the Tenant's independent licensed architect certifying that, in its opinion, the Initial Improvements have been performed in a good and workmanlike manner and substantially completed in accordance with the final plans, as approved by the Landlord. The Tenant shall require its general contractor to provide in its contracts with all subcontractors and suppliers a provision that they are obligated to provide general releases and waivers of liens to the general contractor upon receipt of payment, and the general contractor shall promptly remit such releases and waivers to the Tenant. The Tenant shall deliver all waivers and releases received from the general contractor (to the extent not previously furnished to the Landlord).

      (f) During the first five years of the term of the lease, the Tenant may notify the Landlord that the Tenant wishes to construct one or more unisex bathrooms in the seventh, eighth or ninth floors which are compliant with the provisions of the Americans with Disabilities Act of 1990 (the "ADA"), to the extent the ADA imposes requirements which differ from those of the New York City Local Law #58 (the "ADA Bathroom"). In such case, in addition to the Improvement Allowance set forth above, the Landlord shall reimburse the Tenant for the reasonable out-of-pocket costs actually incurred by the Tenant in constructing the ADA Bathroom, provided that the ADA Bathroom shall be constructed in a manner and location which is commercially reasonable and near the core of the building. The Landlord shall not be obligated to reimburse the Tenant for the construction of more than the minimum number of ADA Bathrooms which are required in order to comply with the provisions of the ADA as they apply to the seventh, eighth and ninth floors of the premises. For example, if in order to comply with the provisions of the ADA with respect to the seventh, eighth and ninth floors, the Tenant would only be required to construct one ADA Bathroom to service all three floors, the Landlord shall not be obligated to reimburse the Tenant for the construction of more than one ADA Bathroom. All reimbursements pursuant to this paragraph (f) shall be made in compliance with the provisions of this Article FORTY-FIVE.


                                      (52)

                                ARTICLE FORTY-SIX
                                 RENEWAL OPTION

      (a) The Tenant (or any permitted assignee of the Tenant) is granted a one-time option to extend the term of this lease for the entire premises as then constituted (excluding the Temporary Space as defined in Article FIFTY-TWO) for an additional five year period (the "Renewal Term"), which Renewal Term shall commence on the date immediately succeeding the Expiration Date and end on the fifth anniversary of the Expiration Date, provided, however, that (a) this lease shall not have been previously terminated, and (b) no Event of Default shall have occurred and be continuing on either the date the Tenant gives the Landlord written notice of its election to exercise its renewal option or on the commencement of the Renewal Term. The renewal option may be exercised by the Tenant with respect to the entire premises only by giving the Landlord written notice (the "Renewal Notice") of the Tenant's election to do so not later than twelve (12) months prior to the Expiration Date, TIME BEING OF THE ESSENCE with respect to the giving of such notice. Upon the giving of the Renewal Notice, the Tenant shall have no further right or option to extend or renew the term. The Renewal Term shall be on all of the terms, covenants and conditions contained in this lease, (i) except that the fixed rent shall be determined as set forth in this Article FORTY-SIX, (ii) the provisions of Article FORTY-FIVE shall not apply, (iii) the Landlord shall have no obligation to perform any work in the premises, (iv) the Tenant shall not be entitled to receive any rent concessions during the Renewal Term, and (v) the Tenant shall have no further option to extend the term of this lease. If the Tenant's option to extend the term of this lease is exercised by a permitted assignee, the Tenant shall remain fully liable for the performance of all of the Tenant's obligations hereunder during the Renewal Term.

      (b) In the event the Tenant shall exercise its option to extend the lease for an additional five years, then commencing on the first day of the Renewal Term, the fixed rent payable hereunder shall be equal to the greater of (x) the sum of (i) the fixed rent set forth in Article ONE, plus (ii) the aggregate amount of additional rent payable pursuant to Article THIRTY during the twelve-month period immediately prior to the Expiration Date (the "Escalated Rent"), or (y) 90% of the annual fair market rental value for the premises as of nine months prior to the Expiration Date (the "FMRV Rent"). The initial determination of the FMRV Rent shall be made by the Landlord. If the Landlord determines that the Escalated Rent exceeds the FMRV Rent, the fixed rent for the Renewal Term shall be the Escalated Rent. If Landlord determines that the FMRV Rent is greater than the Escalated Rent, the Landlord shall give notice to the Tenant of the proposed FMRV Rent at least ten (10) months prior to the Expiration Date. The parties shall have until eight (8) months prior to the Expiration Date to agree in writing on the FMRV Rent. If the parties are unable to agree on the FMRV Rent on or before such date, each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least ten years' continuous full time commercial rental appraisal or leasing experience in the New York City rental market to appraise and set forth the FMRV Rent. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall determine the FMRV Rent. If the two appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and shall be instructed to set the FMRV Rent within thirty
(30) days after the second appraiser has been appointed, and if their two appraisals are within ten (10%) percent of each other, the fair market rental value shall be the average of the two appraisals. If the two appraisals are not within ten percent of each other, the appraisers shall attempt to agree upon a third appraiser meeting the qualifications stated in this paragraph within five
(5) days after the last day the two appraisers are given to set the FMRV Rent. If they are unable to agree on the third appraiser, either of the parties to this lease, by giving three (3) days' notice to the other party, can file a petition with the American Arbitration Association, solely for the purpose of selecting a third appraiser who meets the qualifications stated in this paragraph. Each party shall bear half the cost of the American Arbitration Association appointing the third appraiser and of paying the third appraiser and of paying the third appraiser's fee. None of the appraisers appointed pursuant to this Article shall have represented either party in any capacity within the five year period preceding such appointment.

      Within ten (10) days after the selection of the third appraiser, the Landlord's and the Tenant's appraiser shall each submit to the third appraiser its estimate of the FMRV Rent. The third appraiser


                                      (53)
shall conduct such hearings and investigations as he or she may deem appropriate and shall, not less than two (2) months prior to the Expiration Date choose one of the determinations of the FMRV Rent of the two arbitrators originally selected by the parties and that choice by the third arbitrator shall be binding upon the Landlord and the Tenant. The third appraiser may not select any other rental value for the premises. The determination of the two appraisers, or the third appraiser, as the case may be, shall be in writing and shall be binding upon the Landlord and the Tenant. The appraisers shall not have the power to add to, modify or change any of the provisions of this lease.

      (c) In the event that by the commencement of the Renewal Term there has been no agreement between the Landlord and the Tenant and no determination as set forth herein, then until such agreement or determination as set forth herein, the Tenant shall pay fixed rent equal to Landlord's determination of the FMRV Rent. Within thirty (30) days following the determination of the FMRV Rent, the Tenant shall pay any amount owing to Landlord for such period, or the Landlord shall refund or credit any excess amount paid by Tenant against the installments of fixed rent next becoming due hereunder, as the case may be.

      (d) If the Tenant exercises its option to extend the term of this lease for the Renewal Term, then in addition to the fixed rent payable during the Renewal Term (as determined in paragraph (b) above), the Tenant shall also, as of the commencement of the Renewal Term, continue to pay to the Landlord all additional rent payable pursuant to Article THIRTY of the Lease, except that:

            (i) the term "Base Year" shall mean the fiscal year commencing July 1, 2011 and ending June 30, 2012;

            (ii) the term "Subsequent Year" shall mean each 12-month period commencing July 1, 2012 and the anniversaries of such date;

            (iii) the date appearing in paragraph (e) of such Article on which the first Comparative Statement is to be sent to the Tenant shall be July 1, 2012; and

            (iv) in lieu of the amount indicated on Exhibit B, the Expense Payment to be paid during each and every Subsequent Year shall be modified so that, effective May 1, 2011, the Expense Payment for the twelve month period commencing May 1, 2011 shall be three (3%) percent of the fixed rent payable as of such date (as determined pursuant to paragraph (b) of this Article). As of May 1st in each succeeding year, the Expense Payment shall be cumulatively increased so that the sum of the fixed rent and Expense Payment for each succeeding twelve month period shall equal one hundred and three percent (103%) of the sum of the fixed rent and Expense Payment payable during the immediately preceding twelve calendar month period. For purposes of illustration only, assume that the fixed rent payable as of May 1, 2011 is $4,000,000 per annum. The Expense Payment payable during the twelve month period from May 1, 2011 to April 30, 2012 would be 3% of the fixed rent, or $120,000, for a total escalated rent of $4,120,000. As of May 1, 2012, the total escalated rent payable for the twelve month period May 1, 2012 to April 30, 2013 shall be $4,243,600, which is 103% of the escalated rent payable during the immediately preceding 12 month period, and as of May 1, 2013, the total escalated rent payable for the twelve month period May 1, 2013 to April 30, 2014 shall be $4,370,908, which is 103% of the escalated rent payable during the immediately preceding 12 month period.

      (e) The FMRV Rent of the premises shall be determined on the basis of the use of the premises as offices assuming that the premises are free and clear of all leases and tenancies, including this lease, that the premises were available in the then rental market for comparable office buildings of similar quality, size, age, character and location of the building ("Comparable Buildings"), that the Landlord has had a reasonable time to locate a tenant who rents with the knowledge that the premises can be used as offices, and that neither the Landlord nor the prospective tenant is under any compulsion to rent. In addition, in determining the FMRV Rent, the appraiser shall take into consideration that (i) the "Base Year" for the purpose of calculating the real estate tax


                                      (54)
escalation and the fixed rent for purposes of calculating the Expense Payment shall be adjusted as set forth in this Article FORTY-SIX; (ii) as of the commencement of the Renewal Term, the Tenant shall not be required to pay Tenant's Proportionate Share of such other escalation payments which the Landlord is then charging tenants under other leases or offers for leases in the building or in other buildings then owned by the Landlord, or any other escalation payments which other landlords are then charging tenants under leases or offers for leases in Comparable Buildings, and (iii) if true, the fact that the Landlord is obligated to pay a brokerage commission with respect to the Renewal Term. In determining the FMRV Rent, the appraiser shall not make any deduction from the determination of FMRV Rent for any free rent, rental concessions or improvement allowances, even if it would be customary for owners of Comparable Buildings to grant such items.

                               ARTICLE FORTY-SEVEN
                            TENANT'S OPTION TO EXPAND

      (a) Annexed to this lease as Exhibit D is a schedule of leases currently in effect in the 10th and 11th floors of the buildings, together with the square footage of each of the premises (the "Expansion Spaces") and the expiration date of each of the leases (the "Expansion Leases"). If the Tenant wishes to lease any of the Expansion Spaces (which right shall be subject, in all events, to any right of renewal contained in any of the Expansion Leases), it shall give written notice to the Landlord (the "First Notice") no later than (i) December 15, 1999 with respect to the spaces denoted as "Vacant" on Exhibit D and the space leased to Media Technologies Systems, Inc. and National Lens Coating Corp., (ii) six months prior to the stated expiration date of the leases with respect to the A.J. Litho Inc. and Hertz Computer Corp. spaces, and (iii) nine months prior to the stated expiration date with respect to all other leases referred to in Exhibit D. Time shall be of the essence with respect to the delivery of a First Notice. If the Tenant timely delivers a First Notice for any of the Expansion Spaces, the parties shall endeavor to agree on a rental therefor. If the parties are unable to agree on a rental for such Expansion Space by, (x) December 31, 1999 with respect to the space referred to in clause
(i), (y) ninety days prior to the Expiration Date of the leases referred to in
(ii), and (z) 135 days prior to the Expiration Date of the leases referred to in
(iii), or if the Tenant fails to timely deliver the First Notice for such space, the Landlord shall be free to lease such Expansion Space to any unaffiliated third party free of the rights of the Tenant hereunder, and the Landlord shall have no further obligation under this Article FORTY-SEVEN, except as set forth in the balance of this paragraph (a). If the parties are unable to agree on a rental for such Expansion Space and the Landlord thereafter offers to lease such space to a third party, the Landlord shall give the Tenant written notice of the financial terms upon which it is offering to lease the space to the third party (the "Third Party Offer"). If the present value of the net effective rent set out in the Third Party Offer (discounted at the rate of 2% over the prime rate then announced by Chase Manhattan Bank, N.A., or any successor thereto), is less than 90% of the present value of the net effective rent last offered by the Landlord to the Tenant for such space, the Tenant shall have a period of five
(5) business days in which to notify the Landlord as to whether it wishes to lease the relevant Expansion Space on the terms set forth in the Third Party Offer, (such notice from Tenant being referred to as the "Second Notice") time being of the essence with respect to the delivery of the Second Notice. If the Tenant timely delivers the Second Notice, the Landlord shall promptly prepare an amendment to this lease reflecting the addition of the Expansion Space upon the terms set forth in the Third Party Offer and the Tenant shall then have a period of fifteen (15) days in which to execute and return the lease amendment to the Landlord. If the Tenant does not execute and return the lease amendment to the Landlord within 15 days, or if the Tenant fails to timely deliver the Second Notice, the Landlord may thereafter lease the relevant Expansion Space to a third party at any terms it wishes, free of the Tenant's rights hereunder and thereafter, the Landlord shall have no further obligation to the Tenant under paragraph (a) of this Article with respect to such Expansion Space.

      (b) If any of the Expansion Leases are terminated prior to the Expiration Date set forth in Exhibit D, the Landlord will notify the Tenant of the date such Expansion Space will be available for lease. The Tenant shall notify the Landlord within thirty (30) days after receipt of the Landlord's notice as to whether it wishes to lease the Expansion Space, time being of the essence with respect to the delivery of such notice. If the Tenant notifies the Landlord that it wishes to lease such space, the parties shall endeavor to agree on a rental therefor. If the parties are unable to agree on a rental for such Expansion Space within sixty (60) days after the date of the Tenant's notice, or if the Tenant fails to timely deliver such notice, the Landlord shall be free to lease such Expansion Space to any


                                      (55)
unaffiliated third party free of the rights of the Tenant hereunder, and the Landlord shall have no further obligation under this Article FORTY-SEVEN, except that the Landlord shall be obligated to send the Tenant a Third Party Offer for such space and the Tenant shall have the same rights as set forth in paragraph
(a) above if the net effective rent as set out in the Third Party Offer is less than 90% of the net effective rent last offered by the Landlord to the Tenant for such space.

      (c) The Expansion Space shall be leased for a term expiring on the Expiration Date, and otherwise on the terms and conditions set forth in this lease, except as otherwise agreed between the parties or as set forth in the Third Party Offer.

      (d) If the Tenant leases the Expansion Space, the provisions of clauses
(ii), (iii) and (iv) of Article ONE (h) with respect to the delays in the Rent Commencement Date shall apply with respect to the Expansion Space, provided, however, that once the Tenant's obligation to pay rent for any Expansion Space has commenced, the rent for such Expansion Space shall not abate even if the Tenant is entitled to a delay in the Rent Commencement Date with respect to any other Expansion Space.

                               ARTICLE FORTY-EIGHT
                              ANTENNA INSTALLATION

      (a) The Tenant shall have the right to use a portion of the roof of the building as shown on Exhibit G annexed hereto (such area to be referred to herein as the "Tenant's Roof Area") for the installation, operation, maintenance and removal of a "whip" antenna or a dish antenna not exceeding 18 inches in diameter, as well as two additional dish antennas, each not to exceed 24 and 36 inches in diameter, respectively. The Tenant shall pay as additional rent the sum of $200 per month for the 24 inch dish and $300 per month for the 36 inch dish. The antenna may be used for receiving only, and not for any form of transmitting other than microwave transmission to other buildings. All equipment, including all supporting structures, shall fit entirely within Tenant's Roof Area.

      (b) The Tenant shall not install any equipment on the Tenant's Roof Area or make any alteration, additions or improvement to the Tenant's Roof Area, nor incur any expense therefor, without having first obtained the written consent of the Landlord therefor, including with respect to the location and placement of any such equipment. The Landlord agrees not to unreasonably withhold or delay its consent to the installation of additional equipment on the roof of the building, subject to the availability of such space; the Tenant shall pay as additional rent hereunder, the prevailing rate then being charged by the Landlord for the provision of such additional space. Any additional equipment to be installed on the roof shall (i) not cause interference with any equipment then present on the roof, (ii) not be greater in size than the antenna which the Tenant is permitted to install pursuant to the terms of paragraph (a) above without the Landlord's prior written consent, which shall not be unreasonably withheld or delayed, and (iii) be installed in accordance with the provisions of this lease. If the Tenant shall desire to install any equipment on the Tenant's Roof Area or make any alterations, additions or improvements to the Tenant's Roof Area, the Tenant shall furnish the Landlord with the Tenant's plans and specifications for the proposed installation, alteration, addition or improvement in reasonably satisfactory detail. Whenever any installations, additions or improvements on or of the Tenant's Roof Area are made by the Tenant, the Tenant shall not employ or permit to be employed therein any labor which will cause strikes or labor troubles with other employees in the building employed by the Landlord or its contractors. All installations, alterations, additions or improvements shall be made and installed in a good and workmanlike manner and shall comply with all Legal Requirements, and shall conform to any reasonable requirements of the Landlord expressed in its consent for the making of any such installations, alterations, additions, and improvements. The installation shall be done at the sole cost of the Tenant. Any such work once begun shall be completed with all reasonable dispatch, but shall be done at such time and in such manner as not to interfere with the occupancy of any other tenant or the progress of any work being performed by or on account of the Landlord. The Landlord may require that its personnel or contractor be present during the installation and removal of the Tenant's equipment, and any maintenance and repair thereof, and the Tenant shall reimburse the Landlord for the reasonable charges incurred by the Landlord in connection therewith. Additionally, the Landlord may, at its option, either require that the Landlord's contractor physically connect the wiring required for the operation of Tenant's equipment to the building's electrical system, or require its personnel or


                                      (56)
contractor to be present when such work is done, and, in either case, the Tenant shall reimburse the Landlord for the reasonable out-of-pocket costs incurred by the Landlord in connection therewith.

      (c) All installations, alterations, additions or improvements, which may be made or installed on or upon the Tenant's Roof Area shall be removed at the cost and expense of the Tenant upon the expiration or sooner termination of the term of the Lease. The Tenant shall restore and repair, at its own cost and expense, any damage or disfigurement of the Tenant's roof Area or any other portion of the roof of the building occasioned by any such removals or remaining after such removals, so as to leave the roof of the building in good order and condition. If the Tenant fails to perform any repair or restoration work within ten days after notice from the Landlord of the need therefor, the Landlord, at its option, may do such restoration and repair and the Tenant will pay the cost thereof upon demand. If any equipment installed by the Tenant on the Tenant's Roof Area shall not be removed at the expiration or any termination of this lease, the Landlord, at the Landlord's option, may treat the same as having been irrevocably abandoned, in which case the Tenant shall have no further right, title or interest therein and the Landlord may remove the same, disposing of it in any way which the Landlord sees fit to do, and the Tenant shall, on demand, pay to the Landlord the reasonable expense incurred by the Landlord for the removal thereof, as well as the reasonable cost of any restoration above provided. The Tenant's obligations under this subparagraph (c) of this Article shall survive the expiration or sooner termination of the term of this lease.

      (d) The Tenant shall take good care of the Tenant's Roof Area and shall make, as and when needed, all repairs in or about the roof of the building (including, without limitation, the Tenant's Roof Area) which are required as a result of (i) Tenant's installation and operation of its equipment on the Tenant's Roof Area, and (ii) Tenant's utilization of the Tenant's Roof Area and the wear and tear resulting therefrom. All repairs shall be equal in quality to the original roof work. Should the Tenant fail to repair any condition in or about the roof of the building which Tenant is required to repair pursuant hereto, within ten days after notice from the Landlord of the condition requiring such repairs, the Landlord may immediately make the required repairs at the expense of the Tenant. The Tenant acknowledges that the Landlord will make Tenant's Roof Area available to the Tenant in its then "as is" condition. The Landlord reserves the right to require the Tenant to relocate its equipment, if the Landlord deem such relocation reasonably necessary, including, without limitation, any relocation is needed as the result of the Landlord's construction of additional floors on the building. If such relocation is required by the Landlord prior to the construction of the additional floors and the installation of an additional cooling tower on the roof, or if relocation is required at any time because the Tenant's equipment interferes with equipment previously installed on the roof, the relocation shall be at the Tenant's cost and expense, except that the Landlord shall pay up to $5,000 toward the relocation costs incurred by the Tenant in connection with the construction of the additional floors. In all other circumstances, the cost of relocation shall be borne by the Landlord.

      (e) The Tenant agrees that its installation of equipment on the Tenant's Roof Area and its use and operations of such equipment will comply with all laws, ordinances, regulations and requirements of any City, State and Federal Governments and all subdivisions and agencies thereof, as well as any requirements imposed by the Landlord's insurance carrier, including, without limitation, all the laws, regulations and requirements relating to the safety, health and welfare of employees, agents, invitees and others who may from time to time be on the roof of the building in connection with the installation, service, operation and repair of the Tenant's equipment or its other obligations under the Lease. The Tenant shall be responsible for the payment of any fees and taxes which may be imposed by any governmental agency in connection with the installation and use of such antenna. The Tenant has been advised that the Landlord may permit third parties to, and may itself utilize various portions of the building's roof area for the installation of microwave dishes, satellite communications equipment, antennae, TV, radio and other communications equipment. The Tenant represents and warrants to the Landlord that use and operation of any antenna installed by the Tenant will not interfere with or in any way affect any communications or other equipment previously installed by any other tenant in the building, and the Tenant hereby agrees to indemnify and hold harmless the Landlord from and against any losses, liabilities (including reasonable attorney's fees), claims, suits or causes of action relating to or arising out of the Tenant's use of the Roof Area or its use or operation of any antenna. The Landlord shall require future tenants to agree


                                      (57)
that any equipment they install on the roof shall not interfere with any equipment previously installed on the roof. The Landlord shall not be liable to the Tenant for any interference caused by any other communications equipment on the building's roof.

      (f) The antenna shall be used by the Tenant solely for the reception of signals to the antenna, in connection with the Tenant's business operations in the premises and no rights to use the same shall be granted by the Tenant to third parties. The Tenant shall not have any right or ability to transfer or assign or sublet any right or interest it may have hereunder with respect to the Tenant's Roof Area or the roof of the building except in connection with the assignment of this lease or the subletting of the premises, in either case, in accordance with the provisions of Article SEVENTEEN.

      (g) The Tenant shall pay for all electricity used in connection with the operation of the antenna in accordance with Article TEN of the lease.

                               ARTICLE FORTY-NINE
                                 USE OF SETBACK

      The Tenant shall have the right to use the setback outside the eighth floor portion of the premises, as more particularly delineated on Exhibit A-3 (the "Setback"). The Setback shall be exclusively for the recreational use of the Tenant's employees, guests and business invitees.

      Prior to using the Setback, and throughout the term of this Lease, the Tenant shall install (i) all railings, fences or perform any other work or installations, as may from time to time be required in order to comply with all Legal Requirements, and (ii) removable decking. The style and manner in which the railings, fencing and decking are to be affixed are subject to the Landlord's prior approval, the Landlord's judgment in such matters to be conclusive. The Tenant shall maintain any such installations in good order and repair at its own cost and expense throughout the term of this Lease. If any portion of the decking has to be removed in order to make repairs to the roof, the Tenant shall be responsible for the cost of removal and reinstallation of the decking, which shall be payable by the Tenant within ten (10) days after delivery of a demand therefor, and shall constitute additional rent hereunder.

      The Tenant shall, at is own expense, construct an entrance to the Setback from the eighth floor portion of the premises, the location, design and manner of installation of the entrance to be subject to the Landlord's prior approval, the Landlord's judgment in such matters being conclusive. The Tenant shall be responsible for securing access to the Premises through such door and shall keep the door locked at all times when the Setback is not in use. The Tenant shall not install any machinery or equipment of any nature on the Setback. Cooking shall not be permitted on the Setback. Any furniture placed on the Setback shall be appropriately affixed or otherwise secured to keep it in place.

      Upon the expiration or sooner termination of this lease, the Tenant shall, at its own expense, remove the decking and door leading to the Setback, and shall restore the exterior of the building to its previous condition and repair all damage to the building or premises caused by such removal or restoration.

      The Tenant shall be responsible for all damage caused to the roof and any other portion of the building as a result of its use of the Setback, including, without limitation, any leaks resulting from such use. The Tenant hereby indemnifies and holds the Landlord harmless from all damages, cost, expense and liability (including, without limitation, all attorneys' fees and disbursements, whether arising in connection with a proceeding between the Landlord and the Tenant or with a third party) incurred by Landlord as a result of the use of the Setback by the Tenant and any of its employees, agents, contractors, visitors and business invitees, or as a result of any installations, alterations or improvements performed on the Setback by or on behalf of the Tenant.

                                  ARTICLE FIFTY
                                     SIGNAGE


                                      (58)

      (a) The Landlord agrees that it will erect a sign bearing the name of the Tenant on the facade of the building. For so long as the Tenant is the only office tenant in the building whose sign is on the facade of the building, the Tenant shall be permitted to erect a sign on both the left and the right side of the Varick Street entrance to the building. At such time as any other office tenant in the building erects a sign on the facade, the Tenant shall only be permitted to erect one sign on the facade, which shall either be on the right or the left side of the Varick Street entrance to the building, at the Landlord's discretion. The size of the sign shall not exceed 18 inches in height or 30 inches in width. The design and style of the sign shall be determined by the Landlord in its sole discretion. If plaques of differing size are erected on the facade of the building on behalf of office tenants, the largest size plaque will be the top plaque. The Tenant will pay all costs relating to the fabrication, installation and maintenance of the sign, the cost of removing the sign at the expiration or sooner termination of this lease, or if the Tenant's right to maintain such sign otherwise ceases in accordance with the provisions of this Article FIFTY, and the cost of repairing any damage to the building caused by such removal.

      The right of the Tenant to maintain a sign on the facade of the building is personal to StarMedia Network, Inc., the Tenant named herein, and any successor entity or Related Entity (as both such terms are used in Article SEVENTEEN (i)), and may not be transferred or assigned, and shall automatically terminate upon the assignment of this lease (except upon an assignment to a successor or Related Entity in accordance with the provisions of Article SEVENTEEN (i)). Furthermore, in the event that the square footage of the premises actually occupied by the Tenant (or such successor or Related Entity) is less than 130,000 rentable square feet (excluding, for purposes of this Article, the Roof Space, Basement Space and Setback), the Tenant's right to have a sign on the facade of the building will automatically terminate.

      So long as StarMedia Network, Inc., (or its successor or Related Entity) is the Tenant and is permitted to have a sign on the building pursuant to this Article, (i) the Landlord shall not permit any other office tenant in the building (excluding ground floor tenants) to maintain a sign on the facade of the building with greater prominence than the sign maintained by the Tenant, except for any tenant for whom the building is named in accordance with the provisions of ARTICLE FOUR, (ii) the Landlord may erect a sign on the facade of the building of the same size as StarMedia's sign for any office tenant leasing more square footage in the building then being occupied by StarMedia (including any Seventh Floor Premises to be delivered to StarMedia), and (iii) the Landlord may erect a sign on the facade of the building for any office tenant then leasing at least two full floors in the building (without respect to the square footage of the floors), such sign not to exceed 7 1/2 inches in height or 30 inches in width.

      (b) If the Landlord institutes a program whereby flags or banners are displayed on the exterior of the building naming some or all of the tenants therein, the Tenant shall be entitled to flags or banners of no less size, number or prominence than any other tenant in the building.

                                ARTICLE FIFTY-ONE
                DATA CENTER AND UNINTERRUPTED POWER SUPPLY SYSTEM

      (a) The Tenant has advised the Landlord that it may wish to install a data center in a portion of the premises (the "Data Center") (in addition to a data center of approximately 1,500 square feet which it intends to install as part of the Initial Improvements). In connection with the installation of the Data Center, the Tenant may notify the Landlord that it requires the installation of two 800 amp lines at 460 volts dedicated to the Data Center, as well as the provision of up to an additional 140 tons of condenser water to the floor on which the Data Center is located (which excess service shall be supplied in accordance with the provisions of Article THIRTY-ONE), and may wish to install a standby generator with associated equipment for the supply of uninterrupted power supply to the premises (a "UPS System"), including the installation of a fuel tank with a capacity of no more than 10,000 gallons (the "Tank"). Provided no Event of Default shall have occurred and be outstanding hereunder, the Landlord shall use commercially reasonable efforts to provide such additional electricity and condenser water service, and consents to the installation of a UPS System and Tank. All installations performed pursuant to the provisions of this Article shall be subject to


                                      (59)
the Landlord's prior written approval and shall be subject to the terms of this lease. All sums due and payable pursuant to this Article FIFTY-ONE shall constitute additional rent.

      (b) If the Tenant requires the installation of two 800 amp lines at 460 volts for the Data Center, the Landlord shall provide such service at a one-time charge of $350 per amp, which charge shall be payable upon installation of the additional electric service. If the Tenant is able to demonstrate to the reasonable satisfaction of the Landlord that, despite the installation of two 800 amp lines, the system has been designed so that no more than a total of 800 amps of the Landlord's electric system shall be dedicated to the two 800 amp lines, the fee shall be based on 800 amps of service. Additionally, the Tenant shall reimburse the Landlord for all costs incurred by the Landlord in providing such additional electric service for the Data Center, such costs to include, but not be limited to, the incremental cost incurred by the Landlord in increasing the size of the ducts to run such lines to the Data Center, which reimbursement shall be made within ten (10) business days after presentation of a demand therefor. In all events, the Tenant shall be obligated to pay for its electrical usage in accordance with the provisions of paragraph (a) of Article TEN in addition to the charges set forth in this paragraph (b).

      (c) In connection with the installation of the Data Center, the Tenant shall have the right to install the Tank in a portion of the basement to be designated by the Landlord (which shall not be a vault) (the "Basement Space"). As of the date the Landlord delivers the Basement Space to the Tenant, (i) the Basement Space shall be added to and be deemed to be part of the premises upon all of the terms of this lease; except as otherwise set forth herein; (ii) the Landlord shall have no obligation to perform any work in the Basement Space and shall deliver the same in its then "as-is" condition; (iii) the annual fixed rent shall be increased by a sum equal to $30 per rentable square foot (the "Basement Rent"), which rent shall be increased as of the first anniversary of the date on which the Basement Space was added to the premises and on each succeeding anniversary thereafter by 3% over the Basement Rent payable during the immediately preceding twelve-month period.

      The Tenant shall be responsible for all filings in connection with the installation and maintenance of the Tank. The Tenant shall, at its own expense, maintain a service contract for the Tank with a licensed contractor reasonably approved by the Landlord. The Landlord shall have the right to prescribe the time during which oil deliveries shall be made, the intent being that the normal operation of the building shall not be disturbed or interfered with.

      Prior to the installation of the Tank, the Tenant shall deliver to the Landlord a pollution liability policy in form as may then be customary for such policies, and which policy shall otherwise satisfy the requirements of Article THIRTY-TWO. Such policy shall remain in effect for so long as the Tank is installed in the building during the term of this lease.

      (d) The Tenant shall have the right to install a generator with a capacity of no more than 600 kVA amps (the "Generator"), and related equipment consisting of a motor and batteries (the "Equipment") on the roof of the building in an area to be designated by the Landlord (the "Roof Space"). The Landlord shall have no obligation to provide the Roof Space until it has completed construction of the additional floors on the building. As of the date the Landlord delivers the Roof Space to the Tenant, (i) the Roof Space shall be added to and be deemed to be part of the premises upon all of the terms of the lease, except as otherwise set forth herein; (ii) the Landlord shall have no obligation to perform any work on the Roof Space and shall deliver the same in its then "as-is" condition, (iii) the annual fixed rent shall be increased by a sum equal to $50 per rentable square foot (the "Roof Rent"), which rent shall be increased as of the first anniversary of the date on which the Roof Space was added to the premises and on each succeeding anniversary thereafter, by 3% over the Roof Rent payable during the immediately preceding twelve-month period.

      (e) The Tank, Generator and Equipment (collectively, the "UPS Installation") shall be installed and maintained at the sole cost and expense of the Tenant and shall be installed and maintained in compliance with all Legal Requirements, including, without limitation, all Environmental Laws. The Landlord's written approval of the plans and specifications for the UPS Installation must be obtained before the Tenant may proceed with any work in connection with the UPS Installation. The UPS Installation shall be governed by the provisions of this lease. The


                                      (60)

Landlord and its agents and employees shall have reasonable access to the Basement Space and the Roof Space as required for the maintenance, repair or operation of the building or building systems. The Tenant shall be responsible for any taxes which may be now or hereafter levied on the UPS Installation. The Landlord may require that its personnel or contractor be present during the installation and removal of the Generator and Equipment, and any maintenance and repair thereof, and the Tenant shall reimburse the Landlord for the charges incurred by the Landlord in connection therewith. If the Generator is to be connected to any building system or equipment, the Landlord may, at is option, either require that the Landlord's contractor physically connect the wiring from the Generator to such system or equipment, or require its personnel or contractor to be present when such work is done, and in either case, the Tenant shall reimburse the Landlord for the costs incurred by the Landlord in connection therewith.

                                ARTICLE FIFTY-TWO
                         ADDITION OF SEVENTH FLOOR SPACE

      (a) Provided no Event of Default shall have occurred and be then outstanding, portions of the seventh floor of the building shall be leased to the Tenant on the terms and conditions set forth herein (each portion of the seventh floor being referred to individually as a "Seventh Floor Space" and collectively as the "Seventh Floor Premises") . A schedule listing the various Seventh Floor Spaces and the square footage, expected dates of availability of each Space, Tenant's Proportionate Share and the fixed rent for each Space, as well as a floor plan showing the location of each Seventh Floor Space, are annexed hereto as Exhibits E-1 and E-2.

      (b) Each Seventh Floor Space shall be added to and be deemed to be part of the premises upon all of the terms and conditions of this lease, except as set forth in this Article, upon delivery of such Seventh Floor Space to the Tenant with the Landlord's Initial Work for such Space substantially complete (the "Seventh Floor Space Commencement Date"). For purposes of this Article FIFTY-TWO, "Landlord's Initial Work" with respect to a Seventh Floor Space shall mean the work described in Paragraph (B) of Exhibit C (except that, as noted in Paragraph (B) (3) therein, with respect to the RPM Space, the window installation is not part of the Landlord's Initial Work). The Landlord shall have no obligation to perform any other work in the Seventh Floor Premises, except as set forth in this Article and in Exhibit C, and as may otherwise be expressly provided in this lease.

      (c) Effective as each Seventh Floor Space Commencement Date, the Tenant shall be obligated to pay annual fixed rent for each Seventh Floor Space in the amount set forth in Exhibit E-1, such fixed rent to be payable in equal monthly installments. Notwithstanding the foregoing, provided no Event of Default shall have occurred prior to December 31, 2003, which Event of Default results in the commencement of a non-payment of holdover summary proceeding in which the Landlord prevails, the Tenant shall not be required to pay fixed rent for each of the Seventh Floor Spaces during the following periods:

      (i) during the four month period commencing on the relevant Seventh Floor Space Commencement Date; and

      (ii) during the period commencing as of the seventeenth month following the relevant Seventh Floor Space Commencement Date and through and including the last day of the twentieth month following the relevant Seventh Floor Space Commencement Date.

      In addition to the abatement set forth, following the expiration of the four month period referred to in clause (i) above, the Tenant shall receive an additional aggregate abatement in the amount of $50,000 against the payment of fixed rent first becoming due and payable by the Tenant with respect to the Seventh Floor Premises.

      Additionally, the provisions of Article ONE (h) with respect to the delays in the Rent Commencement Date shall apply with respect to any Seventh Floor Space, except that the reference in clause (i) of that paragraph (h) to Paragraph A of Exhibit C shall be deemed to refer instead to Paragraphs C and D of Exhibit C, and further provided, that once the Tenant's obligation to pay rent


                                      (61)
for any Seventh Floor Space has commenced, the rent for such space shall not abate even if the Tenant is entitled to a delay in the Rent Commencement Date with respect to any other Seventh Floor Space.

      (d) The Tenant shall pay additional rent for the Seventh Floor Premises in accordance with the provisions of Article THIRTY of the lease, except that the "Base Year" with respect to the Seventh Floor Premises shall mean the average of the Real Estate Taxes for New York City fiscal years commencing July 1, 2000 and ending June 30, 2001, and commencing July 1, 2001 and ending June 30, 2002. "Tenant's Proportionate Share" for each of the Seventh Floor Spaces shall be as set forth in Exhibit E-1. In addition, as of July 1, 2002 and each July 1st thereafter, the Tenant shall pay to the Landlord, as additional rent, an Expense Payment, which shall equal one hundred and three percent (103%) of the sum of the fixed rent and Expense Payment payable with respect to the Seventh Floor Premises during the immediately preceding twelve calendar months. Notwithstanding the foregoing, if the Seventh Floor Commencement Date for any Seventh Floor Space occurs after July 1, 2002, the Expense Payment for such Seventh Floor Space shall commence as of the first anniversary of the Seventh Floor Commencement Date for that Space, and thereafter be payable as of the anniversary of such date in each succeeding year.

      (e) An Improvement Allowance shall be payable with respect to the Initial Improvements to be made in each of the Seventh Floor Spaces at the rate of $30 per square foot based on the square footages set forth in Exhibit E-1. The Improvement Allowance shall otherwise be payable in accordance with the provisions of Article FORTY-FIVE.

      (f) The anticipated date of availability set forth in Exhibit E-1 for each of the Seventh Floor Spaces is based on the expiration dates set forth in the leases for those Spaces, and the Landlord shall have no liability to the Tenant if any of the Spaces become available prior to such dates or if the Landlord is unable to deliver any of the Spaces due to the holding over of any of the tenants. The Landlord shall not renew any of the leases listed in Exhibit E-1 beyond their stated expiration dates. The Landlord shall give the Tenant thirty days prior notice if any of the Seventh Floor Spaces becomes available prior to the stated availability date. With respect to the RPM Space (as defined in Exhibit C), the Landlord agrees that it shall commence a holdover proceeding to recover possession of the RPM Space in the event RPM holds over after the expiration of the term of its lease, but the Landlord shall have no liability to the Tenant with respect to the outcome of such proceeding and the validity of this lease shall in no way be affected by the Landlord's inability to deliver any of the Seventh Floor Spaces on or about the anticipated availability dates.

      IN WITNESS WHEREOF, this agreement has been signed and sealed by the parties hereto as of the date set forth above.

                                     THE RECTOR, CHURCH-WARDENS AND
                                     VESTRYMEN OF TRINITY CHURCH IN THE
                                     CITY OF NEW YORK

                                     By: /s/ Daniel Paul Matthews
                                        ________________________________________
                                        Daniel Paul Matthews, Rector

                                     By:________________________________________
                                        Director of Leasing

                                     By:________________________________________
                                        Executive Vice President of Real Estate

                                     By:_____________________________________
                                        Chief Financial Officer


                                      (62)

Attest:                              STARMEDIA NETWORK, INC.
As to the Tenant:


_____________________                By:  /s/ Jack C. Chen
                                        __________________________________
                                               An Authorized Officer


                                      (63)

                                   SCHEDULE A
                              RULES AND REGULATIONS


1. The Tenant shall not clean, nor require, permit or allow any window in the premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or of the Rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.

2. All machinery shall be kept in approved settings sufficient, in the Landlord's reasonable judgment to absorb any shock and prevent any noise, vibration or annoyance in the building of which the premises are a part and, if necessary, shall be provided with oil pans between such machinery and the floor beneath it, sufficient to prevent the seepage of oil on or into the floors.

3. During the cold season, the windows shall be kept closed to maintain the temperature of the premises and to prevent any freezing thereof, or of any equipment or appliance therein. If the building contains central air-conditioning and ventilation, the Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by the Landlord with respect to such services. The Tenant assumes all responsibility with respect to the efficient operation of the building air-conditioning system within the premises if it fails to draw and close the draperies or blinds for the windows of the premises whenever the air-conditioning system is in operation and the position of the sun so requires.

4. All trucks, vehicles or conveyances used by the Tenant or others in the delivery or receipt of material in the premises or any other area in the building shall have rubber tires and sideguards. The Tenant shall be responsible for removing any oil deposited on the premises from such trucks, vehicles or conveyances.

5. The Tenant shall not alter any lock or install a new or additional lock or bolt on any doors or windows. On termination or expiration of this lease, all keys must be surrendered to the Landlord and in the event of the loss of any keys furnished at the Landlord's expense, the Tenant shall pay to the Landlord the cost thereof. If the building has a central security system, the Tenant shall provide the Landlord with all access codes to the premises. If the Tenant fails to provide the Landlord with a means of access to the premises, the Landlord shall be relieved of all obligation, if any, to provide cleaning services to the premises.

6. The Landlord may exclude any persons visiting or attempting to visit the premises between 7 P.M. and 7 A.M. on Business Days or on non-Business Days unless such person shall be equipped with a pass signed or approved by the Landlord and unless such person shall sign his name and the premises which he is to visit on the night report. Each Tenant shall be responsible for all persons for whom a pass shall be issued at the request of the Tenant and shall be liable to the Landlord for all acts of such persons. The Tenant shall not have a claim against the Landlord by reason of the Landlord excluding from the building any person who does not present a pass. At all times, the Landlord retains the right to prevent access to the building to all persons whose presence, in the reasonable judgment of the Landlord, would be prejudicial to the safety of the building.

7. All sanitary facilities, wash closets and plumbing fixtures shall be used only for the purposes for which they were constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any stoppage or damage resulting from the violation of this rule shall be borne by the Tenant whose employees, agents or visitors caused it.

8. No sign or lettering shall be exhibited, inscribed, painted or affixed outside of the premises or on the inside of the premises if the same can be seen from the outside of the premises (except that the Tenant may install signs in the elevator lobbies of full floors it occupies) except as may be approved in writing by the Landlord, except that the name of the Tenant may appear on the


                                       (i)
entrance door of the premises. If the Tenant violates this rule, the Landlord may remove the same without liability and the expenses so incurred by the Landlord shall be paid by the Tenant as additional rent. The Tenant shall not allow noise to emanate from the premises to the street or other portions of the building. Any sign or display which may be installed by the Tenant shall be kept in good order and repair and in a neat and attractive condition. The Landlord reserves the right to use the roof and outside walls surrounding the premises for sign purposes. The Landlord may remove any sign or signs or displays in order to paint the premises or any part of the building, or make any repairs, alterations or improvements in or upon the premises or building, or any part thereof, provided it causes the same to be removed and replaced at the Landlord's expense, whenever the painting, repairs, alterations or improvement shall have been completed.

9. The Landlord shall have the right to prohibit any advertising by the Tenant which refers to the address or name of the building in any other than identifying the location of the Tenant's offices, which, in its reasonable judgment, tends to impair the reputation of the building or its desirability as an office building, and upon written notice from the Landlord, the Tenant shall refrain from or discontinue such advertising.

10. Except as may be permitted by this lease, no awnings, antennae, aerials, ventilating and air-conditioning apparatus or other projections shall be attached to the outside walls of the building. No air-conditioning apparatus may be installed in windows of the premises.

11. The lights, skylights, entrances, passages, courts, elevators, vestibules, stairways, loading platforms, corridors, halls or any part of the building intended for use in common by the Tenant with other occupants of the building shall not be obstructed or encumbered by the Tenant or used for any other purpose than for ingress or egress from the premises and for delivery of equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by the Landlord. In the event of any unreasonable encumbrance or obstruction, the Landlord may remove the material causing such encumbrance or obstruction and cause it to be stored and charge the cost of doing so to the Tenant. No courtyard or yard appurtenant to the premises or the building shall be used for parking vehicles of any kind. If the premises are on the ground floor of the building, the Tenant shall, at its expense, keep the sidewalk and curb in front of the premises clean and free from rubbish.

12. Subject to the provisions of Article FOUR of this lease, no part of the premises or the building shall be marked, painted, bored, drilled into, or in any way defaced. Any drilling which is permitted by the Landlord shall be done in accordance with the provisions of Article FOUR and shall be done during non-Business Hours unless otherwise authorized by the Landlord in writing. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of the Landlord. No linoleum or other similar floor covering shall be laid so that the same shall come in direct contact with the floor of the premises; and if such flooring is used, an interlining of builder's deadening felt or other sound-attenuating materials shall be first affixed to the floor, by a paste or other material, soluble in water. Cements and other similar adhesive material shall not be used.

13. No part of the premises shall be used in a manner or for a purpose that is substantially objectionable to the Landlord or to another tenant, by reason of noise, odors, or vibrations, or which in the reasonable judgment of the Landlord might cause structural injury to the building. Tenant shall not make, or permit to be made, any unseemly or disturbing noises which may be heard outside of the premises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio, television set, unmusical noise, singing or in any other way.

14. The Tenant's employees, guests and visitors shall not stand or loiter around the lobby, hallways, stairways, elevators, front, roof or any other part of the building used in common by the occupants thereof.

15. No load shall be placed upon any floor of the building exceeding the floor load per square foot area which such floor was designed to carry, and all loads shall be evenly distributed. The


                                      (ii)

Landlord reserves the right to prescribe the weight and placement of all safes, machinery and other personal property in the premises so as to distribute their weight.

16. Nothing shall be hung, shaken, thrown out of any window or doors, or down any passages, stairways, elevators, or skylights of the building, nor shall any of them be covered, obstructed or encumbered. The Tenant shall not use, keep or permit to be used any foul or noxious gas or substance in the premises. No bicycles, vehicles or animals (other than seeing-eye dogs), fish or birds shall be kept in the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

17. Building employees shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of the Landlord.

18. No peddling, soliciting or canvassing shall be permitted in the premises or by the Tenant's employees elsewhere in the building.

19. All bulky deliveries to or from the premises shall be made by means of the freight elevators. The Landlord may prescribe, and from time to time vary, the time for any removals or deliveries from or to the premises. Removals or deliveries of safes, machinery, business equipment, furniture, freight, and any other heavy or bulky matter shall be done only on the freight elevators and through the service entrances and corridors and shall only be done upon written authorization of the Landlord, not to be unreasonably withheld, and only in such manner and by such persons as may be acceptable to the Landlord, and the Landlord may require any further assurances or agreements or indemnity from the Tenant to the movers to that effect. If any safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto. The Landlord reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations or the lease of which these Rules and Regulations are a part.

20. The Tenant shall not permit its servants, employees, agents, visitors or licensees, at any time to bring or keep upon the premises any inflammable, combustible, explosive or hazardous fluid, material, chemical or substance (other than office cleaning supplies which shall be used and stored in accordance with Legal Requirements) or cause or permit any unusual or objectionable odors (from cooking or otherwise) to be produced upon or emanate from the premises.

21. No Tenant shall operate any elevator in the building, except for automatic self-service elevators.

22. The Tenant shall not use any method of heating or air-conditioning other than that supplied or approved by the Landlord.

23. If the premises consist of basement space, or if any property of the Tenant is stored in the basement portion of the building, all such property shall, at the Tenant's own cost and expense, be placed entirely on skids or platforms, which will raise such property at least six inches from the floor. The Landlord shall have no liability for any materials stored in the basement.

24. If any vending machine dispenses any beverages or other liquids or refrigerates, it shall have a waterproof pan located thereunder, connected to a drain.

25. The Tenant shall not attach or install curtains, draperies, blinds, shades or screens on any window in the premises without the Landlord's prior written consent, not to be unreasonably withheld or delayed.

26. The Tenant shall keep the entrance door to the premises closed at all times during non-Business Hours.


                                      (iii)

27. No space in the building shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction or otherwise to the general public, as opposed to business conducted by telephone or computer.

28. The Tenant shall have the right to its proportionate share of listings in the building's directory, but in no event less than three listings.

29. The Landlord and its agents reserve the right to inspect all packages, boxes, bags, handbags, attache, cases, suitcases, and other items carried into the building, and to refuse entry into the building to any person who either refuses to cooperate with such inspection or who is carrying any object which may be dangerous to persons or property. In addition, the Landlord reserves the right to implement such further measures designed to ensure safety of the building and the persons and property located therein as the Landlord shall deem reasonably necessary.


                                      (iv)

                                   SCHEDULE B
                             CLEANING SPECIFICATIONS

                               COMMERCIAL TENANTS

                      FULL SERVICE CLEANING SPECIFICATIONS


A.    TENANT SUITES

      1.    Nightly

            a) Carpeted floors: All carpeted floors will be swept nightly and vacuumed weekly using a high quality vacuum, moving all light furniture such as chairs and stands. All furniture will be replaced to its original position. Vacuum under all desks and large furniture where possible.

            b) Uncarpeted floors: All hard-surfaced floors will be dust-mopped nightly, using a treated dust mop, moving all light furniture. All furniture will be replaced to its original position. Dust-mop under all desks and large furniture where possible.

            c) Dusting and cleaning: Wipe all furniture tops, legs, rungs and sides within hands' reach; wipe and disinfect telephones. Wipe all horizontal surfaces within reach, including window ledges, baseboards, ledges, molding and sills on glass and partitions. No feather dusters will be allowed. Papers or other personal items (i.e., pictures, keys, wallets, etc.) left on desk tops will not be moved.

            d) Furniture and Accessories: Dust, wipe clean and remove finger marks, if necessary, from all furniture, file cabinets, mapboards, and telephones using treated cloth.

            e) Trash Removal: Collect and remove wastepaper, waste material and cardboard boxes to designated area in or adjacent to the premises.

            f)    Miscellaneous:

                  i. Scour, wash clean and disinfect all water fountains and coolers, emptying waste water as needed.

                  ii.   Once entering a suite, the door is to be locked.

                  iii. Upon completion of all nightly chores, all lights shall be turned off, windows closed, doors locked and offices left in a neat and orderly condition.

      2.    Quarterly

            a) High Dusting: Perform all high dusting throughout on a quarterly basis unless otherwise specified, including the following:

                  i. Vacuum and dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

                  ii. Dust all overhead pipes, sprinklers, ventilating and air-conditioning louvers and adjacent ceiling areas, ducts and other equipment items not reached in nightly cleaning.


                                       (i)

                  iii.  Dust all venetian blinds and window frames.

                  iv.   Wash all furniture glass.

B.    RESTROOMS (Including Tenant Suites)

      1) All lavatories shall be thoroughly cleaned with an approved disinfectant.

      2) Air fresheners shall not be used to cover-up unpleasant odors. Should there be an unpleasant odor, proper disinfecting procedures shall be used to abate the odors. An odorless disinfectant shall be used.

      3) Remove all wastepaper and refuse, including sanitary napkins, to a designated area in the building and dispose of same. All wastepaper and sanitary napkin receptacles are to be thoroughly cleaned and washed, and new liners installed; liners to be installed so as to ensure maximum usage of receptacles.

      4) Fill toilet tissue holders, seat cover containers, soap dispensers, towel dispensers, and sanitary napkin dispensers.

      5)    All tasks detailed above are to be done on a nightly basis.

      1.    Nightly Cleaning

            a) Walls and Metal Partitions: Damp wipe all metal toilet partitions and tiled walls, removing graffiti with care taken not to damage surfaces. All surfaces are to be wiped dry so that all wipe marks are removed and surface has a uniformly bright appearance. Dust the top edges of all partitions, ledges and mirror tops.

            b) Floors and Tile: Floors will be swept clean and wet-mopped with a germicidal detergent approved by the Landlord using spray tank method. The floors will then be mopped dry and all watermarks and stains wiped from wall and metal partition bases, paying particular attention to corners. Scuff marks and footmarks are to be removed throughout.

            c) Metal Fixtures: Wash and polish all mirrors, powder shelves, bright work (including flushometers and exposes piping below wash basins and behind toilet fixtures), towel dispensers, receptacles and any other metal accessories.

            d) Ceramic Fixtures: Scour, wash and disinfect all basins, including faucet handles, bowls, urinals and tile walls near urinals with approved germicidal detergent solution. Wash both sides of all toilet seats with approved germicidal solution and wipe dry. Toilet seats are to be left in an upright position.

            e) Powder Rooms: If applicable, should be thoroughly cleaned and floors should be washed or vacuumed, as applicable.

      2.    Weekly

            a) Floor Drains: Clean, disinfect, and fill with water to avoid the escape of sewer gases. Use of acids is prohibited.

      3.    Monthly

            a) Walls and Metal Partitions and Washable Ceiling: Wash with water and germicidal solution. Wipe dry and polish to a uniformly bright, clean condition.


                                      (ii)

            b) High Dusting and Cleaning: Perform all high dusting, inclusive of grilles and diffusers, vacuum and wash all ceiling diffusers.

            c) Floors: All floors will be machine-scrubbed, using a germicidal solution, detergent and water. After scrubbing, floors will be rinsed with clean water and dried. All water marks will be removed from walls, partitions, and fixtures.

C.    EXTERIOR WINDOWS

      Landlord shall cause the interior and exterior of the exterior windows of the premises to be cleaned twice per year.


                                      (iii)

                                    EXHIBIT A
                                   FLOOR PLANS

Exhibit A-1 - Eighth Floor

              Exhibit A-1a - Eighth Floor Existing Conditions

              Exhibit A-1b - Eighth Floor Proposed Conditions

Exhibit A-2 - Ninth Floor

              Exhibit A-2a - Ninth Floor Existing Conditions

              Exhibit A-2b - Ninth Floor Proposed Conditions

Exhibit A-3 - Eighth Floor Setback

                                    EXHIBIT B
                                 EXPENSE PAYMENT

-----------------------------------------------------------------------------------------------------------------
                                                              Annual             3% Operating           Escalated
    Periods          Month                 Year             Base Rent           Expense Payment           Rent
    -------          -----                 ----             ---------           ---------------         ---------
      1               5                    2000             3,427,325                     0             3,427,325

      2               5                    2001             3,427,325               102,820             3,530,145

      3               5                    2002             3,427,325               208,724             3,636,049

      4               5                    2003             4,112,790               317,806             4,430,596

      5               5                    2004             4,112,790               450,723             4,563,513

      6               5                    2005             4,112,790               587,629             4,700,419

      7               5                    2006             4,524,069               728,641             5,252,710

      8               5                    2007             4,524,069               886,223             5,410,292

      9               5                    2008             4,524,069             1,048,531             5,572,600

     10               5                    2009             4,524,069             1,215,709             5,739,778

     11               5                    2010             4,524,069             1,387,903             5,911,972

     12               5                    2011             4,524,069             1,565,262             6,089,331


                                    EXHIBIT C
                                   WORK LETTER

      It is agreed that, except as otherwise indicated, the following work is to be done to the premises by the Landlord at the Landlord's expense:

      A. It is agreed that the Landlord, at the Landlord's expense, shall complete the following work in the eighth and ninth floor portion of the premises on or before the dates set forth herein:

      1. The Landlord shall deliver the premises demolished, demised and broom clean by November 10, 1999.

      2. The Landlord shall instruct its demolition company to remove any existing floor covering and scrape any adhesives from the floor. The Tenant acknowledges that such scraping may not result in a complete and thorough removal of such adhesives. The Landlord shall patch all major holes or cracks in walls, floors and columns, such holes having been previously identified and marked by the parties by a spray painted circle. Such work shall be completed by November 30, 1999.

      3. The Landlord shall provide an ACP-5 certificate relative to asbestos compliance within the premises within three business days after submission by the Tenant of the plans necessary for the Landlord to obtain an ACP-5.

      4. The Landlord shall provide the Tenant with connection points and all fire safety lines brought to the premises to allow the Tenant to install additional speakers and equipment necessitated by Tenant's partitioning, as well as strobe devices required by Local Law #5, such connection points to be provided by November 30, 1999. The Tenant shall be required to install all devices within the premises and to connect all to the Landlord's system, all at the Tenant's cost and expense.

      5. The Landlord shall deliver the existing sprinkler system in good working order by November 30, 1999.

      6. As of the Commencement Date, the Landlord shall provide sufficient electricity for the construction of Tenant's Initial Improvements. No later than January 24, 2000, the Landlord shall provide a total demand load of not less than six watts per rentable square foot, of 3 phase 4 wire electric power with full neutrals (exclusive of the base building air-conditioning system). The distribution of electricity within the premises shall be at the Tenant's expense.

      7. The Landlord shall supply and install at least 190 tons (as per the Trane commercial self-contained 38 2 DHP, Model #SCWD03842-A, there to be six units per full floor) of condenser water-cooled air conditioning per full floor to cool the premises, such unit to be operational by December 31, 1999. All duct distribution within the premises shall be done by the Tenant, at the Tenant's expense, provided that the Landlord shall provide points of connection for the Tenant's ductwork by December 15, 1999.

      8. The Landlord shall provide fully modernized 9th floor core toilets in compliance with New York City Local Law 58, to a standard comparable to the existing modernized core toilets on the 8th floor of the building, such work to be completed by November 30, 1999.

      9. The Landlord shall attempt to complete the exterior walls for the mechanical rooms (as shown on Drawings AT01, AT02 and AT03 dated October 5, 1999, prepared by Rosen Johnson Architects) by December 9, 1999, but such work shall be completed by no later than December 31, 1999. Notwithstanding the foregoing, if the walls are not completed by December 9, 1999, the Landlord agrees that the Tenant may locate and construct its furring and demising wall along the line of the exterior walls to be constructed, which shall be constructed from the interior of the mechanical room. For purposes of


                                      (i)
      determining delays in the Rent Commencement Date as per Article ONE (h), the completion date for this work shall be December 31, 1999.

      10. Landlord shall deliver the existing perimeter radiation heating system currently located in the premises in good working order by November 30, 1999.

      11. Landlord shall switch the elevator bank currently providing access to the eighth and ninth floors, which elevator bank is marked by the word "current" on the attached Exhibit C-1, to the elevator bank marked "new" on the attached Exhibit C-1 by no later than September 30, 2000.

      12. Tenant may create slab penetrations to create internal staircases, the location and manner of installation of such slab openings to be subject to the Landlord's approval in accordance with the provisions of Article FOUR. Any such slab penetrations are "Specialty Alterations" pursuant to the lease.

      B. It is agreed that the Landlord, at the Landlord's expense, shall perform the following work in each of the Seventh Floor Spaces prior to the Seventh Floor Lease Commencement Date for each Space (except as otherwise noted):

      1. The Landlord shall demolish all interior partitions within such Space, as well as all demising walls separating such Seventh Floor Space from other Seventh Floor Spaces then in the possession of either the Landlord or the Tenant and shall deliver an ACP-5 relative to asbestos compliance within each Seventh Floor Space.

      2. The Landlord shall instruct its demolition company to remove any existing floor covering and scrape any adhesives from the floor. The Tenant acknowledges that such scraping may not result in a complete and thorough removal of such adhesives. The Landlord shall patch all major holes or cracks in walls, floors and columns, such holes to be identified and agreed upon prior to the Commencement Date for such Space.

      3. The Landlord shall promptly commence the installation of new windows, except that, with respect to the space being occupied by RPM Graphics (the "RPM Space"), such work shall be performed with thirty days from the RPM Commencement Date (as defined in paragraph (C) below).

      4. The Landlord shall deliver heat through the existing perimeter radiator units.

      5. The Landlord shall provide electric power as was being provided to the tenant of each of the Seventh Floor Spaces immediately prior to the relevant Seventh Floor Commencement Date.

      6. The Landlord shall provide the Tenant with connection points and all fire safety lines brought to the premises to allow the Tenant to install additional speakers and equipment necessitated by Tenant's partitioning, as well as strobe devices required by Local Law #5. The Tenant shall be required to install all devices within the premises and to connect all to the Landlord's system, all at the Tenant's cost and expense.

      7. The Landlord shall deliver the existing sprinkler system in good working order.

      C. Prior to the Seventh Floor Commencement Date for the Seventh Floor Space currently being occupied by RPM Graphics (the "RPM Commencement Date"), the Landlord, at the Landlord's expense, shall perform the following work in each of the Seventh Floor spaces as each Seventh Floor Space is added to the premises (in addition to the work to be performed pursuant to paragraph B above):

      1. The Landlord shall either use the existing air conditioning units or, if needed, shall install temporary air conditioning by


                                      (ii)
      air-cooled units which shall be placed on the floor adjacent to exterior windows at a location mutually agreeable to the Landlord and the Tenant, such installation to be within thirty days of the Seventh Floor Commencement Date for the applicable Seventh Floor Space.

      D. It is agreed that the Landlord, at the Landlord's expense, shall perform the following work in such Seventh Floor Spaces as are then in the Landlord's or Tenant's possession at the time of the RPM Commencement Date, or with respect to any Seventh Floor Space for which a Seventh Floor Commencement Date has not occurred by the RPM Commencement Date (the "Later Space"), promptly after the Seventh Floor Commencement Date has occurred for such Space (the "Later Commencement Date"):

      1. The Landlord shall promptly proceed to build the mechanical rooms and install 190 tons (as per the Trane commercial self-contained 38 2 DHP, Model #SCWD03842-A; there to be six units per full floor) of condenser water-cooled air conditioning for the Seventh Floor Premises to cool the premises, with the air conditioning system to be operational by no later than thirty days following the RPM Commencement Date, or with respect to any Later Space, by no later than thirty days following the Later Commencement Date. All duct distribution within the premises shall be done by the Tenant, at the Tenant's expense.

      2. The Landlord shall promptly commence modernization of the core toilets in compliance with New York City Local Law 58 to a standard comparable with the modernized core toilets on the 8th and 9th floors, such work to be done within sixty days after the RPM Commencement Date. Prior to such renovation, the Tenant shall use the bathrooms in their existing condition or shall cause its employees to use the bathrooms located on the 8th or 9th floor portion of the premises. During the renovation, Tenant's employees shall use the bathrooms located on the 8th or 9th floor of the premises.

      3. The Landlord shall provide a total demand load of not less than six watts per rentable square foot, of 3 phase 4 wire electric power with full neutrals (exclusive of the base building air-conditioning system) within thirty days after the RPM Commencement Date, or the Later Commencement Date, as the case may be. The distribution of electricity within the premises shall be at the Tenant's expense. During the initial thirty day period, the Landlord shall provide electricity sufficient for the construction of Tenant's Initial Improvements.

********************************************************************************

      As used in this Work Letter, the terms "complete" and "completed" shall mean that such work shall be substantially completed except for minor details of construction or other punchlist items or other items of mechanical adjustment which do not interfere with the Tenant's access to the premises or the completion of the Tenant's initial alterations, which items the Landlord shall thereafter promptly complete.

      The Tenant agrees that it shall grant the Landlord access to all portions of the premises as are necessary in order to permit the Landlord to undertake and complete the work set forth in this Work Letter, and the Tenant agrees to cooperate fully with the Landlord to permit the Landlord to install and complete such work. The Landlord and the Tenant agree to inform each other of the proposed construction schedules for their respective work and to coordinate such work with each other in an effort to minimize any delay or interference with such construction work.


                                      (iii)

      It is stipulated and agreed that the foregoing constitutes the work to be done by the Landlord referred to in the lease to which this Work Letter is attached and all the work to be done by the Landlord in the premises, except as otherwise expressly provided in such lease.

      It is further stipulated and agreed that the work set forth in Paragraph A above shall be commenced by the Landlord as soon as possible after full execution of the lease and the payment by the Tenant of the first installment of rent and the performance by the Tenant of any other obligations to be performed by the Tenant at the time of the signing of the lease and all work set forth in this Work Letter shall be completed with reasonable diligence, subject to delays of the sort in Article THIRTY-FOUR, provided that the Landlord shall not be required to do the work on days or hours other than usual working days and hours in the trades in question.

      Subject to the foregoing provisions the Landlord reserves the right, after according reasonable consideration to the Tenant's wishes in the matter, to make all decisions as to the time or times when, the order and style in which, said work is to be done, and the labor or materials to be employed therefor. The work shall be done, unless the Landlord otherwise directs, during the usual working hours observed by the trades in question. It is stipulated and agreed that in case the Landlord is prevented from commencing, prosecuting or completing said work, due to the Landlord's inability to obtain or difficulty in obtaining the labor or materials necessary therefor, or due to any governmental requirements or regulations relating to the priority or national defense requirements, or due to any other cause beyond the Landlord's control, the Landlord shall not be liable to the Tenant for damages resulting therefrom, nor shall the Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in the Tenant's favor that such failure constitutes actual, constructive, total or partial eviction from the premises.

                                THE RECTOR, CHURCH-WARDENS AND VESTRYMEN OF
                                TRINITY CHURCH IN THE CITY OF NEW YORK, Landlord


                                By:
                                   ---------------------------------------------
                                              Director of Leasing


                                STARMEDIA NETWORK, INC.

                                ------------------------------------------------


                                      (iv)

                                   EXHIBIT C-1

                                ELEVATOR EXHIBIT

                                  SEE ATTACHED

                                    EXHIBIT D
                                EXPANSION LEASES

          Tenant                                    Floor               Square Footage                    Expiration Date of Lease
          ------                                    -----               --------------                    ------------------------
Baith Company, Inc.                                  10                 13,576                            9/30/04

Aldine Legal Supply Co., Inc.                        10                 25,369                            2/28/03

A. J. Litho, Inc.                                    10                 6,921                             9/30/00

Media Technologies Systems, Inc.                     10                 7,579                             2/29/00

Vacant                                               10                 15,110

FRCH Design Worldwide                                11                 21,472                            10/31/08

National Lens Coating Corp.                          11                 18,688                            2/28/00

Hertz Computer Corp.                                 11                 23,473                            12/31/02

Vacant                                               11                 3,307

                                   EXHIBIT E-1
                               SEVENTH FLOOR SPACE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                               ANNUAL FIXED
                                                                                               RENT FOR YEARS       ANNUAL FIXED
                                                                                               1-3 FOLLOWING        RENT FOR
                                                                             TENANT'S          SEVENTH FLOOR        YEAR 4 THROUGH
                                                 ANTICIPATED DATE OF         PROPORTIONATE     COMMENCEMENT DATE    EXPIRATION DATE
SEVENTH FLOOR SPACE         SQUARE FOOTAGE       AVAILABILITY                SHARE             ($28 psf)            ($35 psf)
------------------------------------------------------------------------------------------------------------------------------------
RPM Graphics                43,317 sq. ft.       June 1, 2000                .0424             $1,212,876           $1,516,095

Olef Creations              17,617 sq. ft.       January 1, 2000             .0172             $493,276             $616,595

Best Office Products        6,367 sq. ft.        December 1, 2001            .0062             $178,276             $222,845

Seeford Organizations       5,678 sq. ft.        September 1, 2000           .0056             $158,984             $198,730

                                  EXHIBIT E-2a

                    SEVENTH FLOOR SPACES EXISTING CONDITIONS

                                  SEE ATTACHED

                                  EXHIBIT E-2B

                    SEVENTH FLOOR SPACES PROPOSED CONDITIONS

                                  SEE ATTACHED

                                    EXHIBIT F
                             APPROVED SUBCONTRACTORS

          Plumbing                                                                H.V.A.C.
          --------                                                                --------
ASA Plumbing                                                             B.P. Air Conditioning
Ashland                                                                  Irving Hase & Co. Inc.
Botto                                                                    Kaback Enterprises
Breslaw Plumbing                                                         Nelson Air Device Corp.
Kalisch Jarcho                                                           Paramount
Kaplan Breslaw Ash                                                       PJ Mechanical
NCZ Plumbing & Heating                                                   Penguin
Pace Plumbing                                                            React
Par Plumbing                                                             Trident
Preferred Mechanical                                                     Wyant Air Conditioning
Sage Plumbing
Lab Plumbing

         Sprinkler                                                                Electrical
         ---------                                                                ----------

Abco Peerless                                                            Adco Electric
Active Fire Sprinkler                                                    Atlas
ASA Plumbing                                                             Campbell & Dawes
Atlas                                                                    E-J Electric
Belrose                                                                  Forest Electric
Botto                                                                    Kleinknecht Co.
Kaplan Breslaw Ash                                                       L.K. Comstock
National Sprinkler                                                       Nead Electric
Preferred Mechanical                                                     Petrocelli
Rael                                                                     RB Samuels
Sirena                                                                   Star Delta
Triangle                                                                 Volpe
                                                                         Zwicker Electric

         Light Fixture                                                            Demolition
         -------------                                                            ----------

Chelsea Lighting                                                         Casolino
JDC                                                                      Fortune
Summit                                                                   Liberty
                                                                         Patriot

         Masonry and Fireproofing                                                 Structural Steel
         ------------------------                                                 -----------------

Commodore                                                                Burgess
Medway                                                                   Hallen
RCE                                                                      Kramen Ironworks
                                                                         Northeastern

         Arch Mtl. and Glass                                                      Millwork
         -------------------                                                      ---------

A-val                                                                    Hird Blaker
Empire                                                                   Manhattan Woodwork
Metralite                                                                Mielach Company
Ornamental Metal Group                                                   Patella
                                                                         Rimi Woodcraft
                                                                         Superior


                                      (i)

         Hollow Metal                                                             Hardware
         ------------                                                             --------
Acme Steel                                                               AAA
Weinstein & Holtzman                                                     DCI Metro
DGI Metro                                                                Weinstein & Holtzman

         Drywall and Carpentry                                                    Marble and Ceramic
         ---------------------                                                    ------------------

ARCO Contracting                                                         Brath
Component Assembly                                                       Lancicotta
Donaldson                                                                Nanillus
Ess & Vee                                                                Port Moreis
Jacobson & Co.
Nastasi & Associates Arco Construction

         Lath & Acoustics                                                         Flooring and Base
         ----------------                                                         -----------------

Donaldson                                                                Consolidate
ESS & VEE                                                                Dupont/MSA
Jacobson & Co.                                                           Integrity
Nastasi & Associates                                                     Sherland & Farrington
Component Assembly                                                       Sovereign
National Acoustics                                                       Resdarce NY

         Painting and Wallcovering                                                Raised Computer Floors
         -------------------------                                                ----------------------

Antover                                                                  ARI Products
Bond                                                                     Erector Specialists
Hudson Shatz                                                             Hi-Tech Data Floors
Newport
Prestige

         Demonstrable Partitions                                                  Window Treatment
         -----------------------                                                  ----------------

ACME                                                                     City View Blinds
KI Partitions                                                            International
Clestra                                                                  L.V.C.
                                                                         D.F.B.

         Light Fixtures
         --------------

  Chelsea Lighting
  JDC
  Summit


                                      (ii)

                                    EXHIBIT G

                                    ROOF AREA

                                  SEE ATTACHED

                                    EXHIBIT H

                                PROHIBITED NAMES

Acheil                                          Hispanic Online

Adnet                                           Hispanstar

Altavista                                       Ibero.net

AOL/America On Line                             Infoseek/Go.com

Auyantepui                                      Infosel

Bogota.com                                      Internet Peru

Chevere                                         Jazztel

Cisneros/Univision                              La Nacion

Yupi/Ciud. Future                               La Tercera

Ciudad Internet                                 Latinlook.com

Compuserve MX                                   Latino Beat

CTC Internet                                    Latino Link

DialData                                        Lycos

Digito                                          Mandic

Donde                                           Mexico.com

Ehola                                           Microsoft

El Colombiano                                   Netscape

El Mercurio                                     O Globe

El Nacional                                     Ole!

El Nuevo Dia                                    Open Box

El Pais                                         Open Chile

El Sitio                                        Oyeme.com

El Tiempo                                       Ozu

El Universal (VZ)                               Picosito.com

Entel Internet                                  PSINet

Excite                                          Que Hubo!

Fiera                                           QuePasa.com

Fortunecity.com                                 Sapo

GeoCities                                       Spin.com.mx

Grippo                                          SportsYa

Grupo Clarin                                    Telefonica/Ole

                                                Telefonos de MX


                                      (i)

TRIX

Umbral

Universo On-Line

Univision

Yahoo!

Zapata

ZAZ

ZipNet/ZipMail

Zona Central

                                    EXHIBIT I

                          TELECOMMUNICATIONS PROVIDERS

1. AT&T/TCG voice and data- copper and fiber

2. Bell Atlantic voice and data - copper and fiber

3. Teligent voice and data via Microwave presently installed in building

4. MCI World Com/MFS voice and data - copper and fiber